Exhibit 10.1

AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of

December 12, 2005

Among

THE COOPER COMPANIES, INC.,

as Borrower,

THE LENDERS NAMED HEREIN,

as Lenders,

KEYBANK NATIONAL ASSOCIATION,

as the Administrative Agent, Lead Arranger,

Sole Book Runner, the Swing Line Lender and LC Issuer,

JPMORGAN CHASE BANK, N.A.

and

CITICORP NORTH AMERICA, INC.,

as Co-Syndication Agents,

HARRIS N.A.

and

UNION BANK OF CALIFORNIA, N.A.,

as Co-Documentation Agents,

and

THE ROYAL BANK OF SCOTLAND PLC

and

BNP PARIBAS,

as Co-Managing Agents

$500,000,000 Revolving Facility

$250,000,000 Term Loan

i

Exhibit C-2	Acknowledgement Security Agreement
Exhibit D	Compliance Certificate
Exhibit E	Closing Certificate
Exhibit F	Solvency Certificate
Exhibit G	Form of Assignment Agreement
Exhibit H	Designated Hedge Certificate

SCHEDULES
Schedule 1	Lenders and Commitments
Schedule 2	Subsidiary Guarantors as of the Closing Date
Schedule 3	Existing Letters of Credit
Schedule 4	Existing Designated Hedge Agreements
Schedule 5.01	Corporate Information
Schedule 5.05	Litigation
Schedule 5.11	Title to Properties
Schedule 7.03	Liens Existing as of the Closing Date
Schedule 7.04	Indebtedness
Schedule 7.05	Investments

THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of December 12, 2005 among the following: (i) THE COOPER COMPANIES, INC., a Delaware corporation (the “Borrower”); (ii) the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”); (iii) KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as administrative agent (the “Administrative Agent”), as lead arranger (the “Lead Arranger”), sole bookrunner, the Swing Line Lender (as hereinafter defined) and an LC Issuer (as hereafter defined); (iv) JPMORGAN CHASE BANK, N.A. and CITICORP NORTH AMERICA, INC., as co-syndication agents; (v) HARRIS N.A. and UNION BANK OF CALIFORNIA, N.A., as co-documentation agents; and (vi) THE ROYAL BANK OF SCOTLAND PLC and BNP PARIBAS, as co-managing agents.

RECITALS:

(1) The Borrower is party to that certain Credit Agreement, dated as of January 6, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), among the Borrower, the Lenders party thereto, KeyBank, as administrative agent, Swing Line Lender and LC Issuer (each as therein defined), KeyBank and J.P. Morgan Securities Inc., as co-lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as syndication agent, and Calyon New York Branch, Union Bank of California, N.A. and HSBC Bank USA, National Association, each as co-documentation agents.

(2) The Borrower has requested that the Existing Credit Agreement be amended and restated as set forth herein.

(3) Subject to and upon the terms and conditions set forth herein, the Existing Credit Agreement is hereby amended and restated as set forth herein.

AGREEMENT:

In consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND TERMS

Section 1.01 Certain Defined Terms. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

“Acknowledgement of Security Agreement” has the meaning provided in Section 4.01(iv).

“Acknowledgement of Subsidiary Guaranty” has the meaning provided in Section 4.01(iii).

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (ii) the acquisition or ownership of in excess of 50% of the Equity Interest of any Person, or (iii) the acquisition of another Person by a merger, consolidation, amalgamation or any other combination with such Person.

“Additional Security Document” has the meaning provided in Section 6.10(a).

“Adjusted Eurodollar Rate” means with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum equal to the offered rate appearing on the applicable electronic page of Reuters (or on the appropriate page of any successor to or substitute for such service, or, if such rate is not available, on the appropriate page of any generally recognized financial information service, as selected by the Administrative Agent from time to time) that displays an average British Bankers Association Interest Settlement Rate at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period, for deposits in Dollars with a maturity comparable to such Interest Period, divided (and rounded to the nearest 1/16th of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that in the event that the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the average (rounded to the nearest 1/16th of 1%) of the rates per annum at which deposits in Dollars in an amount equal to the amount of such Eurodollar Loan are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time), two Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period.

“Adjusted Foreign Currency Rate” means with respect to each Interest Period for any Foreign Currency Loan, (i) the rate per annum equal to the offered rate appearing on the applicable electronic page of Reuters (or on the appropriate page of any successor to or substitute for such service, or, if such rate is not available, on the appropriate page of any generally recognized financial information service, as selected by the Administrative Agent from time to time) that displays an average British Bankers Acceptance Interest Settlement Rate at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period for deposits in the applicable Designated Foreign Currency with a maturity comparable to such Interest Period, divided (and rounded to the nearest 1/16th of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that in the event that the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the average (rounded to the nearest 1/16th of 1%) of the rates per annum at which deposits in an amount equal to the amount of such Foreign Currency Loan in the applicable Designated Foreign Currency are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time), two Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period.

“Administrative Agent” has the meaning provided in the first paragraph of this Agreement and includes any successor to the Administrative Agent appointed pursuant to Section 9.11.

“Administrative Agent Fee Letter” means the Amended and Restated Administrative Agent Fee Letter dated as of the Closing Date between the Borrower and the Administrative Agent.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person, or, in the case of any Lender that is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor. A Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second Person or (ii) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of the Borrower or any of its Subsidiaries.

“Aggregate Credit Facility Exposure” means, at any time, the sum of (i) the Aggregate Revolving Facility Exposure at such time, (ii) the principal amount of Swing Loans outstanding at such time, and (iii) the aggregate principal amount of the Term Loans outstanding at such time.

“Aggregate Revolving Facility Exposure” means, at any time, the sum of (i) the Dollar Equivalent of the principal amounts of all Revolving Loans made by all Revolving Lenders and outstanding at such time, and (ii) the Dollar Equivalent of the aggregate amount of the LC Outstandings at such time.

“Agreement” means this Credit Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Anti-Terrorism Law” means the USA Patriot Act or any other law pertaining to the prevention of future acts of terrorism, in each case as such law may be amended from time to time.

“Applicable Commitment Fee Rate” means:

(i) On the Closing Date and thereafter until changed in accordance with the provisions set forth in this definition, the Applicable Commitment Fee Rate shall be 27.50 basis points;

(ii) Commencing with the fiscal quarter of the Borrower ending October 31, 2005, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Commitment Fee Rate in accordance with the following matrix, based on the Total Leverage Ratio:

Total Leverage Ratio	Applicable Commitment Fee Rate
Less than 1.50 to 1.00	15.00 bps
Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	20.00 bps
Greater than or equal to 2.00 to 1.00, but less 2.50 to 1.00	25.00 bps
Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	27.50 bps
Greater than or equal to 3.00 to 1.00, but less 3.50 to 1.00	30.00 bps
Greater than or equal to 3.50 to 1.00	35.00 bps

(iii) Changes in the Applicable Commitment Fee Rate based upon changes in the Total Leverage Ratio shall become effective on the Business Day following the receipt by the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b), as the case may be, of the financial statements of the Borrower for the Testing Period most recently ended, accompanied by a Compliance Certificate required pursuant to Section 6.01(c), demonstrating the computation of the Total Leverage Ratio. Notwithstanding the foregoing, during any period when the Borrower has failed to timely deliver its consolidated financial statements referred to in Section 6.01(a) or Section 6.01(b), accompanied by a Compliance Certificate required pursuant to Section 6.01(c) (and only until the delivery thereof), the Applicable Commitment Fee Rate shall be the highest number of basis points indicated therefor in the above matrix, regardless of the Total Leverage Ratio at such time. The above matrix does not modify or waive, in any respect, the rights of the Administrative Agent and the Lenders to charge any default rate of interest or any of the other rights and remedies of the Administrative Agent and the Lenders hereunder.

“Applicable Lending Office” means, with respect to each Lender, the office designated by such Lender to the Administrative Agent as such Lender’s lending office for purposes of this Agreement. A lender may have a different Applicable Lending Office for Base Rate Loans, Eurodollar Loans and Foreign Currency Loans.

“Applicable Margin” means:

(i) On the Closing Date and thereafter, until changed in accordance with the following provisions, the Applicable Margin shall be (A) 0.00 basis points for Base Rate Loans, and (B) 125.00 basis points for Fixed Rate Loans;

(ii) Commencing with the fiscal quarter of the Borrower ending October 31, 2005, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Margin in accordance with the following matrix, based on the Total Leverage Ratio:

Total Leverage Ratio	Revolving Loans and Term Loans that are Base Rate Loans	Revolving Loans and Term Loans that are Fixed Rate Loans
Less than 1.50 to 1.00	0.00 bps	62.50 bps
Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	0.00 bps	75.00 bps
Greater than or equal to 2.00 to 1.00, but less 2.50 to 1.00	0.00 bps	100.00 bps
Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	0.00 bps	125.00 bps
Greater than or equal to 3.00 to 1.00, but less 3.50 to 1.00	12.50 bps	137.50 bps
Greater than or equal to 3.50 to 1.00	25.00 bps	150.00 bps

(iii) Changes in the Applicable Margin based upon changes in the Total Leverage Ratio shall become effective on the Business Day following the receipt by the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b) of the financial statements of the Borrower for the Testing Period most recently ended, accompanied by a Compliance Certificate in accordance with Section 6.01(c), demonstrating the computation of the Total Leverage Ratio. Notwithstanding the foregoing provisions, during any period when the Borrower has failed to timely deliver its consolidated financial statements referred to in Section 6.01(a) or Section 6.01(b), accompanied by a Compliance Certificate in accordance with Section 6.01(c) (and only until the delivery thereof), the Applicable Margin shall be the highest number of basis points indicated therefor in the above matrix, regardless of the Total Leverage Ratio at such time. The above matrix does not modify or waive, in any respect, the rights of the Administrative

Agent and the Lenders to charge any default rate of interest or any of the other rights and remedies of the Administrative Agent and the Lenders hereunder.

“Approved Bank” has the meaning provided in subpart (ii) of the definition of “Cash Equivalents.”

“Approved Fund” means a fund that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit and that is administered, advised or managed by a Lender, an Affiliate of a Lender, or an entity or an Affiliate of an entity that advises, administers or manages a Lender.

“Asset Sale” means the sale, lease, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, amalgamations and liquidations of a corporation, partnership or limited liability company of the interests therein of the Borrower or any Subsidiary) by the Borrower or any Subsidiary to any Person of any of the Borrower’s or such Subsidiary’s respective assets, provided that the term Asset Sale specifically excludes (i) any sales, transfers or other dispositions of inventory, or obsolete, worn-out or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, in each case in the ordinary course of business, and (ii) the actual or constructive total loss of any property or the use thereof resulting from any Event of Loss.

“Assignment Agreement” means an Assignment Agreement substantially in the form of Exhibit G hereto.

“Authorized Officer” means (i) with respect to the Borrower, any of the following officers: the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Administrative Officer, the Treasurer, the Assistant Treasurer or the Controller, and (ii) with respect to any Subsidiary of the Borrower, the President, any Vice President, the Chief Financial Officer, the Chief Administrative Officer or the Treasurer of such Subsidiary or such other Person as is authorized in writing to act on behalf of such Subsidiary and is acceptable to the Administrative Agent. Unless otherwise qualified, all references herein to an Authorized Officer shall refer to an Authorized Officer of the Borrower.

“Augmenting Lender” has the meaning provided in Section 2.02(b).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, as hereafter amended.

“Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by KeyBank, from time to time, as its “prime rate,” whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit or (ii) the Federal Funds Effective Rate in effect from time to time, determined one Business Day in arrears, plus 1/2 of 1% per annum.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate in effect from time to time.

“Benefited Creditor” means, with respect to the Borrower Guaranteed Obligations pursuant to Article X, each of the Administrative Agent, the Lenders, each LC Issuer and the Swing Line Lender and each Designated Hedge Creditor, and the respective successors and assigns of each of the foregoing.

“Borrower” has the meaning specified in the first paragraph of this Agreement.

“Borrower Guaranteed Obligations” has the meaning provided in Section 10.01.

“Borrowing” means a Revolving Borrowing, a Term Borrowing or the incurrence of a Swing Loan, as applicable.

“Business Day” means (i) any day other than Saturday, Sunday or any other day on which commercial banks in San Francisco, California or Cleveland, Ohio are authorized or required by law to close and (ii) with respect to any matters relating to (A) Eurodollar Loans, any day on which dealings in Dollars are carried on in the London interbank market, and (B) Foreign Currency Loans, any day on which commercial banks are open for international business (including the clearing of currency transfers in the relevant Designated Foreign Currency) in the principal financial center of the home country of the applicable Designated Foreign Currency.

“Capital Distribution” means a payment made, liability incurred or other consideration given for the purchase, acquisition, repurchase, redemption or retirement of any Equity Interest of the Borrower or any of its Subsidiaries or as a dividend, return of capital or other distribution in respect of any of the Borrower’s or such Subsidiary’s Equity Interest.

“Capital Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person.

“Capitalization Ratio” means, at any time, the ratio of (i) Consolidated Funded Indebtedness to (ii) Consolidated Total Capitalization.

“Capitalized Lease Obligations” means all obligations under Capital Leases of the Borrower or any of its Subsidiaries, without duplication, in each case taken at the amount thereof accounted for as liabilities identified as “capital lease obligations” (or any similar words) on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

“Cash Equivalents” means any of the following:

(i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), and securities that are the direct obligations of any member state of the European Union or any other sovereign nation, which at the time of acquisition thereof, was not targeted for sanctions by the Office of Foreign Assets Control of the United States Department of the Treasury so long as the full faith of and credit of such nation is pledged in support thereof, in each case having maturities of not more than one year from the date of acquisition;

(ii) Dollar denominated time deposits, certificates of deposit and bankers’ acceptances of (x) any Lender, (y) any domestic or foreign commercial bank (or U.S. branch thereof) having capital and surplus in excess of $250,000,000 or (z) any bank (or the parent company of such bank) whose short-term commercial paper rating from S&P is at least A-1, A-2 or the equivalent thereof or from Moody’s is at least P-1, P-2 or the equivalent thereof or an equivalent rating from a comparable foreign rating agency (any such bank, an “Approved Bank”);

(iii) commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s or an equivalent rating from a comparable foreign rating agency, or guaranteed by any industrial company with a long-term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s or an equivalent rating from a comparable foreign rating agency;

(iv) fully collateralized repurchase agreements entered into with any Lender or Approved Bank having a term of not more than 90 days and covering securities described in clause (i) above;

(v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above;

(vi) investments in money market funds access to which is provided as part of “sweep” accounts maintained with a Lender or an Approved Bank;

(vii) investments in industrial development revenue bonds that (A) “re-set” interest rates not less frequently than quarterly, (B) are entitled to the benefit of a remarketing arrangement with an established broker dealer, and (C) are supported by a direct pay letter of credit covering principal and accrued interest that is issued by an Approved Bank; and

(viii) investments in pooled funds or investment accounts consisting of investments of the nature described in the foregoing clause (vii).

“Cash Proceeds” means, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower or any Subsidiary from such Asset Sale.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq.

“Change of Control” means (i) the acquisition of ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the SEC under the 1934 Act, as then in effect), of shares representing more than 25% of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of the Borrower; or (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (A) nominated by the Board of Directors of the Borrower nor (B) appointed by directors so nominated.

“Charges” has the meaning provided in Section 11.22.

“CIP Regulations” has the meaning provided in Section 9.07.

“Claims” has the meaning set forth in the definition of “Environmental Claims.”

“Closing Date” means December 12, 2005.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code as in effect at the Closing Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” means the “Collateral” as defined in the Security Agreement, together with any other collateral (whether real property or personal property) covered by any Security Document.

“Collateral Assignments” has the meaning specified in the Security Agreement.

“Commercial Letter of Credit” means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of materials, goods or services in the ordinary course of business.

“Commitment” means with respect to each Lender, (i) its Revolving Commitment or (ii) its Term Commitment, if any, or, in the case of such Lender, all of such Commitments.

“Commitment Fees” has the meaning provided in Section 2.11(a).

“Commitment Increase Request” has the meaning provided in Section 2.02(b).

“Commodities Hedge Agreement” means a commodities contract purchased by the Borrower or any of its Subsidiaries in the ordinary course of business, and not for speculative purposes, with respect to raw materials necessary to the manufacturing or production of goods in connection with the business of the Borrower and its Subsidiaries.

“Compliance Certificate” has the meaning provided in Section 6.01(c).

“Confidential Information” has the meaning provided in Section 11.15(b).

“Consideration” means, in connection with an Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees (excluding any fees payable to any investment banker in connection with such Acquisition) or fees for a covenant not to compete and any other consideration paid for the purchase.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) made by the Borrower and its Subsidiaries to acquire or lease (pursuant to a Capital Lease) fixed or capital assets, or additions to equipment (including replacements, capitalized repairs and improvements during such period).

“Consolidated Depreciation and Amortization Expense” means, for any period, all depreciation and amortization expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus the aggregate amounts deducted in determining such Consolidated Net Income in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Expense, (iv) non-recurring cash charges and non-cash charges, in each case associated with the Ocular Acquisition and related restructuring, in an aggregate amount, for all such cash charges, not to exceed $20,000,000, (v) non-recurring cash charges and non-cash charges, in each case associated with Permitted Acquisitions, any related restructurings and Investments permitted under Section 7.05, in an aggregate amount, for all such cash charges, not to exceed $10,000,000 when combined with the aggregate amount of cash charges incurred as set forth in subpart (iv) of the definition “EBITDA”, and (vi) restricted stock expense and stock option expense (but only to the extent deducted from the determination of Consolidated Net Income for such period), all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charges” means, for any period, as determined on a consolidated basis and in accordance with GAAP, without duplication, the aggregate of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense paid, (iii) scheduled principal payments on Consolidated Funded Indebtedness due in the twelve months preceding the measurement date (other than optional prepayments of the Revolving Loans), (iv) Capital Distributions in cash made by the Borrower in respect of its common stock, (v) Consolidated Capital Expenditures that are not financed by term loans or capital leases with initial maturities in excess of 365 days, and (vi) amounts, if any, paid on any deferred purchase price of capital assets to the extent such amounts are not expensed in the calculation of Consolidated Proforma EBITDA.

“Consolidated Funded Indebtedness” means, for the Borrower and its Subsidiaries on a consolidated basis and as determined in accordance with GAAP, without duplication, the sum of (i) all Indebtedness for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) obligations created under any conditional sale or other title retention agreements for the payment of any part of the purchase price thereunder, (iv) Capitalized Lease Obligations, Synthetic Leases obligations and all asset securitization obligations, (v) outstanding reimbursement obligations with respect to standby letters of credit, (vi) Guaranty Obligations of any of the Indebtedness described in subparts (i) through (v) hereof, and (vii) all of the obligations described in subparts (i) through (vi) hereof of a Person other than the Borrower or any of its Subsidiaries that are secured by a Lien upon property of the Borrower or any of its Subsidiaries.

“Consolidated Income Tax Expense” means, for any period, all provisions for taxes based on Consolidated Net Income (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, total interest expense (including, without limitation, that which is capitalized and that which is attributable to Capital Leases or Synthetic Leases) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries.

“Consolidated Net Income” means for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, but excluding (a) extraordinary gains and losses, (b) earnings, gains and losses resulting from any write-up or write-down of assets other than in the ordinary course of business, and (c) the cumulative effect of a change in accounting principles.

“Consolidated Net Worth” means, at any time, all amounts that, in conformity with GAAP, would be included under the caption “total stockholders’ equity” (or any like caption) on a consolidated balance sheet of the Borrower at such time.

“Consolidated Proforma EBITDA” means, for any period, Consolidated EBITDA for such period plus (i) the EBITDA for any Person or business unit that has been acquired by the Borrower or any of its Subsidiaries for any portion of such Testing Period prior to the date of acquisition, so long as such

EBITDA is set forth in appropriate audited financial statements of such Person or other financial statements of such Person acceptable to the Administrative Agent minus (ii) the EBITDA from any Asset Sale permitted under Section 7.02 and made during such period, with such proforma adjustments to be (A) made as if such Asset Sale occurred on the first day of such period, (B) supported by such financial information as is satisfactory to the Administrative Agent, and (C) made only if agreed to in writing by the Administrative Agent.

“Consolidated Total Capitalization” means, at any time, Consolidated Net Worth plus Consolidated Funded Indebtedness.

“Continue,” “Continuation” and “Continued” each refers to a continuation of a Fixed Rate Loan for an additional Interest Period as provided in Section 2.10.

“Control Agreements” has the meaning set forth in the Security Agreement.

“Convert,” “Conversion” and “Converted” each refers to a conversion of Loans of one Type into Loans of another Type.

“Credit Event” means the making of any Borrowing, any Conversion or Continuation or any LC Issuance.

“Credit Facility” means the credit facility established under this Agreement pursuant to which (i) the Revolving Lenders shall make Revolving Loans to the Borrower, and shall participate in LC Issuances, under the Revolving Facility pursuant to the Revolving Commitment of each such Revolving Lender, (ii) each Term Lender shall make a Term Loan to the Borrower pursuant to the Term Commitment of each such Term Lender, (iii) the Swing Line Lender shall make Swing Loans to the Borrower under the Swing Line Facility pursuant to the Swing Line Commitment, and (iv) each LC Issuer shall issue Letters of Credit for the account of the LC Obligors in accordance with the terms of this Agreement.

“Credit Facility Exposure” means, for any Lender at any time, the Dollar Equivalent of the sum of (i) such Lender’s Revolving Facility Exposure at such time, (ii) in the case of the Swing Line Lender, the principal amount of Swing Loans outstanding at such time, and (iii) the outstanding aggregate principal amount of the Term Loan made by such Lender, if any.

“Credit Party” means the Borrower or any Subsidiary Guarantor.

“CVIHC Note” has the meaning provided in Section 7.03(g).

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” means, for any day, (i) with respect to any Loan, a rate per annum equal to 2% per annum above the interest rate that is or would be applicable from time to time to such Loan pursuant to Section 2.09(a)(i) or Section 2.09(b)(i), as applicable, and (ii) with respect to any other amount, a rate per annum equal to 2% per annum above the rate that would be applicable to Revolving Loans that are Base Rate Loans pursuant to Section 2.09(a)(i).

“Designated Foreign Currency” means Euros, Canadian dollars, or any other currency (other than Dollars) approved in writing by the Revolving Lenders and that is freely traded and exchangeable into Dollars.

“Designated Hedge Agreement” means (i) each of the Hedge Agreements identified on Schedule 4 hereto, and (ii) any other Hedge Agreement (other than a Commodities Hedge Agreement) to which the Borrower or any of its Subsidiaries is a party and as to which a Lender or any of its Affiliates is a counterparty that, pursuant to a Designated Hedge Certificate signed by the Administrative Agent (which the Administrative Agent agrees to sign upon the request of such Lender), has been designated as a Designated Hedge Agreement so that the Borrower’s or such Subsidiary’s counterparty’s credit exposure thereunder will be entitled to share in the benefits of the Subsidiary Guaranty and the Security Documents to the extent the Subsidiary Guaranty and such Security Documents provide guarantees or security for creditors of the Borrower or any Subsidiary under Designated Hedge Agreements.

“Designated Hedge Certificate” means a certificate substantially in the form of Exhibit H hereto.

“Designated Hedge Creditor” means each Lender or Affiliate of a Lender that participates as a counterparty to any Credit Party pursuant to any Designated Hedge Agreement with such Lender or Affiliate of such Lender.

“Dollars” and the sign “$” each means lawful money of the United States.

“Dollar Equivalent” means, (i) with respect to any amount denominated in Dollars, such amount and (ii) with respect to a Foreign Currency Loan to be made, the Dollar equivalent of the amount of such Foreign Currency Loan, determined by the Administrative Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date two Business Days before the date such Foreign Currency Loan is to be made, for the purchase of the relevant Designated Foreign Currency with Dollars for delivery on the date such Foreign Currency Loan is to be made, (iii) with respect to any Letter of Credit to be issued in any Designated Foreign Currency, the Dollar equivalent of the Stated Amount of such Letter of Credit, determined by the applicable LC Issuer on the basis of its spot rate at approximately 11:00 A.M. London time on the date two Business Days before the issuance of such Letter of Credit, for the purchase of the relevant Designated Foreign Currency with Dollars for delivery on such date of issuance, and (iv) with respect to any other amount not denominated in Dollars, and with respect to Foreign Currency Loans and Letters of Credit issued in any Designated Foreign Currency at any other time, the Dollar equivalent of such amount, Foreign Currency Loan or Letter of Credit, as the case may be, determined by the Administrative Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date for which the Dollar equivalent amount of such amount, Foreign Currency Loan or Letter of Credit, as the case may be, is being determined, for the purchase of the relevant Designated Foreign Currency with Dollars for delivery on such date.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof, or the District of Columbia.

“EBITDA” means, with respect to any Person for any period, the net income for such Person for such period plus the sum of the amounts for such period included in determining such net income in respect of (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization expense; (iv) non-recurring cash charges and non-cash charges, in each case associated with any acquisition, restructuring, or investment, in an aggregate amount, for all such cash charges, not to exceed $10,000,000 when combined with the aggregate amount of cash charges incurred as set forth in subpart (v) of the definition “Consolidated EBITDA”; and (v) restricted stock expense and stock option expense, if any (but only to the extent deducted from the determination of net income for such period for such Person), in each case as determined in accordance with GAAP.

“Eligible Assignee” means, with respect to any assignment to be made pursuant to Section 11.06(c) hereunder, (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund, and (iv) any other

Person (other than a natural Person) approved by (A) the Administrative Agent, (B) each LC Issuer in the case of an assignment of a Revolving Commitment, and (C) unless an Event of Default has occurred and is continuing or unless such assignment is of any interest in a Term Loan, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Environmental Claims” means any and all regulatory or judicial actions, suits, demand letters, claims, liens, notices of non-compliance or violation or proceedings pursuant to or under any Environmental Law or any permit issued under any such law (hereafter “Claims”), including, without limitation, (i) any and all Claims by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party (A) seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or (B) arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, rule of common law now or hereafter in effect and in each case as amended, and any order, consent, decree or judgment issued to or rendered against the Borrower or any of its Subsidiaries relating to the protection of the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 5101 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; (to the extent it regulates occupational exposure to Hazardous Materials); and any applicable state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Equity Interest” means with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Equity Interest include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” means each Person (as defined in Section 3(9) of ERISA), which together with the Borrower or a Subsidiary of the Borrower, would be deemed to be a Single Employer Plan (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or 4001(b)(i) of ERISA or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such Person.

“Eurodollar Loan” means each Loan bearing interest at a rate based upon the Adjusted Eurodollar Rate.

“Event of Default” has the meaning provided in Section 8.01.

“Event of Loss” means, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 90 days after the occurrence of such destruction or damage, (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property, or (iv) in the case of any property located upon a leasehold, the termination or expiration of such leasehold.

“Existing Credit Agreement” has the meaning provided in the Recitals to this Agreement.

“Existing Letters of Credit” means, collectively, each of the letters of credit issued by KeyBank that are more fully described on Schedule 3 hereto.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fees” means all amounts payable pursuant to, or referred to in, Section 2.11.

“Financial Projections” has the meaning provided in Section 5.07(b).

“Financial Statements” means, collectively, (i) the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries for the fiscal year ended October 31, 2004 and the related audited consolidated statements of income, shareholders’ equity, and cash flows of the Borrower and its consolidated Subsidiaries for the fiscal year of the Borrower then ended, accompanied by the report thereon of KPMG LLP, and (ii) the condensed consolidated balance sheets of the Borrower and its consolidated Subsidiaries for the fiscal quarters ended January 31, 2005, April 30, 2005 and July 31, 2005 and the related condensed consolidated statements of income and of cash flows of the Borrower and its consolidated Subsidiaries for each of the fiscal periods then ended.

“Fixed Charge Coverage Ratio” means, for any Testing Period, the ratio of (i) Consolidated Proforma EBITDA to (ii) Consolidated Fixed Charges.

“Fixed Rate Loan” means any Eurodollar Loan or Foreign Currency Loan.

“Foreign Currency Exposure” means, at any time, the portion of the Aggregate Revolving Facility Exposure at such time that is denominated in any Designated Foreign Currency.

“Foreign Currency Loan” means each Revolving Loan denominated in a Designated Foreign Currency and bearing interest at a rate based upon the Adjusted Foreign Currency Rate.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, global tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or global powers or functions of or pertaining to government.

“Guaranty Obligations” means as to any Person (without duplication) any obligation of such Person guaranteeing any Indebtedness (“primary Indebtedness”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary Indebtedness or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or (iv) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, provided, however, that the definition of Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

“Hazardous Materials” means (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or would reasonably be expected to become friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous wastes,” “restrictive hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar meaning and regulatory effect, under any applicable Environmental Law.

“Hedge Agreement” means (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar interest rate management agreement or arrangement, (ii) any currency swap or option agreement, foreign exchange contract, forward currency purchase agreement or similar currency management agreement or arrangement or (iii) any Commodities Hedge Agreement.

“Increasing Lender” has the meaning provided in Section 2.02(b).

“Indebtedness” of any Person means without duplication (i) all indebtedness of such Person for borrowed money; (ii) all bonds, notes, debentures and similar debt securities of such Person; (iii) the deferred purchase price of capital assets or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person; (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder; (v) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; (vi) all indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed; (vii) all Capitalized Lease Obligations of such Person; (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such Person; (ix) all obligations of such Person with respect to asset securitization financing; (x) all net obligations of such Person under Hedge Agreements; and (xi) all Guaranty Obligations of such Person; provided, however, that (y) neither trade payables, deferred revenue, taxes nor other similar accrued expenses, in each case arising in the ordinary course of business, shall constitute Indebtedness; and (z) the Indebtedness of any Person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such Person is a general partner) to the extent such Person is liable thereon as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such Person is not liable thereon.

“Indemnitees” has the meaning provided in Section 11.02.

“Insolvency Event” means, with respect to any Person, (i) the commencement of a voluntary case by such Person under the Bankruptcy Code or the seeking of relief by such Person under any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States; (ii) the commencement of an involuntary case against such Person under the Bankruptcy Code and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of such Person; (iv) such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a “conservator”) of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person; (v) any such proceeding of the type set forth in clause (iv) above is commenced against such Person to the extent such proceeding is consented to by such Person or remains undismissed for a period of 60 days; (vi) such Person is adjudicated insolvent or bankrupt; (vii) any order of relief or other order approving any such case or proceeding is entered; (viii) such Person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of 60 days; (ix) such Person makes a general assignment for the benefit of creditors or generally does not pay its debts as such debts become due; or (x) any corporate (or similar organizational) action is taken by such Person for the purpose of effecting any of the foregoing.

“Interest Period” means, with respect to each Fixed Rate Loan, a period of one, two, three, six or, if available, twelve months as selected by the Borrower; provided, however, that (i) the initial Interest Period for any Borrowing of such Fixed Rate Loan shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) no Interest Period for any Fixed Rate Loan may be selected that would end after the Revolving Facility Termination Date or the Term Loan Maturity Date, as the case may be; and (v) if, upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Fixed Rate Loans as provided above, the Borrower shall be deemed to have elected to Convert such Borrowing to Base Rate Loans effective as of the expiration date of such current

Interest Period or, in the case of any Foreign Currency Loan, the Borrower shall be required to repay the same in full.

“Investment” means (i) any direct or indirect purchase or other acquisition by a Person of any Equity Interest of any other Person; (ii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand) or extension of credit to, guarantee or assumption of debt or purchase or other acquisition of any other Indebtedness of, any Person by any other Person; or (iii) the purchase, acquisition or investment of or in any stocks, bonds, mutual funds, notes, debentures or other securities, or any deposit account, certificate of deposit or other investment of any kind.

“Judgment Amount” has the meaning provided in Section 11.23.

“KeyBank” has the meaning provided in the first paragraph of this Agreement.

“Landlord’s Agreement” means a landlord’s waiver or mortgagee’s waiver, each in form and substance satisfactory to the Administrative Agent, and providing, among other things, for waiver of Lien, certain notices and opportunity to cure and access to Collateral, delivered by a Credit Party in connection with this Agreement, as the same may from time to time be amended, restated or otherwise modified.

“LC Commitment Amount” means the Dollar Equivalent of $50,000,000.

“LC Documents” means, with respect to any Letter of Credit, any documents executed in connection with such Letter of Credit, including the Letter of Credit itself.

“LC Fee” means any of the fees payable pursuant to Section 2.11(b) or Section 2.11(c) in respect of Letters of Credit.

“LC Issuance” means the issuance of any Letter of Credit by any LC Issuer for the account of an LC Obligor in accordance with the terms of this Agreement, and shall include any amendment thereto that increases the Stated Amount thereof or extends the expiry date of such Letter of Credit.

“LC Issuer” means KeyBank or any of its Affiliates, or such other Lender that is requested by the Borrower and agrees to be an LC Issuer hereunder and is approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed).

“LC Obligor” means, with respect to each LC Issuance, the Borrower or the Subsidiary Guarantor for whose account such Letter of Credit is issued.

“LC Outstandings” means, at any time, the sum, without duplication, of (i) the Dollar Equivalent of the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the Dollar Equivalent of the aggregate amount of all outstanding Unpaid Drawings with respect to Letters of Credit.

“LC Participation” has the meaning provided in Section 2.05(g).

“LC Request” has the meaning provided in Section 2.05(b).

“Lead Arranger” has the meaning provided in the first paragraph of this Agreement.

“Leaseholds” of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” and “Lenders” have the meaning provided in the first paragraph of this Agreement and includes any other Person that becomes a party hereto pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement. Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender.

“Lender Register” has the meaning provided in Section 2.08(b).

“Letter of Credit” means any Standby Letter of Credit or Commercial Letter of Credit, in each case issued by any LC Issuer under this Agreement pursuant to Section 2.05 for the account of any LC Obligor.

“Lien” means any mortgage, pledge, security interest, hypothecation, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Loan” means any Revolving Loan, Term Loan or Swing Loan.

“Loan Documents” means this Agreement, the Notes, the Subsidiary Guaranty, the Acknowledgement of Subsidiary Guaranty, the Security Documents, the Administrative Agent Fee Letter, and each Letter of Credit and each other LC Document.

“Loss” has the meaning provided in Section 11.23.

“Margin Stock” has the meaning provided in Regulation U.

“Material Adverse Effect” means any or all of the following: (i) any material adverse effect on the business, operations, property, assets, liabilities, financial or other condition of the Borrower and its Subsidiaries, taken as a whole; (ii) any material adverse effect on the ability of the Borrower or any other Credit Party to perform any of its material obligations under any of the Loan Documents to which it is a party; or (iii) any material adverse effect on the validity, effectiveness or enforceability, as against any Credit Party, of any of the Loan Documents to which it is a party.

“Material Indebtedness” means, as to the Borrower or any of its Subsidiaries, any particular Indebtedness of the Borrower or such Subsidiary (including any Guaranty Obligations) in excess of the aggregate principal amount of $15,000,000 (or the Dollar Equivalent thereof).

“Material Indebtedness Agreement” means any agreement governing or evidencing any Material Indebtedness.

“Maximum Foreign Currency Exposure Amount” means the Dollar Equivalent of $100,000,000 as such amount may be reduced pursuant to Section 2.12(c).

“Maximum Rate” has the meaning provided in Section 11.22.

“Minimum Borrowing Amount” means (i) with respect to any Base Rate Loan, $1,000,000, with minimum increments thereafter of $500,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency), (ii) with respect to any Eurodollar Loan or Foreign Currency Loan, $3,000,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency), with minimum increments thereafter of $1,000,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency), and (iii) with respect to Swing Loans, $1,000,000, with minimum increments thereafter of $100,000.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means an employee benefit plan, other than a Multiemployer Plan, to which the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

“Net Cash Proceeds” means, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (A) reasonable and customary expenses of sale incurred in connection with such Asset Sale, and other reasonable and customary fees and expenses incurred, and all state, and local taxes paid or reasonably estimated to be payable by such person as a consequence of such Asset Sale and the payment of principal, premium and interest of Indebtedness (other than the Obligations) secured by the asset which is the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale, and (B) incremental federal, state and local income taxes paid or payable as a result thereof.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Non-Increasing Lender” has the meaning provided in Section 2.02(b).

“Non-Material Subsidiary” means any Subsidiary with total assets of less than $15,000,000.

“Note” means a Revolving Facility Note, a Term Note or a Swing Line Note, as applicable.

“Notice of Borrowing” has the meaning provided in Section 2.06(b).

“Notice of Continuation or Conversion” has the meaning provided in Section 2.10(b).

“Notice of Swing Loan Refunding” has the meaning provided in Section 2.04(b).

“Notice Office” means the office of the Administrative Agent at Key Center, 127 Public Square, Cleveland, Ohio 44114-1306, Attention: Larry Brown (facsimile: 216-689-5962), or such other office as the Administrative Agent may designate in writing to the Borrower from time to time.

“Obligations” means all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Borrower or any other Credit Party to the Administrative Agent, any Lender, the Swing Line Lender or any LC Issuer pursuant to the terms of this Agreement or any other Loan Document (including, but not limited to, interest and fees that accrue after the commencement by or against any Credit Party of any insolvency proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code).

“Ocular Acquisition” means the acquisition by merger of Ocular Sciences, Inc., a Delaware corporation, by TCC Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of the

Borrower, pursuant to the Ocular Merger Agreement, with TCC Acquisition Corp. being the surviving entity of such merger.

“Ocular Merger Agreement” means the Agreement and Plan of Merger dated as of July 28, 2004, among the Borrower, TCC Acquisition Corp., a Delaware corporation, and Ocular Sciences, Inc., a Delaware corporation.

“Operating Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that Person.

“Organizational Documents” means, with respect to any Person (other than an individual), such Person’s Articles (Certificate) of Incorporation, or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and, in the case of any partnership, includes any partnership agreement and any amendments to any of the foregoing.

“Original Due Date” has the meaning provided in Section 11.23.

“Payment Office” means the office of the Administrative Agent at Key Center, 127 Public Square, Cleveland, Ohio 44114-1306, Attention: Larry Brown (facsimile: 216-689-5962), or such other office(s), as the Administrative Agent may designate to the Borrower in writing from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Perfection Certificate” has the meaning provided in the Security Agreement.

“Permitted Acquisition” means any Acquisition as to which all of the following conditions are satisfied:

(i) such Acquisition involves a line or lines of business that is or are complementary to the lines of business in which the Borrower and its Subsidiaries, considered as an entirety, are engaged on the Closing Date;

(ii) the aggregate Consideration for such Acquisition shall not exceed $40,000,000 and, when added together with the aggregate Consideration for all other Permitted Acquisitions made on or after the Closing Date, shall not exceed $300,000,000;

(iii) no Default or Event of Default shall exist prior to or immediately after giving effect to such Acquisition;

(iv) the Borrower would, after giving effect to such Acquisition, on a pro forma basis (as determined in accordance with subpart (v) below), be in compliance with the financial covenants contained in Section 7.07; and

(v) at least 20 Business Days prior to the consummation of (A) any such Acquisition in which the Consideration exceeds $7,500,000, the Borrower shall have delivered to the Administrative Agent and the Lenders (except, in connection with an Acquisitions in which the Consideration is less than $10,000,000, to the extent not available) historical financial statements relating to the business or Person to be acquired and such other information as the Administrative Agent may reasonably request, and (B) any such Acquisition in which the Consideration exceeds

$15,000,000, in addition to providing historical financial statements that are required pursuant to the foregoing subclause (A), the Borrower shall have delivered a certificate of an Authorized Officer demonstrating, in reasonable detail, the computation of the financial covenants referred to in Section 7.07 on a pro forma basis, such pro forma ratios being determined as if (y) such Acquisition had been completed at the beginning of the most recent Testing Period for which financial information for the Borrower and the business or Person to be acquired, is available, and (z) any such Indebtedness, or other Indebtedness incurred to finance such Acquisition, had been outstanding for such entire Testing Period.

“Permitted Creditor Investment” means any securities (whether debt or equity) received by the Borrower or any of its Subsidiaries in connection with the bankruptcy or reorganization of any customer or supplier of the Borrower or any such Subsidiary and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

“Permitted Foreign Subsidiary Basket Amount” means, at any time, an amount equal to (i) $125,000,000, minus (ii) the Dollar Equivalent of the amount of Indebtedness of Foreign Subsidiaries guaranteed by the Credit Parties pursuant to subpart (iii) of the definition of Permitted Foreign Subsidiary Loans and Investments at such time, minus (iii) the aggregate outstanding principal amount at such time of all loans made by the Credit Parties to Foreign Subsidiaries on or after the Closing Date, minus (iv) the aggregate amount of equity contributions made by the Credit Parties in Foreign Subsidiaries on or after the Closing Date, plus (v) the aggregate amount of all Capital Distributions made by Foreign Subsidiaries to the Credit Parties on or after the Closing Date, but only up to an aggregate amount not in excess of the aggregate amount of loans and equity contributions made by the Credit Parties in Foreign Subsidiaries pursuant to the foregoing subclauses (iii) and (iv) of this definition.

“Permitted Foreign Subsidiary Loans and Investments” means (i) the loan evidenced by the CVIHC Note; (ii) other loans and Investments by a Credit Party to or in a Foreign Subsidiary made on or after the Closing Date, so long as the aggregate amount of all such other loans and investments by all Credit Parties does not, at any time, exceed the Permitted Foreign Subsidiary Basket Amount at such time; and (iii) Indebtedness of a Foreign Subsidiary owing to any Person (other than the Borrower or any of its Subsidiaries), and any guaranty of such Indebtedness by a Credit Party, so long as the aggregate principal amount of all such Indebtedness does not at any time exceed $125,000,000.

“Permitted Lien” means any Lien permitted by Section 7.03.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means any Multiemployer Plan or Single-Employer Plan.

“primary Indebtedness” has the meaning provided in the definition of “Guaranty Obligations.”

“primary obligor” has the meaning provided in the definition of “Guaranty Obligations.”

“Prohibited Transaction” means a transaction with respect to a Plan that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

“Purchase Date” has the meaning provided in Section 2.04(c).

“Quoted Rate” means, with respect to any Swing Loan, the interest rate quoted to the Borrower by the Swing Line Lender and agreed to by the Borrower as being the interest rate applicable to such Swing Loan.

“Real Property” of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means an event described in Section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under subsection .22, .23, .25, .27, .28, .29, .30, .31, .32, .34, .35, .62, .63, .64, ..65 or .67 of PBGC Regulation Section 4043.

“Required Lenders” means Lenders whose Credit Facility Exposure (other than Swing Loans) and Unused Total Revolving Commitments constitute more than 50% of the sum of the Aggregate Credit Facility Exposure (other than Swing Loans) and the Unused Total Revolving Commitment.

“Required Revolving Lenders” means Revolving Lenders whose Revolving Facility Exposure and Unused Total Revolving Commitments constitute more than 50% of the sum of the Aggregate Revolving Facility Exposure and the Unused Total Revolving Commitment.

“Required Term Lenders” means Term Lenders whose outstanding Term Loans constitute more than 50% of the aggregate principal amount of the outstanding Term Loan.

“Restricted Payment” means (i) any Capital Distribution; (ii) any amount paid by the Borrower or any of its Subsidiaries in repayment, redemption, retirement, repurchase, direct or indirect, of any Subordinated Indebtedness; or (iii) with respect to the Senior Convertible Debentures, any amount paid by the Borrower or any of its Subsidiaries in repayment (other than a repayment through conversion into common shares of the Borrower in accordance with the terms thereof and payment of cash for fractional shares in connection with any such conversion), redemption or repurchase (other than by the issuance of common stock of the Borrower), retirement, direct or indirect, of any Indebtedness incurred pursuant to the Senior Convertible Debenture Documents or the exercise of any right of legal defeasance, covenant defeasance or similar right with respect thereto.

“Revolving Borrowing” means the incurrence of Revolving Loans consisting of one Type of Revolving Loan by the Borrower from the Revolving Lenders on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date) in the same currency, having in the case of any Fixed Rate Loans the same Interest Period.

“Revolving Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule 1 hereto as its “Revolving Commitment” or in the case of any Lender that becomes a party hereto pursuant to an Assignment Agreement, the amount, if any, set forth in such Assignment Agreement, as such commitment may be reduced from time to time pursuant to Section 2.12(b)

or increased from time to time pursuant to Section 2.02(b) or adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.06.

“Revolving Facility” means the credit facility established under Section 2.02 pursuant to the Revolving Commitment of each Revolving Lender.

“Revolving Facility Availability Period” means the period from the Closing Date until the Revolving Facility Termination Date.

“Revolving Facility Exposure” means, for any Revolving Lender at any time, the Dollar Equivalent of the sum of (i) the principal amount of Revolving Loans made by such Revolving Lender and outstanding at such time, and (ii) such Revolving Lender’s share of the LC Outstandings at such time.

“Revolving Facility Note” means a promissory note substantially in the form of Exhibit A-1 hereto.

“Revolving Facility Percentage” means, at any time for any Revolving Lender, the percentage obtained by dividing such Revolving Lender’s Revolving Commitment by the Total Revolving Commitment, provided, however, that if the Total Revolving Commitment has been terminated, the Revolving Facility Percentage for each Revolving Lender shall be determined by dividing such Revolving Lender’s Revolving Commitment immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination. The Revolving Facility Percentage of each Revolving Lender as of the Closing Date is set forth on Schedule 1 hereto.

“Revolving Facility Termination Date” means the earlier of (i) December 12, 2010, or (ii) the date that the Commitments have been terminated pursuant to Section 8.02.

“Revolving Lender” means any Lender that has a Revolving Commitment.

“Revolving Loan” means, with respect to each Revolving Lender, any loan made by such Revolving Lender pursuant to Section 2.02.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of the Borrower of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., and its successors.

“Scheduled Repayment” has the meaning provided in Section 2.13(b).

“SEC” means the United States Securities and Exchange Commission.

“SEC Regulation D” means Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

“Security Agreement” means the Pledge and Security Agreement, dated as of January 6, 2005, among the Credit Parties party thereto and the Administrative Agent, as the same has been amended, restated, supplemented or otherwise modified from time to time.

“Security Documents” means the Security Agreement, the Acknowledgement of Security Agreement, each Landlord’s Agreement, each Additional Security Document, any UCC financing statement, any Control Agreement, any Collateral Assignment, any Perfection Certificate and any document pursuant to which any Lien is granted or perfected by any Credit Party to the Administrative Agent as security for any of the Obligations.

“Senior Convertible Debentures” means the Borrower’s 2.625% Convertible Senior Debentures due 2023 issued pursuant to the Senior Convertible Debenture Documents.

“Senior Convertible Debenture Documents” means, collectively, (i) the Senior Convertible Debentures, (ii) the Indenture dated as of June 25, 2003, between Wells Fargo Bank, National Association, as trustee, and the Borrower, and (iii) each other document, guarantee or instrument executed or delivered in connection with any of the foregoing, as any of the foregoing may, with the prior written consent of the Administrative Agent, from time to time be amended, supplemented, restated or otherwise modified.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

“Standard Permitted Lien” means any of the following: (i) Liens for taxes not yet delinquent or Liens for taxes, assessments or governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with GAAP have been established; (ii) Liens in respect of property or assets imposed by law that were incurred in the ordinary course of business, such as carriers’, suppliers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries and do not secure any Indebtedness; (iii) Liens created by this Agreement or the other Loan Documents; (iv) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.01(g); (v) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, surety, appeal, customs, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements; (vi) leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement; (vii) easements, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other persons, and obligations contained in similar instruments, in each case that do not secure Indebtedness and do not involve, and are not likely to involve at any future time, either individually or in the aggregate, (A) a substantial and prolonged interruption or disruption of the business activities of the Borrower and its Subsidiaries considered as an entirety, or (B) a Material Adverse Effect; (viii) Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); and

(ix) rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC.

“Standby Letter of Credit” means any standby letter of credit issued for the purpose of supporting workers compensation, liability insurance, releases of contract retention obligations, contract performance guarantee requirements and other bonding obligations or for other lawful purposes.

“Stated Amount” of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

“Subordinated Indebtedness” means any Indebtedness that has been subordinated to the prior payment in full of all of the Obligations pursuant to a written agreement or written terms acceptable to the Administrative Agent (acting on instructions from the Required Lenders).

“Subsidiary” of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary Voting Power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have Voting Power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, owns more than 50% of the Equity Interests of such Person at the time or in which the Borrower, one or more other Subsidiaries of the Borrower or the Borrower and one or more Subsidiaries of the Borrower, directly or indirectly, has the power to direct the policies, management and affairs thereof. Unless otherwise expressly provided, all references herein to “Subsidiary” shall mean a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Domestic Subsidiary that is or hereafter becomes a party to the Subsidiary Guaranty. Schedule 2 hereto lists each Subsidiary Guarantor as of the Closing Date.

“Subsidiary Guaranty” means the Subsidiary Guaranty, dated as of January 6, 2005, among the Subsidiary Guarantors party thereto and the Administrative Agent, as the same has been amended, restated, supplemented or otherwise modified from time to time.

“Swing Line Commitment” means $15,000,000.

“Swing Line Facility” means the credit facility established under Section 2.04 pursuant to the Swing Line Commitment of the Swing Line Lender.

“Swing Line Lender” means KeyBank or any of its Affiliates, or such other Lender that is requested by the Borrower and agrees to be the Swing Line Lender hereunder and is approved by the Administrative Agent.

“Swing Line Note” means a promissory note substantially in the form of Exhibit A-2 hereto.

“Swing Loan Participation Amount” has the meaning provided in Section 2.04(c).

“Swing Loan” means any loan made by the Swing Line Lender under the Swing Line Facility pursuant to Section 2.04.

“Swing Loan Maturity Date” means, with respect to any Swing Loan, the earlier of (i) the last day of the period for such Swing Loan as established by the Swing Line Lender and agreed to by the Borrower, which shall be less than 30 days, and (ii) the Revolving Facility Termination Date.

“Swing Loan Participation” has the meaning provided in Section 2.04(c).

“Synthetic Lease” means any lease (i) that is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the “owner” of the leased property for federal income tax purposes.

“Taxes” has the meaning provided in Section 3.03(a).

“Term Borrowing” means the incurrence of Term Loans consisting of one Type of Term Loan, by the Borrower from the Term Lenders on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date), having in the case of Eurodollar Loans the same Interest Period.

“Term Commitment” means, with respect to each Lender, the amount, if any, set forth opposite such Lender’s name in Schedule 1 hereto as its “Term Commitment.”

“Term Lender” means any Lender with a Term Commitment or that is a holder of a Term Loan.

“Term Loan” means, with respect to each Term Lender, any loan made by such Term Lender pursuant to Section 2.03.

“Term Loan Maturity Date” means December 12, 2010.

“Term Note” means a promissory note substantially in the form of Exhibit A-3 hereto.

“Testing Period” means a single period consisting of the four consecutive fiscal quarters of the Borrower then last ended (whether or not such quarters are all within the same fiscal year), except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended that are so indicated in such provision.

“Total Credit Facility Amount” means the aggregate of the Total Revolving Commitment and the Total Term Loan Commitment. As of the Closing Date, the Dollar Equivalent of the Total Credit Facility Amount is $750,000,000.

“Total Leverage Ratio” means, for any Testing Period, the ratio of (i) Consolidated Funded Indebtedness to (ii) Consolidated Proforma EBITDA.

“Total Revolving Commitment” means the sum of the Revolving Commitments, as the same may be decreased pursuant to Section 2.12(b) or increased from time to time pursuant to Section 2.02(b). As of the Closing Date, the amount of the Total Revolving Commitment is $500,000,000.

“Total Term Loan Commitment” means the sum of the Term Commitments. As of the Closing Date, the amount of the Total Term Loan Commitment is $250,000,000.

“Type” means any type of Loan determined with respect to the interest option and currency denomination applicable thereto, which in each case shall be a Base Rate Loan, a Eurodollar Loan or a Foreign Currency Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time. Unless otherwise specified, the UCC shall refer to the UCC as in effect in the State of New York.

“Unfunded Benefit Liabilities” of any Plan means the amount, if any, by which the current liability (as defined in Section 412(1)(7) of the Code) under the Plan as of the end of the Plan’s most recent fiscal year exceeds the fair market value of the Plan’s assets as of the end of such fiscal year, as reported in the actuarial report for such year.

“United States” and “U.S.” each means United States of America.

“Unpaid Drawing” means, with respect to any Letter of Credit, the aggregate Dollar or Dollar Equivalent amount, as applicable, of the draws made on such Letter of Credit that have not been reimbursed by the Borrower or the applicable LC Obligor or converted to a Revolving Loan pursuant to Section 2.05(f)(i), and, in each case, all interest that accrues thereon pursuant to this Agreement.

“Unrestricted Domestic Cash” means, at any time of determination, the sum of (i) the aggregate amount of all cash deposits of the Credit Parties maintained in any demand deposit account maintained in the United States, and (ii) the aggregate monetary value of all money market funds of the Credit Parties maintained in any account of a securities intermediary, to the extent such cash deposits and money market funds are free of any Lien or other encumbrance (other than (x) customary Liens arising in the ordinary course of business which the depository institution may have with respect to any right of offset against funds in such account, (y) customary holds for uncollected deposits, and (z) Liens granted to the Agent and securing the Obligations).

“Unused Total Revolving Commitment” means, at any time, the excess of (i) the Total Revolving Commitment at such time over (ii) the Aggregate Revolving Facility Exposure at such time.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001.

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

Section 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each means “to but excluding” and the word “through” means “through and including.”

Section 1.03 Accounting Terms. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

Section 1.04 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all Real Property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing, and (f) any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, re-enacted or expressly replaced.

Section 1.05 Currency Equivalents. Except as otherwise specified herein, all references herein or in any other Loan Document to a dollar amount shall mean such amount in Dollars or, if the context so requires, the Dollar Equivalent of such amount in any Designated Foreign Currency. The Dollar Equivalent of any amount shall be determined in accordance with the definition of “Dollar Equivalent”; provided, however, that (a) notwithstanding the foregoing or anything elsewhere in this Agreement to the contrary, in calculating the Dollar Equivalent of any amount for purposes of determining (i) the Borrower’s obligation to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.13(c), or (ii) the Borrower’s ability to request additional Loans or Letters of Credit pursuant to the Commitments, the Administrative Agent shall calculate the Dollar Equivalent of each such amount on the date of each Credit Event hereunder and on the date of any payment or prepayment of any Loans or Unpaid Drawings and, in addition, the Administrative Agent may, in the case of either of the foregoing, in its discretion, calculate the Dollar Equivalent of any such amount on any other proximate Business Day selected by the Administrative Agent, and (b) in determining whether or not the Borrower and its Subsidiaries have exceeded any basket limitation set forth in Sections 7.02, 7.04 or 7.05, the Borrower and its Subsidiaries shall not be deemed to have exceeded any such basket limitation to the extent that, and only to the extent that, any such basket limitation was exceeded solely as a result of fluctuations in the exchange rate applicable to any Designated Foreign Currency.

ARTICLE II.

THE TERMS OF THE CREDIT FACILITY

Section 2.01 Establishment of the Credit Facility. On the Closing Date, and subject to and upon the terms and conditions set forth in this Agreement and the other Loan Documents, the Administrative Agent, the Lenders, the Swing Line Lender and each LC Issuer agree to establish the Credit Facility for the benefit of the Borrower; provided, however, that at no time will (i) the Aggregate Credit Facility Exposure exceed the Total Credit Facility Amount, or (ii) the Credit Facility Exposure of any Lender exceed the aggregate amount of such Lender’s Commitment.

Section 2.02 Revolving Facility.

(a) Generally. During the Revolving Facility Availability Period, each Revolving Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a Revolving Loan or Revolving Loans to the Borrower from time to time pursuant to such Revolving Lender’s Revolving Commitment, which Revolving Loans (i) may, except as set forth herein, at the option of the Borrower, be incurred and maintained as, or Converted into, Revolving Loans that are Base Rate Loans, Eurodollar Loans or Foreign Currency Loans, in each case denominated in Dollars or a Designated Foreign Currency, provided that all Revolving Loans made as part of the same Revolving Borrowing shall consist of Revolving Loans of the same Type; (ii) may be repaid or prepaid and re-borrowed in accordance with the provisions hereof; and (iii) shall not be made if, after giving effect to any such Revolving Loan, (A) the Revolving Facility Exposure of any Revolving Lender would exceed such Revolving Lender’s Revolving Commitment, (B) the Aggregate Revolving Facility Exposure plus the principal amount of Swing Loans would exceed the Total Revolving Commitment, (C) in the case of Revolving Loans to be made as Foreign Currency Loans, the Foreign Currency Exposure would exceed the Maximum Foreign Currency Exposure Amount, or (D) the Borrower would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.13(c)(ii) or Section 2.13(c)(iii). The Revolving Loans to be made by each Revolving Lender will be made by such Revolving Lender on a pro rata basis based upon such Revolving Lender’s Revolving Facility Percentage of each Revolving Borrowing, in each case in accordance with Section 2.07 hereof.

(b) Increase in Revolving Commitments. The Borrower may, by written notice to the Administrative Agent, request (each such request, a “Commitment Increase Request”) that the Total Revolving Commitment be increased by an amount not to exceed $250,000,000 in the aggregate for all such increases from the Closing Date until the Revolving Facility Termination Date, provided that no Default or Event of Default has occurred and is continuing at the time of such Commitment Increase Request and on the date of any such increase. The Administrative Agent shall deliver a copy of such Commitment Increase Request to each Revolving Lender. The Borrower shall set forth in such Commitment Increase Request the amount of the requested increase in the Total Revolving Commitment (which shall be in a minimum amount of $25,000,000 and in minimum increments thereafter of $5,000,000) and the date on which such increase is requested to become effective (which date shall be not less than 15 Business Days nor more than 60 days after the date of such notice and that, in any event, must be at least 180 days prior to the Revolving Facility Termination Date), and shall offer each Revolving Lender the opportunity to increase its Revolving Commitment by its Revolving Facility Percentage of the proposed increased amount. Each Revolving Lender shall, by notice to the Borrower and the Administrative Agent given not more than 20 days after the date of delivery by the Administrative Agent of the Borrower’s Commitment Increase Request, either agree to increase its Revolving Commitment by all or a portion of the offered amount (each such Revolving Lender so agreeing being an “Increasing Lender”) or decline to increase its Revolving Commitment (and any such Revolving Lender that does not deliver such a notice within such period of 20 days shall be deemed to have declined to increase its Revolving Commitment and each Revolving Lender so declining or being deemed to have declined being a “Non-Increasing Lender”). If at the end of the 20 day period referred to above there are any Non-Increasing Lenders, the Administrative Agent shall offer to each Increasing Lender the opportunity to increase its Revolving Commitment by all or a portion of the remaining amount of the requested increase that the Non-Increasing Lenders did not accept and, if such Increasing Lenders offer to increase their Revolving Commitments by more than such remaining amount, the Administrative Agent shall allocate such remaining amount among such Increasing Lenders on a pro rata basis based upon each such Lender’s Revolving Facility Percentage. If, on the 25th day after the Administrative Agent shall have delivered a copy of a request by the Borrower as set forth above, the Increasing Lenders shall have agreed pursuant to the preceding sentence to increase their Revolving Commitments by an aggregate amount less than the increase in the Total Revolving Commitment so requested by the Borrower, the Borrower may arrange for one or more banks or other entities that are Eligible Assignees, in each case reasonably acceptable to the Administrative Agent (each such Person so agreeing being an “Augmenting Lender”), to commit to making Revolving Loans pursuant to a Revolving Commitment hereunder in an amount no less than $10,000,000, and the Borrower and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence such Augmenting Lender’s Revolving Commitment and/or its status as a Revolving Lender hereunder. Any increase in the Total Revolving Commitment may be made in an amount that is less than the increase requested by the Borrower if the Borrower is unable to arrange for, or chooses not to arrange for, Augmenting Lenders.

Each of the parties hereto agrees that the Administrative Agent may take any and all actions as may be reasonably necessary to ensure that after giving effect to any increase in the Total Revolving Commitment pursuant to this Section 2.02(b), the outstanding Revolving Loans (if any) are held by the Revolving Lenders in accordance with their new Revolving Facility Percentages. This may be accomplished at the discretion of the Administrative Agent: (w) by requiring the outstanding Revolving Loans to be prepaid with the proceeds of new Revolving Borrowings; (x) by causing the Non-Increasing Lenders to assign portions of their outstanding Revolving Loans to Increasing Lenders and Augmenting Lenders; (y) by permitting the Revolving Borrowings outstanding at the time of any increase in the Total Revolving Commitment pursuant to this Section 2.02(b) to remain outstanding until the last days of the respective Interest Periods therefor, even though the Revolving Lenders would hold such Revolving Borrowings other than in accordance with their new Revolving Facility Percentages; or (z) by any combination of the foregoing. Any prepayment or assignment described in this paragraph (b) shall be subject to Section 3.02, but otherwise without premium or penalty; provided, however, that the Administrative Agent, in exercising its discretion to take the actions permitted under this Section 2.02(b), shall use its commercially reasonable efforts to minimize the liability of the Borrower arising under Section 3.02.

Section 2.03 Term Loans. On the Closing Date, each Term Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a Term Loan to the Borrower pursuant to such Term Lender’s Term Commitment, which Term Loans: (i) can only be incurred on the Closing Date in the entire amount of each Term Lender’s Term Commitment; (ii) once prepaid or repaid, may not be reborrowed, (iii) may, except as set forth herein, at the option of the Borrower, be incurred and maintained as, or Converted into, Term Loans that are Base Rate Loans or Eurodollar Loans, in each case denominated in Dollars, provided that all Term Loans made as part of the same Term Borrowing shall consist of Term Loans of the same Type; (iv) shall be repaid in accordance with Section 2.13(b); and (v) shall not exceed (A) for any Term Lender at the time of incurrence thereof the aggregate principal amount of such Term Lender’s Term Commitment, and (B) for all the Term Lenders at the time of incurrence thereof the Total Term Loan Commitment. The Term Loans to be made by each Term Lender will be made by such Term Lender in the aggregate amount of its Term Commitment in accordance with Section 2.07 hereof. The Term Commitments shall automatically and permanently terminate immediately after the making of the Term Loans.

Section 2.04 Swing Line Facility.

(a) Swing Loans. During the Revolving Facility Availability Period, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make a Swing Loan or Swing Loans to the Borrower from time to time, which Swing Loans (i) shall be payable on the Swing Loan Maturity Date applicable to each such Swing Loan; (ii) shall be made only in Dollars; (iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (iv) may only be made if after giving effect thereto (A) the aggregate principal amount of Swing Loans outstanding does not exceed the Swing Line Commitment, and (B) the Aggregate Revolving Facility Exposure plus the principal amount of Swing Loans would not exceed the Total Revolving Commitment; (v) shall not be made if, after giving effect thereto, the Borrower would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.13(c) hereof; and (vi) shall not be made if the proceeds thereof would be used to repay, in whole or in part, any outstanding Swing Loan.

(b) Swing Loan Refunding. The Swing Line Lender may at any time, in its sole and absolute discretion, direct that the Swing Loans owing to it be refunded by delivering a notice to such effect to the Administrative Agent, specifying the aggregate principal amount thereof (a “Notice of Swing Loan Refunding”). Promptly upon receipt of a Notice of Swing Loan Refunding, the Administrative Agent shall give notice of the contents thereof to the Revolving Lenders and, unless an Event of Default specified in Section 8.01(h) in respect of the Borrower has occurred, the Borrower. Each such Notice of Swing Loan Refunding shall be deemed to constitute delivery by the Borrower of a Notice of Borrowing requesting Revolving Loans consisting of Base Rate Loans in the amount of the Swing Loans to which it relates. Each Revolving Lender (including the Swing Line Lender) hereby unconditionally agrees (notwithstanding that any of the conditions specified in Section 4.02 or elsewhere in this Agreement shall not have been satisfied, but subject to the provisions of paragraph (d) below) to make a Revolving Loan to the Borrower in the amount of such Revolving Lender’s Revolving Facility Percentage of the aggregate amount of the Swing Loans to which such Notice of Swing Loan Refunding relates. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent in immediately available funds at the Payment Office not later than 2:00 P.M. (local time at the Payment Office), if such notice is received by such Revolving Lender prior to 11:00 A.M. (local time at its Domestic Lending Office), or not later than 2:00 P.M. (local time at the Payment Office) on the next Business Day, if such notice is received by such Revolving Lender after such time. The proceeds of such Revolving Loans shall be made immediately available to the Swing Line Lender and applied by it to repay the principal amount of the Swing Loans to which such Notice of Swing Loan Refunding relates.

(c) Swing Loan Participation. If prior to the time a Revolving Loan would otherwise have been made as provided above as a consequence of a Notice of Swing Loan Refunding, any of the events specified in Section 8.01(h) shall have occurred in respect of the Borrower or one or more of the Revolving Lenders shall determine that it is legally prohibited from making a Revolving Loan under such circumstances, each Revolving Lender (other than the Swing Line Lender), or each Revolving Lender (other than such Swing Line Lender) so prohibited, as the case may be, shall, on the date such Revolving Loan would have been made by it (the “Purchase Date”), purchase an undivided participating interest (a “Swing Loan Participation”) in the outstanding Swing Loans to which such Notice of Swing Loan Refunding relates, in an amount (the “Swing Loan Participation Amount”) equal to such Revolving Lender’s Revolving Facility Percentage of such outstanding Swing Loans. On the Purchase Date, each such Revolving Lender or each such Revolving Lender so prohibited, as the case may be, shall pay to the Swing Line Lender, in immediately available funds, such Revolving Lender’s Swing Loan Participation Amount, and promptly upon receipt thereof the Swing Line Lender shall, if requested by such other Revolving Lender, deliver to such Revolving Lender a participation certificate, dated the date of the Swing Line Lender’s receipt of the funds from, and evidencing such Revolving Lender’s Swing Loan Participation in such Swing Loans and its Swing Loan Participation Amount in respect thereof. If any amount required to be paid by a Revolving Lender to the Swing Line Lender pursuant to the above provisions in respect of any Swing Loan Participation is not paid on the date such payment is due, such Revolving Lender shall pay to the Swing Line Lender on demand interest on the amount not so paid at the overnight Federal Funds Effective Rate from the due date until such amount is paid in full. Whenever, at any time after the Swing Line Lender has received from any other Revolving Lender such Revolving Lender’s Swing Loan Participation Amount, the Swing Line Lender receives any payment from or on behalf of the Borrower on account of the related Swing Loans, the Swing Line Lender will promptly distribute to such Revolving Lender its ratable share of such amount based on its Revolving Facility Percentage of such amount on such date on account of its Swing Loan Participation (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s participating interest was outstanding and funded); provided, however, that if such payment received by the Swing Line Lender is required to be returned, such Revolving Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

(d) Obligations Unconditional. Each Revolving Lender’s obligation to make Revolving Loans pursuant to Section 2.04(b) and/or to purchase Swing Loan Participations in connection with a Notice of Swing Loan Refunding shall be subject to the conditions that (i) such Revolving Lender shall have received a Notice of Swing Loan Refunding complying with the provisions hereof and (ii) at the time the Swing Loans that are the subject of such Notice of Swing Loan Refunding were made, the Swing

Line Lender making the same had no actual written notice from another Lender that an Event of Default had occurred and was continuing, but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender that gives such Notice of Swing Loan Refunding, and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right that such Revolving Lender may have against any other Lender, any Credit Party, or any other Person, or any Credit Party may have against any Lender or other Person, as the case may be, for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect; (D) any breach of any Loan Document by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.

Section 2.05 Letters of Credit.

(a) LC Issuances. During the Revolving Facility Availability Period, the Borrower may request an LC Issuer at any time and from time to time to issue, for the account of the Borrower or any Subsidiary Guarantor, and subject to and upon the terms and conditions herein set forth, each LC Issuer agrees to issue from time to time Letters of Credit denominated and payable in Dollars or any Designated Foreign Currency and in each case in such form as may be approved by such LC Issuer and the Administrative Agent; provided, however, that notwithstanding the foregoing, no LC Issuance shall be made if after giving effect thereto, (i) the LC Outstandings would exceed the LC Commitment Amount, (ii) the Revolving Facility Exposure of any Revolving Lender would exceed such Revolving Lender’s Revolving Commitment, (iii) the Aggregate Revolving Facility Exposure plus the principal amount of Swing Loans outstanding would exceed the Total Revolving Commitment, (iv) the Foreign Currency Exposure would exceed the Maximum Foreign Currency Exposure Amount, or (v) the Borrower would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.13(c)(ii) or Section 2.13(c)(iii). Subject to Section 2.05(c) below, each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (y) one year from the date of issuance thereof, or (z) 30 Business Days prior to the Revolving Facility Termination Date.

(b) LC Requests. Whenever the Borrower desires that a Letter of Credit be issued for its account or the account of any eligible LC Obligor, the Borrower shall give the Administrative Agent and the applicable LC Issuer written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) which, if in the form of written notice, shall be substantially in the form of Exhibit B-3 (each such request, a “LC Request”), or transmit by electronic communication (if arrangements for doing so have been approved by the applicable LC Issuer), prior to 11:00 A.M. (local time at the Notice Office) at least three Business Days (or such shorter period as may be acceptable to the relevant LC Issuer) prior to the proposed date of issuance (which shall be a Business Day), which LC Request shall include such supporting documents that such LC Issuer customarily requires in connection therewith (including, in the case of a Letter of Credit for an account party other than the Borrower, an application for, and if applicable a reimbursement agreement with respect to, such Letter of Credit). In the event of any inconsistency between any of the terms or provisions of any LC Document and the terms and provisions of this Agreement respecting Letters of Credit, the terms and provisions of this Agreement shall control.

(c) Auto-Renewal Letters of Credit. If an LC Obligor so requests in any applicable LC Request, each LC Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions; provided, however, that any Letter of Credit that has automatic renewal provisions must permit such LC Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Once any such Letter of Credit that has automatic renewal provisions has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) such LC Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than 30 Business Days prior to the Revolving Facility Termination Date; provided, however, that such LC Issuer shall not permit any such renewal if (i) such LC Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (ii) it has received written notice on or before the day that is two Business Days before the date that such LC Issuer is permitted to send a notice of non-renewal from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(d) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the applicable LC Issuer and the applicable LC Obligor, when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance (including the International Chamber of Commerce’s decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (Euro)) shall apply to each Commercial Letter of Credit.

(e) Notice of LC Issuance. Each LC Issuer shall, on the date of each LC Issuance by it, give the Administrative Agent, each Revolving Lender and the Borrower written notice of such LC Issuance, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by such LC Issuer. Each LC Issuer shall provide to the Administrative Agent a quarterly (or monthly if requested by any applicable Revolving Lender) summary describing each Letter of Credit issued by such LC Issuer and then outstanding and an identification for the relevant period of the daily aggregate LC Outstandings represented by Letters of Credit issued by such LC Issuer.

(f) Reimbursement Obligations.

(i) The Borrower hereby agrees to reimburse (or cause any LC Obligor for whose account a Letter of Credit was issued to reimburse) each LC Issuer, by making payment directly to such LC Issuer in immediately available funds at the payment office of such LC Issuer, for any Unpaid Drawing with respect to any Letter of Credit by 2:00 P.M. (local time at the Notice Office) within one Business Day after the payment or disbursement under such Letter of Credit (and the applicable LC Issuer shall give notice to the Borrower (or such other LC Obligor) of such payment or disbursement as soon as practicable, but in any event no later than 2:00 P.M. (local time at the Notice Office) on the Business Day of such payment or disbursement), such payment to be made in Dollars or in the applicable Designated Foreign Currency in which such Letter of Credit is denominated, with interest on the amount so paid or disbursed by such LC Issuer, from and including the date paid or disbursed to but not including the date such LC Issuer is reimbursed therefor at a rate per annum that shall be the rate then applicable to Revolving Loans pursuant to Section 2.09(a)(i) that are Base Rate Loans or, if not reimbursed within the time required pursuant to the foregoing, at the Default Rate, any such interest also to be payable on demand. If by 2:00 P.M. on the Business Day immediately following such payment or disbursement in respect of an Unpaid Drawing, the Borrower or the other relevant LC Obligor has not made such reimbursement out of its available cash on hand or, in the case of the Borrower, a contemporaneous Borrowing hereunder (if such Borrowing is otherwise available to the Borrower), (x) the Borrower will in each case be deemed to have given a Notice of Borrowing for Revolving Loans that are Base Rate Loans in an aggregate Dollar Equivalent principal amount sufficient to reimburse such Unpaid Drawing (and the Administrative Agent shall promptly give notice to the Revolving Lenders of such deemed Notice of Borrowing), (y) the Revolving

Lenders shall, in accordance with and subject to Section 2.05(g)(iii) and unless they are legally prohibited from doing so, make the Revolving Loans contemplated by such deemed Notice of Borrowing (which Revolving Loans shall be considered made under Section 2.02), and (z) the proceeds of such Revolving Loans shall be disbursed directly to the applicable LC Issuer to the extent necessary to effect such reimbursement and repayment of the Unpaid Drawing, with any excess proceeds to be made available to the Borrower in accordance with the applicable provisions of this Agreement.

(ii) Obligations Absolute. Each LC Obligor’s obligation under this Section to reimburse each LC Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that such LC Obligor may have or have had against such LC Issuer, the Administrative Agent or any Revolving Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that no LC Obligor shall be obligated to reimburse an LC Issuer for any wrongful payment made by such LC Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such LC Issuer.

(g) LC Participations.

(i) Immediately upon each LC Issuance, the LC Issuer of such Letter of Credit shall be deemed to have sold and transferred to each Revolving Lender with a Revolving Commitment, and each such Revolving Lender shall be deemed irrevocably and unconditionally to have purchased and received from such LC Issuer, without recourse or warranty, an undivided interest and participation (an “LC Participation”), to the extent of such Revolving Lender’s Revolving Facility Percentage of the Stated Amount of such Letter of Credit in effect at such time of issuance, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder, the obligations of any LC Obligor under this Agreement with respect thereto (although LC Fees relating thereto shall be payable directly to the Administrative Agent for the account of the Revolving Lenders as provided in Section 2.11 and the Revolving Lenders shall have no right to receive any portion of any fees of the nature contemplated by Section 2.11(c) or Section 2.11(e)), the obligations of any LC Obligor under any LC Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing.

(ii) In determining whether to pay under any Letter of Credit, an LC Issuer shall not have any obligation relative to the Revolving Lenders other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an LC Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such LC Issuer any resulting liability relative to the Revolving Lenders.

(iii) In the event that an LC Issuer makes any payment under any Letter of Credit and the applicable LC Obligor shall not have reimbursed such amount in full to such LC Issuer pursuant to Section 2.05(f), either from available cash on hand or the proceeds of Revolving Loans, such LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Revolving Lender of such failure, and each Revolving Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such LC Issuer, the amount of such Revolving Lender’s Revolving Facility Percentage of such payment in

Dollars or in the applicable Designated Foreign Currency in which such Letter of Credit is denominated and in same-day funds; provided, however, that no Revolving Lender shall be obligated to pay to the Administrative Agent its Revolving Facility Percentage of such unreimbursed amount for any wrongful payment made by such LC Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such LC Issuer. If the Administrative Agent so notifies any Revolving Lender required to fund a payment under a Letter of Credit prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such Revolving Lender shall make available to the Administrative Agent for the account of the relevant LC Issuer such Revolving Lender’s Revolving Facility Percentage of the amount of such payment on such Business Day in same-day funds. If and to the extent such Revolving Lender shall not have so made its Revolving Facility Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant LC Issuer, such Revolving Lender agrees to pay to the Administrative Agent for the account of such LC Issuer, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such LC Issuer at the Federal Funds Effective Rate. The failure of any Revolving Lender to make available to the Administrative Agent for the account of the relevant LC Issuer its Revolving Facility Percentage of any payment under any Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent for the account of such LC Issuer its Revolving Facility Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Administrative Agent for the account of such LC Issuer such other Revolving Lender’s Revolving Facility Percentage of any such payment.

(iv) Whenever an LC Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such LC Issuer any payments from the Revolving Lenders pursuant to subpart (iii) above, such LC Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Revolving Lender that has paid its Revolving Facility Percentage thereof, in same-day funds, an amount equal to such Revolving Lender’s Revolving Facility Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective LC Participations, as and to the extent so received.

(v) The obligations of the Revolving Lenders to make payments to the Administrative Agent for the account of each LC Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(B) the existence of any claim, set-off defense or other right that any LC Obligor may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any LC Issuer, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the applicable LC Obligor and the beneficiary named in any such Letter of Credit), other than any claim that the applicable LC Obligor may have against any applicable LC Issuer for gross negligence or willful misconduct of such LC Issuer in making payment under any applicable Letter of Credit;

(C) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

(E) the occurrence of any Default or Event of Default.

(vi) To the extent any LC Issuer is not indemnified by the Borrower or any LC Obligor, the Revolving Lenders will reimburse and indemnify such LC Issuer, in proportion to their respective Revolving Facility Percentages (determined at the time such indemnity is sought), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature that may be imposed on, asserted against or incurred by such LC Issuer in performing its respective duties in any way related to or arising out of LC Issuances by it; provided, however, that no Revolving Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from such LC Issuer’s gross negligence or willful misconduct.

(h) Existing Letters of Credit. On and after the Closing Date, each Existing Letter of Credit shall be deemed to have been issued by the LC Issuer pursuant to the terms of this Agreement and shall constitute a Letter of Credit for all purposes under this Agreement and the other Loan Documents. The Borrower agrees that it shall be liable with respect to any drawing made under any of the Existing Letters of Credit in accordance with this Section 2.05 and the other provisions of this Agreement. On and after the Closing Date, the fees applicable to each Existing Letter of Credit shall be the fees applicable to Letters of Credit as set forth in Section 2.11 hereof.

Section 2.06 Notice of Borrowing.

(a) Time of Notice. Each Borrowing of a Loan (other than a Continuation or Conversion) shall be made upon notice in the form provided for below which shall be provided by the Borrower to the Administrative Agent at its Notice Office not later than (i) in the case of each Borrowing of a Fixed Rate Loan, 11:00 A.M. (local time at its Notice Office) at least three Business Days’ prior to the date of such Borrowing, (ii) in the case of each Borrowing of a Base Rate Loan, prior to 11:00 A.M. (local time at its Notice Office) on the proposed date of such Borrowing, and (iii) in the case of any Borrowing under the Swing Line Facility, prior to 1:00 P.M. (local time at its Notice Office) on the proposed date of such Borrowing.

(b) Notice of Borrowing. Each request for a Borrowing (other than a Continuation or Conversion) shall be made by an Authorized Officer of the Borrower by delivering written notice of such request substantially in the form of Exhibit B-1 hereto (each such notice, a “Notice of Borrowing”) or by telephone (to be confirmed immediately in writing by delivery by an Authorized Officer of the Borrower of a Notice of Borrowing), and in any event each such request shall be irrevocable and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of the Borrowing (which shall be a Business Day), (iii) the Type of Loans such Borrowing will consist of, and

(iv) if applicable, the initial Interest Period, the Swing Loan Maturity Date (which shall be less than 30 days) and Designated Foreign Currency applicable thereto. Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent’s record of the terms of such telephonic notice shall be conclusive absent manifest error.

(c) Minimum Borrowing Amount. The aggregate principal amount of each Borrowing by the Borrower shall not be less than the Minimum Borrowing Amount.

(d) Maximum Borrowings. More than one Borrowing may be incurred by the Borrower on any day; provided, however, that (i) if there are two or more Borrowings on a single day (other than with respect to a Term Borrowing made on the Closing Date) by the Borrower that consist of Fixed Rate Loans, each such Borrowing shall have a different initial Interest Period, and (ii) at no time shall there be more than 15 Borrowings of Fixed Rate Loans outstanding hereunder.

Section 2.07 Funding Obligations; Disbursement of Funds.

(a) Several Nature of Funding Obligations. The Commitments of each Lender hereunder and the obligation of each Lender to make Loans, acquire and fund Swing Loan Participations, and LC Participations, as the case may be, are several and not joint obligations. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans or fund any participation hereunder and each Lender shall be obligated to make the Loans provided to be made by it and fund its participations required to be funded by it hereunder, regardless of the failure of any other Lender to fulfill any of its Commitments hereunder. Nothing herein and no subsequent termination of the Commitments pursuant to Section 2.12 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(b) Borrowings Pro Rata. Except with respect to the making of Swing Loans by the Swing Line Lender, all Loans hereunder shall be made as follows: (i) all Revolving Loans made, and LC Participations acquired by each Revolving Lender, shall be made or acquired, as the case may be, and held on a pro rata basis based upon each Revolving Lender’s Revolving Facility Percentage of the amount of such Revolving Borrowing or Letter of Credit in effect on the date the applicable Revolving Borrowing is to be made or the Letter of Credit is to be issued; and (ii) the Term Loans shall be made by the Term Lenders pro rata on the basis of their respective Term Commitments.

(c) Notice to Lenders. The Administrative Agent shall promptly give the applicable Lenders written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, or Conversion or Continuation thereof, and LC Issuance, and of each such Lender’s respective proportionate share thereof or participation therein and of the other matters covered by the Notice of Borrowing, Notice of Continuation or Conversion, or LC Request, as the case may be, relating thereto.

(d) Funding of Loans.

(i) Loans Generally. No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, each Lender will make available its amount, if any, of each Borrowing requested to be made on such date to the Administrative Agent at the Payment Office in Dollars or the applicable Designated Foreign Currency and in immediately available funds and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office (or such other account as the Borrower shall specify) the aggregate of the amounts so made available in the type of funds received.

(ii) Swing Loans. No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, the Swing Line Lender will make available to the Borrower by depositing to its account at the Payment Office (or such other account as the Borrower shall specify) the aggregate of Swing Loans requested in such Notice of Borrowing.

(e) Advance Funding. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made the same available to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a rate per annum equal to (i) if paid by such Lender, the overnight Federal Funds Effective Rate or (ii) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 2.09, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to Section 3.02).

Section 2.08 Evidence of Obligations.

(a) Loan Accounts of Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) Loan Accounts of Administrative Agent; Lender Register. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan and Borrowing made hereunder, the Type thereof, the currency in which such Loan is denominated, the Interest Period and applicable interest rate and, in the case of a Swing Loan, the Swing Loan Maturity Date applicable thereto, (ii) the amount and other details with respect to each Letter of Credit issued hereunder, (iii) the amount of any principal due and payable or to become due and payable from the Borrower to each Lender hereunder, (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof, and (v) the other details relating to the Loans, Letters of Credit and other Obligations. In addition, the Administrative Agent shall maintain, on behalf of the Borrower, a register (the “Lender Register”) on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of the Lenders. The Administrative Agent will make the Lender Register available to any Lender or the Borrower upon its request.

(c) Effect of Loan Accounts, etc. The entries made in the accounts maintained pursuant to Section 2.08(b) shall be rebuttably presumptive evidence of the existence and amounts of the Obligations recorded therein; provided, that the failure of the Administrative Agent to maintain such accounts or any error (other than manifest error) therein shall not in any manner affect the obligation of any Credit Party to repay or prepay the Loans or the other Obligations in accordance with the terms of this Agreement.

(d) Notes. Upon request of any Lender or the Swing Line Lender, the Borrower will execute and deliver to such Lender or the Swing Line Lender, as the case may be, (i) a Revolving Facility Note with blanks appropriately completed in conformity herewith to evidence the Borrower’s obligation to pay the principal of, and interest on, the Revolving Loans made to it by such Lender, (ii) a Term Note with blanks appropriately completed in conformity herewith to evidence its obligation to pay the principal of, and interest on, the Term Loan made to it by such Lender, and (iii) a Swing Line Note with blanks appropriately completed in conformity herewith to evidence the Borrower’s obligation to pay the principal of, and interest on, the Swing Loans made to it by the Swing Line Lender; provided, however, that the decision of any Lender or the Swing Line Lender to not request a Note shall in no way detract from the Borrower’s obligation to repay the Loans and other amounts owing by the Borrower to such Lender or the Swing Line Lender.

Section 2.09 Interest; Default Rate.

(a) Interest on Revolving Loans. The outstanding principal amount of each Revolving Loan made by each Revolving Lender shall bear interest at a fluctuating rate per annum that shall at all times be equal to (i) during such periods as such Revolving Loan is a Base Rate Loan, the Base Rate plus the Applicable Margin in effect from time to time, (ii) during such periods as such Revolving Loan is a Eurodollar Loan, the relevant Adjusted Eurodollar Rate for such Eurodollar Loan for the applicable Interest Period plus the Applicable Margin in effect from time to time, and (iii) during such periods as a Revolving Loan is a Foreign Currency Loan, the relevant Adjusted Foreign Currency Rate for such Foreign Currency Loan for the applicable Interest Period plus the Applicable Margin in effect from time to time.

(b) Interest on Term Loans. The outstanding principal amount of each Term Loan made by each Term Lender shall bear interest at a fluctuating rate per annum that shall at all times be equal to (i) during such periods as such Term Loan is a Base Rate Loan, the Base Rate plus the Applicable Margin in effect from time to time, and (ii) during such periods as such Term Loan is a Eurodollar Loan, the relevant Adjusted Eurodollar Rate for such Eurodollar Loan for the applicable Interest Period plus the Applicable Margin in effect from time to time.

(c) Interest on Swing Loans. The outstanding principal amount of each Swing Loan shall bear interest from the date of the Borrowing at a rate per annum that shall be equal to the Quoted Rate applicable thereto.

(d) Default Interest. Notwithstanding the above provisions, if an Event of Default is in existence, upon written notice by the Administrative Agent (which notice the Administrative Agent shall give at the direction of the Required Lenders), (i) all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan shall bear interest, payable on demand, at a rate per annum equal to the Default Rate, and (ii) the LC Fees shall be increased by an additional 2% per annum in excess of the LC Fees otherwise applicable thereto. In addition, if any amount (other than amounts as to which the foregoing subparts (i) and (ii) are applicable) payable by the Borrower under the Loan Documents is not paid when due, upon written notice by the Administrative Agent (which notice the Administrative Agent shall give at the direction of the Required Lenders), such amount shall bear interest, payable on demand, at a rate per annum equal to the Default Rate.

(e) Accrual and Payment of Interest. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable by the Borrower: (i) in respect of each Base Rate Loan, monthly in arrears on the last Business Day of each month, (ii) in respect of each Fixed Rate Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates that are successively three months after the commencement of such Interest Period, (iii) in respect of any Swing Loan, on the Swing Loan Maturity Date applicable thereto, and (iv) in respect of all Loans, other than Revolving Loans accruing interest at a Base Rate, on any repayment, prepayment or Conversion (on the amount repaid, prepaid or Converted), at maturity (whether by acceleration or otherwise), and, after such maturity or, in the case of any interest payable pursuant to Section 2.09(d), on demand.

(f) Computations of Interest. All computations of interest on Fixed Rate Loans and Swing Loans hereunder shall be made on the actual number of days elapsed over a year of 360 days. All computations of interest on Base Rate Loans and Unpaid Drawings hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as applicable.

(g) Information as to Interest Rates. The Administrative Agent, upon determining the interest rate for any Borrowing, shall promptly notify the Borrower and the Lenders thereof. Any changes in the Applicable Margin shall be determined by the Administrative Agent in accordance with the provisions set forth in the definition of “Applicable Margin” and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error.

Section 2.10 Conversion and Continuation of Loans.

(a) Conversion and Continuation of Revolving Loans. The Borrower shall have the right, subject to the terms and conditions of this Agreement, to (i) Convert all or a portion of the outstanding principal amount of Loans of one Type made to it into a Borrowing or Borrowings of another Type of Loans that can be made to it pursuant to this Agreement and (ii) Continue a Borrowing of Eurodollar Loans or Foreign Currency Loans, as the case may be, at the end of the applicable Interest Period as a new Borrowing of Eurodollar Loans or Foreign Currency Loans (in the same Designated Foreign Currency as the original Foreign Currency Loan) with a new Interest Period; provided, however, that (A) no Foreign Currency Loan may be Converted into a Base Rate Loan, Eurodollar Loan or a Foreign Currency Loan that is denominated in a different Designated Foreign Currency, and (B) any Conversion of Eurodollar Loans into Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans.

(b) Notice of Continuation and Conversion. Each Continuation or Conversion of a Loan shall be made upon notice in the form provided for below provided by the Borrower to the Administrative Agent at its Notice Office not later than (i) in the case of each Continuation of or Conversion into a Fixed Rate Loan, prior to 1:00 P.M. (local time at its Notice Office) at least three Business Days’ prior to the date of such Continuation or Conversion, and (ii) in the case of each Conversion to a Base Rate Loan, prior to 1:00 P.M. (local time at its Notice Office) on the proposed date of such Conversion. Each such request shall be made by an Authorized Officer of the Borrower delivering written notice of such request substantially in the form of Exhibit B-2 hereto (each such notice, a “Notice of Continuation or Conversion”) or by telephone (to be confirmed immediately in writing by delivery by an Authorized Officer of the Borrower of a Notice of Continuation or Conversion), and in any event each such request shall be irrevocable and shall specify (A) the Borrowings to be Continued or Converted, (B) the date of the Continuation or Conversion (which shall be a Business Day), and (C) the Interest Period or, in the case of a Continuation, the new Interest Period. Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative

Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent’s record of the terms of such telephonic notice shall be conclusive absent manifest error.

Section 2.11 Fees.

(a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent, for the ratable benefit of each Revolving Lender based upon each such Revolving Lender’s Revolving Facility Percentage, as consideration for the Revolving Commitments of the Revolving Lenders, commitment fees (the “Commitment Fees”) for the period from the Closing Date to, but not including, the Revolving Facility Termination Date, computed for each day at a rate per annum equal to (i) the Applicable Commitment Fee Rate in effect on such day times (ii) the Unused Total Revolving Commitment on such day. Accrued Commitment Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date.

(b) LC Fees.

(i) Standby Letters of Credit. The Borrower agrees to pay to the Administrative Agent, for the ratable benefit of each Revolving Lender based upon each such Revolving Lender’s Revolving Facility Percentage, a fee in respect of each Letter of Credit issued hereunder that is a Standby Letter of Credit for the period from the date of issuance of such Letter of Credit until the expiration date thereof (including any extensions of such expiration date that may be made at the election of the account party or the beneficiary), computed for each day at a rate per annum equal to (A) the Applicable Margin for Revolving Loans that are Eurodollar Loans in effect on such day times (B) the Stated Amount of such Letter of Credit on such day. The foregoing fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date.

(ii) Commercial Letters of Credit. The Borrower agrees to pay to the Administrative Agent for the ratable benefit of each Revolving Lender based upon each such Revolving Lender’s Revolving Facility Percentage, a fee in respect of each Letter of Credit issued hereunder that is a Commercial Letter of Credit in an amount equal to (A) one-half of the Applicable Margin for Revolving Loans that are Eurodollar Loans in effect on the date of issuance times (B) the Stated Amount of such Letter of Credit. The foregoing fees shall be payable on the date of issuance of such Letter of Credit.

(c) Fronting Fees. The Borrower agrees to pay directly to each LC Issuer, for its own account, a fee in respect of each Letter of Credit issued by it, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date, computed at the rate of 1/8th of 1% per annum on the Stated Amount thereof for the period from the date of issuance (or increase, renewal or extension) to the expiration date thereof (including any extensions of such expiration date which may be made at the election of the beneficiary thereof).

(d) Additional Charges of LC Issuer. The Borrower agrees to pay directly to each LC Issuer upon each LC Issuance, drawing under, or amendment, extension, renewal or transfer of, a Letter of Credit issued by it such amount as shall at the time of such LC Issuance, drawing under, amendment, extension, renewal or transfer be the processing charge that such LC Issuer is customarily charging for issuances of, drawings under or amendments, extensions, renewals or transfers of, letters of credit issued by it.

(e) Administrative Agent Fees. The Borrower shall pay to the Administrative Agent, on the Closing Date and thereafter, for its own account, the fees set forth in the Administrative Agent Fee Letter.

(f) Computations and Determination of Fees. Any changes in the Applicable Commitment Fee Rate shall be determined by the Administrative Agent in accordance with the provisions set forth in the definition of “Applicable Commitment Fee Rate” and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Revolving Lenders. Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error. All computations of Commitment Fees, LC Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

Section 2.12 Termination and Reduction of Revolving Commitments.

(a) Mandatory Termination of Revolving Commitments. All of the Revolving Commitments shall terminate on the Revolving Facility Termination Date.

(b) Voluntary Termination of the Total Revolving Commitment. Upon at least three Business Days’ prior irrevocable written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right to terminate in whole the Total Revolving Commitment, provided that (i) all outstanding Revolving Loans and Unpaid Drawings are contemporaneously prepaid in accordance with Section 2.13 and (ii) either there are no outstanding Letters of Credit or the Borrower shall contemporaneously either (x) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions acceptable to each LC Issuer and the Revolving Lenders) or (y) provide cash collateral therefor pursuant to Section 2.13(c)(iii).

(c) Partial Reduction of Total Revolving Commitment. Upon at least three Business Days’ prior irrevocable written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Revolving Lenders), the Borrower shall have the right to partially and permanently reduce the Unused Total Revolving Commitment; provided, however, that (i) any such reduction shall apply to proportionately (based on each Lender’s Revolving Facility Percentage) and permanently reduce the Revolving Commitment of each Revolving Lender, (ii) such reduction shall apply to proportionately and permanently reduce the LC Commitment Amount and the Maximum Foreign Currency Exposure Amount, but only to the extent that the Unused Total Revolving Commitment would be reduced below any such limits, (iii) no such reduction shall be permitted if the Borrower would be required to make a mandatory prepayment of Loans or cash collateralize Letters of Credit pursuant to Section 2.13, unless such mandatory prepayment or cash collateralization requirement is satisfied and (iv) any partial reduction shall be in the amount of at least $5,000,000 (or, if greater, in integral multiples of $1,000,000).

Section 2.13 Voluntary, Scheduled and Mandatory Prepayments of Loans.

(a) Voluntary Prepayments. Subject to subparts (e) and (f) below, the Borrower shall have the right to prepay any of the Loans owing by it, in whole or in part, without premium or penalty, from time to time; provided, however, that no prepayment of the Term Loans shall be permitted to be paid with proceeds from a Revolving Borrowing. The Borrower shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Fixed Rate Loans) the specific Borrowing(s) pursuant to which the prepayment is to be made, which notice shall be received by the Administrative Agent by (y) 1:00 P.M. (local time at the

Notice Office) three Business Days prior to the date of such prepayment, in the case of any prepayment of Fixed Rate Loans, or (z) 1:00 P.M. (local time at the Notice Office) one Business Day prior to the date of such prepayment, in the case of any prepayment of Base Rate Loans, and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders, provided that:

(i) each partial prepayment shall be in an aggregate principal amount of at least (A) in the case of any prepayment of a Fixed Rate Loan, $3,000,000 (or, if less, the full amount of such Borrowing) or the Dollar Equivalent thereof, or an integral multiple of $1,000,000 or the Dollar Equivalent thereof in excess thereof, (B) in the case of any prepayment of a Base Rate Loan, $1,000,000 (or, if less, the full amount of such Borrowing) or the Dollar Equivalent thereof, or an integral multiple of $100,000 or the Dollar Equivalent thereof in excess thereof, and (C) in the case of any prepayment of a Swing Loan, in the full amount thereof;

(ii) no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; and

(iii) in the case of any prepayment of the Term Loans, such prepayment shall be applied on a pro rata basis to reduce the Scheduled Repayments in respect of the Term Loans.

(b) Scheduled Repayments of the Term Loans. On each of the dates set forth below, the Borrower shall repay the principal amount of the Term Loans in the amount set forth opposite such date, except that the payment due on the Term Loan Maturity Date shall in any event be in the amount of the entire remaining outstanding principal amount of the Term Loans (each such repayment, as the same may be reduced by reason of the application of prepayments pursuant to Section 2.13(a) or Section 2.13(c), a “Scheduled Repayment”):

Date	Amount of Scheduled Repayment for the Term Loans
March 31, 2007	$12,500,000.00
June 30, 2007	$12,500,000.00
September 30, 2007	$12,500,000.00
December 31, 2007	$12,500,000.00
March 31, 2008	$12,500,000.00
June 30, 2008	$12,500,000.00
September 30, 2008	$12,500,000.00
December 31, 2008	$12,500,000.00
March 31, 2009	$16,250,000.00
June 30, 2009	$16,250,000.00
September 30, 2009	$16,250,000.00
December 31, 2009	$16,250,000.00
March 31, 2010	$21,250,000.00
June 30, 2010	$21,250,000.00
September 30, 2010	$21,250,000.00
Term Loan Maturity Date	$21,250,000.00
Total:	$250,000,000.00

(c) Mandatory Payments. The Loans shall be subject to mandatory repayment or prepayment (in the case of any partial prepayment conforming to the requirements as to the amounts of partial prepayments set forth in Section 2.13(a) above), and the LC Outstandings shall be subject to cash collateralization requirements, in accordance with the following provisions:

(i) Revolving Facility Termination Date. The entire principal amount of all outstanding Revolving Loans shall be repaid in full on the Revolving Facility Termination Date.

(ii) Loans Exceed the Commitments. If on any date (after giving effect to any other payments on such date) (A) the Aggregate Credit Facility Exposure exceeds the Total Credit Facility Amount, (B) the Revolving Facility Exposure of any Lender exceeds such Lender’s Revolving Commitment, (C) the Aggregate Revolving Facility Exposure plus the principal amount of Swing Loans exceeds the Total Revolving Commitment, (D) the Foreign Currency Exposure exceeds the Maximum Foreign Currency Exposure Amount, or (E) the aggregate principal amount of Swing Loans outstanding exceeds the Swing Line Commitment, then, in the case of each of the foregoing, the Borrower shall, on such day, prepay on such date the principal amount of Loans and, after Loans have been paid in full, Unpaid Drawings, in an aggregate amount at least equal to such excess.

(iii) LC Outstandings Exceed LC Commitment If on any date the LC Outstandings exceed the LC Commitment Amount, then the applicable LC Obligor or the Borrower shall, on such day, pay to the Administrative Agent an amount in cash equal to such excess, and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the applicable LC Obligors hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, each LC Issuer and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent, each LC Issuer and the Borrower until the proceeds are applied to any Unpaid Drawings or to any other Obligations in accordance with any such cash collateral agreement).

(iv) Certain Proceeds of Asset Sales. If during any fiscal year of the Borrower, the Borrower and its Subsidiaries have received cumulative Net Cash Proceeds during such fiscal year from one or more Asset Sales (other than any Asset Sale made pursuant to Section 7.02(d) or (g)) in excess of $10,000,000, not later than the third Business Day following the date of receipt of any Cash Proceeds in excess of such amount, an amount equal to 100% of the Net Cash Proceeds then received, shall be applied as a mandatory prepayment of the Loans in accordance with Section 2.13(d) below.

(v) Certain Proceeds of Equity Sales. Not later than the Business Day following the date of the receipt by the Borrower or any of its Subsidiaries of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any sale or issuance by the Borrower or any of its Subsidiaries of its own equity securities, as the case may be, after the Closing Date (other than (A) any sale or issuance to management, employees (or key employees) or directors pursuant to stock option or similar plans for the benefit of management, employees (or key employees) or directors generally or (B) the issuance or sale of any Equity Interests by any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower ), the Borrower will make a prepayment of the Loans in an amount equal to 50% of such net proceeds in accordance with Section 2.13(d).

(vi) Certain Proceeds of Indebtedness. Not later than the Business Day following the date of the receipt by the Borrower or any of its Subsidiaries of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any sale or issuance of Indebtedness (other than the sale or issuance of any Indebtedness pursuant to Sections 7.04(a) through (k)) by the Borrower or any of its Subsidiaries, as the case may be, after the Closing Date, the Borrower will make a prepayment of the Loans in an amount equal to 100% of such net proceeds in accordance with Section 2.13(d); provided, however, that if at the time of such sale or issuance of Indebtedness and after giving effect thereto, the Total Leverage Ratio would be less than 3.00 to 1.00, then such prepayment of the Loans need be in an amount equal to only 50% of such net proceeds.

(d) Applications of Certain Prepayment Proceeds. Each prepayment required to be made pursuant to Section 2.13(c) (iv), (v) or (vi) shall be applied as a mandatory prepayment of the Loans as follows: (i) if, at the time of any such prepayment, no Default or Event of Default has occurred and is continuing, such prepayment shall be applied to the outstanding principal amount of the Term Loans on a pro rata basis, with such amounts being applied to the Scheduled Repayments thereof in the inverse order of their maturity and then to the Revolving Loans (with no reduction in the Revolving Commitments), or (ii) if, at the time of any such prepayment or after giving effect thereto, any Default or Event of Default exists, such prepayment shall be applied, on a pro rata basis, to the principal amount of the Revolving Loans, the LC Outstandings and the Term Loans, with such amounts, in the case of the Term Loans, being applied to the Scheduled Repayments thereof in the inverse order of their maturity.

(e) Particular Loans to be Prepaid. With respect to each repayment or prepayment of Loans made or required by this Section, the Borrower shall designate the Types of Loans that are to be repaid or prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made, provided, however, that (i) the Borrower shall first so designate all Loans that are Base Rate Loans and Fixed Rate Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other Fixed Rate Loans for repayment or prepayment, and (ii) if the outstanding principal amount of Fixed Rate Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall, in the case of Eurodollar Loans, be Converted into Base Rate Loans and, in the case of Foreign Currency Loans, be repaid in full. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Article III.

(f) Breakage and Other Compensation. Any prepayment made pursuant to this Section 2.13 shall be accompanied by any amounts payable in respect thereof under Article III hereof.

Section 2.14 Method and Place of Payment.

(a) Generally. All payments made by the Borrower hereunder (including any payments made with respect to the Borrower Guaranteed Obligations under Article X), under any Note or any other Loan Document, shall be made without setoff, counterclaim or other defense.

(b) Application of Payments. Except as specifically set forth elsewhere in this Agreement and subject to Section 8.03, (i) all payments and prepayments of Revolving Loans and Unpaid Drawings with respect to Letters of Credit shall be applied by the Administrative Agent on a pro rata basis based upon each Revolving Lender’s Revolving Facility Percentage of the amount of such prepayment, (ii) all payments and prepayments of the Term Loans shall be applied by the Administrative Agent to reduce the principal amount of the Term Loans made by each Term Lender, pro rata on the basis of the aggregate principal amount of the Term Loans outstanding at such time, and (iii) all payments or prepayments of Swing Loans shall be applied by the Administrative Agent to pay or prepay such Swing Loans.

(c) Payment of Obligations. Except as specifically set forth elsewhere in this Agreement, all payments under this Agreement with respect to any of the Obligations shall be made to the Administrative Agent on the date when due and shall be made at the Payment Office in immediately available funds and, except as set forth in the next sentence, shall be made in Dollars. With respect to any Foreign Currency Loan, all payments (including prepayments) to any Revolving Lender of the principal of or interest on such Foreign Currency Loan shall be made in the same Designated Foreign Currency as the original Loan and with respect to any Letter of Credit issued in a Designated Foreign Currency, all Unpaid Drawings with respect to each such Letter of Credit shall be made in the same Designated Foreign Currency in which each such Letter of Credit was issued.

(d) Timing of Payments. Any payments under this Agreement that are made later than 1:00 P.M. (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

(e) Distribution to Lenders. Upon the Administrative Agent’s receipt of payments hereunder, the Administrative Agent shall immediately distribute to each Lender or the applicable LC Issuer, as the case may be, its ratable share, if any, of the amount of principal, interest, and Fees received by it for the account of such Lender. Payments received by the Administrative Agent in Dollars shall be delivered to the Lenders or the applicable LC Issuer, as the case may be, in Dollars in immediately available funds. Payments received by the Administrative Agent in any Designated Foreign Currency shall be delivered to the Lenders or the applicable LC Issuer, as the case may be, in such Designated Foreign Currency in same-day funds; provided, however, that if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Unpaid Drawings, interest and Fees then due hereunder then, except as specifically set forth elsewhere in this Agreement and subject to Section 8.03, such funds shall be applied, first, towards payment of interest and Fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and Fees then due to such parties, and second, towards payment of principal and Unpaid Drawings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Unpaid Drawings then due to such parties.

ARTICLE III.

INCREASED COSTS, ILLEGALITY AND TAXES

Section 3.01 Increased Costs, Illegality, etc.

(a) In the event that (y) in the case of clause (i) below, the Administrative Agent or (z) in the case of clauses (ii) and (iii) below, any Lender, shall have determined on a reasonable basis that:

(i) on any date for determining the interest rate applicable to any Fixed Rate Loan for any Interest Period that, by reason of any changes arising after the Closing Date, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in this Agreement for such Fixed Rate Loan; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable by it hereunder in an amount that such Lender deems material with respect to any Fixed Rate Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Closing Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law, but if not having the force of law, being of a type as to which such Lender customarily complies), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves already includable in the interest rate applicable to such Fixed Rate Loan pursuant to this Agreement) or (y) other circumstances adversely affecting the London interbank market or the position of such Lender in any such market; or

(iii) at any time, that the making or continuance of any Fixed Rate Loan has become unlawful by compliance by such Lender in good faith with any change since the Closing Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies, or has become impracticable as a result of a contingency occurring after the Closing Date that materially adversely affects the London interbank market;

then, and in each such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, the affected Type of Fixed Rate Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Continuation or Conversion given by the Borrower with respect to such Type of Fixed Rate Loans that have not yet been incurred, Converted or Continued shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing other than a Borrowing of Foreign Currency Loans, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Base Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Lender shall be rebuttably presumed to be correct) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 3.01(b) as promptly as possible and, in any event, within the time period required by law.

(b) At any time that any Fixed Rate Loan is affected by the circumstances described in Section 3.01(a)(ii) or (iii), the Borrower may (and in the case of a Fixed Rate Loan affected pursuant to Section 3.01(a)(iii) the Borrower shall) either (i) if the affected Fixed Rate Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 3.01(a)(ii) or (iii), cancel such Borrowing, or, in the case of any Borrowing other than a Borrowing of Foreign Currency Loans, convert the related Notice of Borrowing into one requesting a Borrowing of Base Rate Loans or require the affected Lender to make its requested Loan as a Base Rate Loan, or (ii) if the affected Fixed Rate Loan is then outstanding, upon at least one Business Day’s notice to the Administrative Agent, require the affected Lender to Convert each such Fixed Rate Loan into a Base Rate Loan or, in the case of a Foreign Currency Loan, prepay in full such Foreign Currency Loan, provided, however, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.01(b).

(c) If any Lender shall have determined that after the Closing Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law, but if not having the force of law, being of a type as to which such Lender customarily complies) of any such authority, central bank, or comparable agency, in each case made subsequent to the Closing Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material to the rate of return on such Lender’s or its parent corporation’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or its parent corporation’s policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 3.01(c), will give prompt written notice thereof to the Borrower, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrower’s obligations to pay additional amounts pursuant to this Section 3.01(c) upon the subsequent receipt of such notice. Notwithstanding anything in this Section to the contrary, (i) no Lender shall demand compensation for any amounts referred to in this Section 3.01(c) if it shall not at the time be the general policy or practice of such Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements, and (ii) the Borrower shall not be required to pay any amounts pursuant to this Section 3.01 for any period ending 180 days or more prior to the demand for payment of such amount.

Section 3.02 Breakage Compensation. The Borrower shall compensate each Lender (including the Swing Line Lender), upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Fixed Rate Loans or Swing Loans and costs associated with foreign currency hedging obligations incurred by such Lender in connection with any Foreign Currency Loan) which such Lender may sustain in connection with any of the following: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Fixed Rate Loans or Swing Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Continuation or Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 3.01(a)); (ii) if any repayment or prepayment (whether voluntary or mandatory) or Conversion or Continuation of any Fixed Rate Loans occurs on a date that is not the last day of an Interest Period applicable thereto or any Swing Loan is paid prior to the Swing Loan Maturity Date applicable thereto; (iii) if any prepayment of any of its Fixed Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower; (iv) as a result of an assignment by a Lender of any Fixed Rate Loan other than on the last day of the Interest Period applicable thereto pursuant to a request by the Borrower pursuant to Section 3.05(b). The written request of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such request within 10 days after receipt thereof.

Section 3.03 Net Payments.

(a) Except as provided for in Section 3.03(b), all payments made by the Borrower hereunder, under any Note or any other Loan Document, including all payments made by the Borrower pursuant to its guaranty obligations under Article X, will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding (i) any tax imposed on or measured by the net income or net profits of a Lender and franchise taxes imposed on it pursuant to the laws of the jurisdiction under which such Lender is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender, as applicable, is located or any subdivision thereof or therein, (ii) any branch profits tax imposed on any Lender by the United States or by the jurisdiction of the Lender’s principal office or Applicable Lending Office, (iii) any tax attributable to Lender’s failure to comply with Section 3.03(b), if it is legally entitled to do so, or (iv) in the case of a Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code), any withholding tax that is in effect and would apply to amounts payable to such Lender at the time it becomes a party to this Agreement (or designates a new Applicable Lending Office), except to the extent such Lender (or assignor) was entitled at the time of designation of a new Applicable Lending Office or assignment to receive additional amounts from the Borrower with respect to any withholding tax pursuant to this Section 3.03) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees assessments or other charges being referred to collectively as “Taxes”). Subject to Section 3.03(b), if any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and such additional amounts (including additional amounts to compensate for withholding on amounts paid pursuant to this Section 3.03) as may be necessary so that every payment by it of all amounts due hereunder, under any Note or under any other Loan Document, after withholding or deduction for or on account of any Taxes will not be less than the amount such Lender would have received had no deduction, withholding or payment been required or made with respect to such Taxes. Subject to Section 3.03(b), the Borrower will indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent or such Lender upon its written request, for the amount of any Taxes imposed on and paid by such Lender. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the respective Lender, evidencing such payment by the Borrower.

(b) Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes and that is entitled to claim an exemption from or reduction in United States withholding tax with respect to a payment by Borrower agrees to provide to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 11.06 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this Section), on the date of such assignment or transfer to such Lender, and from time to time thereafter if required by the Borrower or the Administrative Agent: two accurate and complete original signed copies of Internal Revenue Service Forms W-8BEN, W-8ECI, W-8EXP or W-8IMY (or successor, substitute or other appropriate forms and, in the case of Form W-8IMY, complete with accompanying Forms W-8BEN with respect to beneficial owners of the payment) certifying to such Lender’s entitlement to exemption from or a reduced rate of withholding of United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Loan Document, along with any other appropriate documentation establishing such exemption or reduction (such as statements certifying qualification for exemption with respect to portfolio interest). In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of the applicable Internal Revenue Service Form establishing such exemption or reduction (such as statements certifying qualification for exemption with respect to portfolio interest) and any related documentation as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax if the Lender continues to be so entitled. Each Lender that is a United States Person (as such term is defined in Section 7701(a)(3) of the Code) for Federal income tax purposes shall deliver to the Borrower and the Administrative agent, on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 11.06 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this Section) two accurate and complete original signed copies of Internal Revenue Service Form W-9 (or successor, substitute or other appropriate form prescribed by the Internal Revenue Service. No Lender shall be required by this Section 3.03(b) to deliver a form or certificate that it is not legally entitled to deliver. The Borrower shall not be obligated pursuant to Section 3.03(a) hereof to pay additional amounts on account of or indemnify with respect to United States withholding taxes or backup withholding taxes to the extent that such taxes arise solely due to a Lender’s failure to deliver forms that it was legally entitled to but failed to delivery under this Section 3.03(b). The Borrower agrees to pay additional amounts and indemnify each Lender in the manner and to the extent set forth in Section 3.03(a) in respect of any Taxes deducted or withheld by it as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

(c) If any Lender becomes aware that it has finally and irrevocably received or been granted a refund in respect of any Taxes as to which indemnification has been paid by the Borrower pursuant to this Section 3.03, it shall promptly remit such refund (including any interest received in respect thereof) to the Borrower, net of all out-of-pocket costs and expenses to the Borrower; provided, however, that the Borrower agrees to promptly return any such refund (plus interest) to such Lender in the event such Lender is required to repay such refund to the relevant taxing authority and, provided further, that nothing in this Section 3.03(c) shall require any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential). Any such Lender shall use commercially reasonable efforts to provide the Borrower with a copy of any notice of assessment from the relevant taxing authority (redacting any unrelated confidential information contained therein) requiring repayment of such refund. Nothing contained herein shall impose an obligation on any Lender to apply for any such refund.

Section 3.04 Increased Costs to LC Issuers. If after the Closing Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any LC Issuer or any Lender with any request or directive (whether or not having the force of law, but if not having the force of law, being of a type as to which such Lender customarily complies) by any such authority, central bank or comparable agency (in each case made subsequent to the Closing Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such LC Issuer or such Lender’s participation therein, or (ii) shall impose on such LC Issuer or any Lender any other conditions affecting this Agreement, any Letter of Credit or such Lender’s participation therein; and the result of any of the foregoing is to increase the cost to such LC Issuer or such Lender of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such LC Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Borrower by such LC Issuer or such Lender (a copy of which notice shall be sent by such LC Issuer or such Lender to the Administrative Agent), the Borrower shall pay to such LC Issuer or such Lender such additional amount or amounts as will compensate any such LC Issuer or such Lender for such increased cost or reduction. A certificate submitted to the Borrower by any LC Issuer or any Lender, as the case may be (a copy of which certificate shall be sent by such LC Issuer or such Lender to the Administrative Agent), setting forth, in reasonable detail, the basis for the determination of such additional amount or amounts necessary to compensate any LC Issuer or such Lender as aforesaid shall be rebuttably presumed to be correct, although the failure to deliver any such certificate shall not release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 3.04.

Section 3.05 Change of Lending Office; Replacement of Lenders.

(a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 3.01(a)(ii) or (iii), 3.01(c), 3.03 or 3.04 requiring the payment of additional amounts to the Lender, such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Commitments affected by such event; provided, however, that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage deemed by such Lender to be material, with the object of avoiding the consequence of the event giving rise to the operation of any such Section.

(b) If (i) any Lender requests any compensation, reimbursement or other payment under Sections 3.01(a)(ii) or (iii), 3.01(c) or 3.04 with respect to such Lender, or (ii) the Borrower is required to pay any additional amount to any Lender or Governmental Authority pursuant to Section 3.03, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.06(c), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations; provided, however, that such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Section 3.02 hereof). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Nothing in this Section 3.05 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 3.01, 3.03 or 3.04.

ARTICLE IV.

CONDITIONS PRECEDENT

Section 4.01 Conditions Precedent at Closing Date. The obligation of the Lenders to make Loans, and of any LC Issuer to issue Letters of Credit, is subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

(i) Credit Agreement. This Agreement shall have been executed by the Borrower, the Administrative Agent, each LC Issuer and each of the Lenders.

(ii) Notes. The Borrower shall have executed and delivered to the Administrative Agent the appropriate Note or Notes for the account of each Lender that has requested the same.

(iii) Acknowledgement of Subsidiary Guaranty. The Subsidiary Guarantors shall have duly executed and delivered an Acknowledgement to Subsidiary Guaranty, substantially in the form attached hereto as Exhibit C-1 (the “Acknowledgement of Subsidiary Guaranty”).

(iv) Acknowledgement of Security Agreement. The Borrower and each Subsidiary Guarantor shall have duly executed and delivered an Acknowledgement and Amendment to Security Agreement, substantially in the form attached hereto as Exhibit C-2 (the “Acknowledgement of Security Agreement”) and shall, upon request of the Administrative Agent, have executed and delivered all of the following in connection therewith, each of which shall be in form and substance satisfactory to the Administrative Agent: (A) the Collateral Assignments required pursuant to the terms of the Security Agreement, (B) a Perfection Certificate, (C) Landlord’s Agreements requested by the Agent on any leased Real Property on which any material items of Collateral are located, in form and substance reasonably acceptable to the Administrative Agent, and (D) such information and documentation, including without limitation, updated schedules and exhibits to the Security Agreement, in each case, to the extent necessary to make the representations and warranties and other information therein true and correct in all material respects as of the Closing Date.

(v) Fees and Fee Letters. The Borrower shall have (A) executed and delivered to the Administrative Agent, the Administrative Agent Fee Letter and shall have paid to the Administrative Agent, for its own account, the fees required to be paid by it on the Closing Date pursuant to the Administrative Agent Fee Letter, (B) paid to the Administrative Agent, for distribution to the Lenders, as appropriate, the fees required to be paid pursuant to the fee letter among the Borrower and the Lead Arranger dated October 26, 2005, and (C) paid or caused to be paid all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent that have been invoiced on or prior to the Closing Date in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby.

(vi) Corporate Resolutions and Approvals. The Administrative Agent shall have received certified copies of the resolutions of the Board of Directors of the Borrower and each Subsidiary Guarantor, approving the Loan Documents to which the Borrower or any such Subsidiary Guarantor, as the case may be, is or may become a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by the Borrower or any such Subsidiary Guarantor of the Loan Documents to which it is or may become a party.

(vii) Incumbency Certificates. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and of each Subsidiary Guarantor, certifying the names and true signatures of the officers of the Borrower or such Subsidiary Guarantor, as the case may be, authorized to sign the Loan Documents to which the Borrower or such Subsidiary Guarantor is a party and any other documents to which the Borrower or any such other Subsidiary Guarantor is a party that may be executed and delivered in connection herewith.

(viii) Opinions of Counsel. The Administrative Agent shall have received such opinions of counsel from counsel to the Borrower and the Subsidiary Guarantors as the Administrative Agent shall request, each of which shall be addressed to the Administrative Agent and each of the Lenders and dated the Closing Date and in form and substance satisfactory to the Administrative Agent.

(ix) Recordation of Security Documents, Delivery of Collateral, Taxes, etc. The Security Documents (or proper notices or UCC financing statements in respect thereof) shall have been duly recorded, published and filed in such manner and in such places as is required by law to establish, perfect, preserve and protect the rights, Liens and security interests of the parties thereto and their respective successors and assigns, all Collateral items required to be physically delivered to the Administrative Agent thereunder shall have been so delivered, accompanied by any appropriate instruments of transfer, and all taxes, fees and other charges then due and payable in connection with the execution, delivery, recording, publishing and filing of such instruments and the issuance of the Obligations and the delivery of the Notes shall have been paid in full.

(x) Evidence of Insurance. The Administrative Agent shall have received certificates of insurance and other evidence, satisfactory to it, of compliance with the insurance requirements of this Agreement and the Security Documents.

(xi) Search Reports. The Administrative Agent shall have received the results of UCC, federal and state tax and judgment lien, civil suit and other search reports from one or more commercial search firms acceptable to the Administrative Agent.

(xii) Corporate Charter and Good Standing Certificates. The Administrative Agent shall have received: (A) an original certified copy of the Certificate or Articles of Incorporation or equivalent formation document of each Credit Party and any and all amendments and restatements thereof, certified as of a recent date by the relevant Secretary of State; (B) a copy of the By-Laws, Code of Regulations or Operating Agreement (or equivalent document) of each Credit Party certified by an Authorized Officer of such Credit Party as being true and correct; (C) an original good standing certificate from the Secretary of State of the state of incorporation, dated as of a recent date, listing all charter documents affecting such Credit Party and certifying as to the good standing of such Credit Party; and (D) original certificates of good standing from each other jurisdiction in which each Credit Party is authorized or qualified to do business, except for jurisdictions for which the absence of good standing would not have a Material Adverse Effect.

(xiii) Closing Certificate. The Administrative Agent shall have received a certificate substantially in the form of Exhibit E hereto, dated the Closing Date, of an Authorized Officer of the Borrower to the effect that, at and as of the Closing Date and both before and after giving effect to the initial Borrowings hereunder and the application of the proceeds thereof: (A) no Default or Event of Default has occurred or is continuing; and (B) all representations and warranties of the Credit Parties contained herein and in the other Loan Documents are true and correct in all material respects as of the Closing Date.

(xiv) Solvency Certificate. The Administrative Agent shall have received a solvency certificate substantially in the form attached hereto as Exhibit F, dated as of the Closing Date, and executed by the Chief Financial Officer of the Borrower.

(xv) No Material Adverse Effect. Since July 31, 2005 there shall not have occurred any effect or condition that has had or could reasonably be expected to have a Material Adverse Effect.

(xvi) No Litigation. There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that purports to materially and adversely affect the ability of either the Borrower or any Subsidiary of the Borrower to perform its respective obligations under the Loan Documents to which it is a party.

(xvii) Proceedings and Documents. All corporate and other proceedings and all documents in each case incidental to the transactions contemplated hereby shall be reasonably satisfactory in substance and form to the Administrative Agent and the Lenders and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel or any Lender may reasonably request.

Section 4.02 Conditions Precedent to All Credit Events. The obligations of the Lenders, the Swing Line Lender and of each LC Issuer to make or participate in each Credit Event are subject, at the time thereof, to the satisfaction of the following conditions:

(a) Notice. The Administrative Agent (and in the case of subpart (iii) below, the applicable LC Issuer) shall have received, as applicable, (i) a Notice of Borrowing meeting the requirements of Section 2.06(b), with respect to any Borrowing (other than a Continuation or Conversion), (ii) a Notice of Continuation or Conversion meeting the requirements of Section 2.10(b) with respect to a Continuation or Conversion, or (iii) an LC Request meeting the requirement of Section 2.05(b) with respect to each LC Issuance.

(b) No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent, the Swing Line Lender, each LC Issuer and each of the Lenders that all of the applicable conditions specified in Section 4.01 and Section 4.02 have been satisfied as of the times referred to in such Sections.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent, the Lenders and each LC Issuer to enter into this Agreement and to make the Loans and to issue and to participate in the Letters of Credit provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Administrative Agent, the Lenders and each LC Issuer, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

Section 5.01 Corporate Status. The Borrower and each of its Subsidiaries (i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing or in full force and effect under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified or authorized except where the failure to be so qualified would not have a Material Adverse Effect. Schedule 5.01 hereto lists, as of the Closing Date, each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein).

Section 5.02 Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is party. Each Credit Party has duly executed and delivered each Loan Document to which it is party and each Loan Document to which it is party constitutes the legal, valid and binding agreement and obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 5.03 No Violation. Neither the execution, delivery and performance by any Credit Party of the Loan Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to such Credit Party or its properties and assets, except where such contravention would not have a Material Adverse Effect, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than the Liens created pursuant to the Security Documents) upon any of the property or assets of such Credit Party pursuant to the terms of any material promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the Organizational Documents of such Credit Party.

Section 5.04 Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Loan Document to which it is a party or any of its obligations thereunder, or (ii) the legality, validity, binding effect or enforceability of any Loan Document to which any Credit Party is a party, except the filing and recording of financing statements and other documents necessary in order to perfect the Liens created by the Security Documents.

Section 5.05 Litigation. There are no actions, suits or proceedings pending or, to, the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries (i) that have had, or would reasonably be expected to have, a Material Adverse Effect, or (ii) that question the validity or enforceability of any of the Loan Documents, or of any action to be taken by the Borrower or any of the other Credit Parties pursuant to any of the Loan Documents. Schedule 5.05 hereto sets forth certain actions, suits or proceedings pending or, to, the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries, none of which items set forth on such Schedule 5.05 would reasonably be expected to have a Material Adverse Effect.

Section 5.06 Use of Proceeds; Margin Regulations.

(a) The proceeds of all Loans and LC Issuances shall be used by the Borrower to repay certain Indebtedness of the Borrower and its Subsidiaries, for other Permitted Acquisitions, to make prepayments on the Senior Convertible Debentures to the extent that such prepayments are permitted, and proceeds of Loans are permitted to be used therefor, pursuant to Section 7.06(c)(ii) and to provide working capital and funds for general corporate purposes of the Borrower and its Subsidiaries, in each case, not inconsistent with the terms of this Agreement and not in violation of law.

(b) No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower or of the Borrower and its consolidated Subsidiaries that are subject to any “arrangement” (as such term is used in Section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

Section 5.07 Financial Statements.

(a) The Borrower has furnished to the Administrative Agent and the Lenders complete and correct copies of the Financial Statements. The Financial Statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Borrower and its Subsidiaries as of the respective dates indicated and the consolidated results of their respective operations and cash flows for the respective periods indicated, subject in the case of any such financial statements that are unaudited, to normal audit adjustments, none of which could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries did not have, as of the date of the latest financial statements referred to above, and will not have as of the Closing Date after giving effect to the incurrence of Loans or LC Issuances hereunder, any material or significant contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitments not reflected in the foregoing financial statements or the notes thereto in accordance with GAAP and that in any such case is material in relation to the business, operations, properties, assets, financial or other condition or prospects of the Borrower and its Subsidiaries.

(b) The financial projections of the Borrower and its Subsidiaries for the fiscal years 2006 through 2009 prepared by the Borrower and delivered to the Administrative Agent and the Lenders (the “Financial Projections”) were prepared on behalf of the Borrower in good faith after taking into account historical levels of business activity of the Borrower and its Subsidiaries, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Borrower and its Subsidiaries to be reasonably pertinent thereto; provided, however, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Borrower’s projected consolidated results as set forth in the Financial Projections will actually be realized, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results for the periods covered by the Financial Projections may differ materially from the Financial Projections. No facts not reflected in the Financial Projections are known to the Borrower as of the Closing Date which, if reflected in the Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

Section 5.08 Solvency. The Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that the Borrower has incurred to the Administrative Agent, each LC Issuer and the Lenders under the Loan Documents. The Borrower now has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and the Borrower, as of the Closing Date, owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay the Borrower’s debts; and the Borrower is not entering into the Loan Documents with the intent to hinder, delay or defraud its creditors. For purposes of this Section, “debt” means any liability on a claim, and “claim” means (x) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

Section 5.09 No Material Adverse Change. Since July 31, 2005, there has been no change in the condition, business or affairs of the Borrower and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

Section 5.10 Tax Returns and Payments. The Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it that have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Subsidiaries have established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. Neither the Borrower nor any of its Subsidiaries knows of any proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Borrower and its Subsidiaries have made, would reasonably be expected to have a Material Adverse Effect.

Section 5.11 Title to Properties, etc. Except as set forth on Schedule 5.11, the Borrower and each of its Subsidiaries has good and marketable title, in the case of Real Property, and good title (or valid Leaseholds, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Permitted Liens. The interests of the Borrower and its Subsidiaries in the properties reflected in their most recent balance sheets, taken as a whole, are sufficient, in the judgment of the Borrower, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Borrower and its Subsidiaries.

Section 5.12 Lawful Operations, etc. The Borrower and each of its Subsidiaries: (i) hold all necessary foreign, federal, state, local and other governmental licenses, registrations, certifications, permits and authorizations necessary to conduct its business; and (ii) are in full compliance with all requirements imposed by law, regulation or rule, whether foreign, federal, state or local, that are applicable to it, its operations, or its properties and assets, including, without limitation, applicable requirements of Environmental Laws, except for any failure to obtain and maintain in effect, or noncompliance, that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.13 Environmental Matters.

(a) The Borrower and each of its Subsidiaries are in material compliance with all applicable Environmental Laws. All material licenses, permits, registrations or approvals required for the conduct of the business of the Borrower and its Subsidiaries under any Environmental Law have been secured or have an outstanding, timely application and the Borrower and its Subsidiaries are in material compliance therewith. Neither the Borrower nor any of its Subsidiaries has received written notice, or otherwise knows, that it is in any respect in material noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or that would materially affect the ability of the Borrower or such Subsidiary to operate any Real Property. There are no material Environmental Claims pending or, to the best knowledge of any Borrower, threatened.

(b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on any Real Property of the Borrower or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event was conducted by the Borrower or any of its Subsidiaries is not in compliance with Environmental Laws and is reasonably likely to have a Material Adverse Effect.

Section 5.14 Compliance with ERISA. The Borrower and each of its Subsidiaries and each ERISA Affiliate (i) has fulfilled all material obligations under the minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all material contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) has not incurred any unsatisfied material liability under Title IV of ERISA to the PBGC (other than required premium payments to the PBGC) with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could reasonably be expected to give rise to a material liability of the Borrower or any ERISA Affiliate in respect thereof. Neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate is at the date hereof, or has been at any time within the five years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a “contributing sponsor” (as such term is defined in Section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement “welfare benefit plan” (as such term is defined in ERISA) except as has been disclosed to the Administrative Agent and the Lenders in writing or as would not have or be reasonably be expected to have a Material Adverse Effect.

Section 5.15 Intellectual Property, etc. The Borrower and each of its Subsidiaries has obtained or has the rights to all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, except in the case in which such conflict would not have or be reasonably expected to cause a Material Adverse Effect.

Section 5.16 Investment Company Act, etc. Neither the Borrower nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

Section 5.17 Insurance. The Borrower and each of its Subsidiaries maintains insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with industry standards and in each case in compliance with the terms of Section 6.03.

Section 5.18 Security Interests. The Security Documents create, as security for the Secured Obligations (as defined in the Security Agreement), valid and enforceable, and upon making the filings and recordings referenced in the next sentence, perfected, security interests in and Liens on all of the Collateral subject thereto from time to time, in favor of the Administrative Agent for the benefit of the Secured Creditors (as defined in the Security Agreement), superior to and prior to the rights of all third persons and subject to no other Liens, except for Permitted Liens. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document that shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof. All recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable legal requirements or other laws applicable to the property encumbered by the Security Documents in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement thereof have been paid.

Section 5.19 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, other than the Financial Projections (as to which representations are made only as provided in Section 5.07(b)), is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Person in writing to the Administrative Agent or any Lender in connection with this Agreement will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided, except that any such future information consisting of financial projections prepared by the Borrower or any of its Subsidiaries is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.

Section 5.20 Defaults. No Default or Event of Default exists as of the Closing Date hereunder, nor will any Default or Event of Default begin to exist immediately after the execution and delivery hereof.

Section 5.21 Anti-Terrorism Law Compliance. Neither the Borrower nor any of its Subsidiaries is in violation of any law or regulation, or identified in any list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act), that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits any Lender or LC Issuer from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Borrower.

ARTICLE VI.

AFFIRMATIVE COVENANTS

The Borrower hereby covenants and agrees that on the Closing Date and thereafter so long as this Agreement is in effect and until such time as the Commitments have been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Loan Documents, have been paid in full:

Section 6.01 Reporting Requirements. The Borrower will furnish to the Administrative Agent (who shall promptly provide a copy to each Lender in accordance with Section 11.05(c) hereof):

(a) Annual Financial Statements. As soon as available and in any event within 100 days after the close of each fiscal year of the Borrower, the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, of stockholders’ equity and of cash flows for such fiscal year, and in the case of such consolidated financial statements, setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Borrower and such consolidated statements shall (A) contain an unqualified opinion and state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, and setting forth comparative figures for the preceding fiscal year, or (B) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

(b) Quarterly Financial Statements. As soon as available and in any event within 55 days after the close of each of the quarterly accounting periods in each fiscal year of the Borrower, the unaudited consolidated balance sheets and statement of cash flows of the Borrower and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited consolidated statements of income for such quarterly period and/or for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which shall be certified on behalf of the Borrower by the Chief Financial Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

(c) Officer’s Compliance Certificates. At the time of the delivery of the financial statements provided for in subparts (a) and (b) above, a certificate (a “Compliance Certificate”), substantially in the form of Exhibit D, and setting forth the calculations required to establish compliance with the provisions of Section 7.07, signed by the Chief Financial Officer of the Borrower and including a certification that, (i) no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the actions the Borrower has taken or proposes to take with respect thereto, and (ii) the representations and warranties of the Credit Parties are true and correct in all material respects on and as of the date of delivery of such Compliance Certificate, except to the extent that any relate to an earlier specified date, in which case, such representations shall be true and correct in all material respects as of the date made.

(d) Budgets. Within 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending October 31, 2005, a consolidated budget in reasonable detail for each of the four fiscal quarters of the then current fiscal year, which budget shall be in form and detail reasonably satisfactory to the Administrative Agent.

(e) Notices. Promptly, and in any event within three Business Days, after:

(i) any Authorized Officer obtaining knowledge of the occurrence of any event that constitutes a Default or Event of Default, notice thereof, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower propose to take with respect thereto; or

(ii) notice of the occurrence of any event or condition that has had or would reasonably be expected to have a Material Adverse Effect.

(f) ERISA. Promptly, and in any event within 10 Business Days after an Authorized Officer of the Borrower or any of its Subsidiaries obtaining knowledge of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent and each of the Lenders a certificate on behalf of the Borrower of an Authorized Officer of the Borrower setting forth the details as to such occurrence and the action, if any, that the Borrower or such Subsidiary of the Borrower or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given by the Borrower or such Subsidiary of the Borrower or the ERISA Affiliate to or filed with the PBGC, a Plan participant or the Plan administrator with respect thereto: (i) that a Reportable Event has occurred with respect to any Plan; (ii) the institution of any steps by the Borrower, any Subsidiary of the Borrower, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer a Plan; (iii) the institution of any steps by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA or in Section 4063 of ERISA) in excess of $5,000,000; (iv) a Prohibited Transaction in connection with any Plan that could reasonably be expected to give rise to a material liability of the Borrower or any ERISA Affiliate in respect thereof; (v) that a Plan has Unfunded Benefit Liabilities exceeding $5,000,000; (vi) the cessation of operations at a facility of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to a Plan; (viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; (ix) the insolvency of or commencement of reorganization proceedings with respect to a Multiemployer Plan; or (x) the taking of any action by the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

(g) Environmental Matters. Promptly upon, and in any event within 10 Business Days after, an Authorized Officer of the Borrower or any of its Subsidiaries obtaining knowledge thereof, notice of one or more of the following environmental matters: (i) any pending or, to the knowledge of any such Authorized Officer, threatened, material Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (A) results in material noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law and (B) could reasonably be expected to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property; and (iii) the taking of any removal or remedial action in response to the actual or alleged release of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other global agency, excluding any Environmental Claim, condition or occurrence, or removal or remedial action that is not reasonably expected to exceed $500,000. All such notices shall describe in reasonable detail the nature of the Environmental Claim, the Borrower’s or such Subsidiary’s actual or reasonably anticipated response thereto and, if and to the extent reasonably estimable, a good faith estimate of the actual or reasonably anticipated exposure in dollars of the Borrower and its Subsidiaries with respect thereto.

(h) SEC Reports and Registration Statements. Promptly and in any event within 5 days after transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and all annual, quarterly or current reports that the Borrower or any of its Subsidiaries files with the SEC on Form 10-K, 10-Q or 8-K (or any successor forms).

(i) Annual, Quarterly and Other Reports. Without duplication of Section 6.01(h) above, promptly and in any event within 5 days after transmission thereof to its stockholders, copies of all annual, quarterly and other reports and all proxy statements that the Borrower furnishes to its stockholders generally.

(j) Auditors’ Internal Control Comment Letters, etc. Within 90 days after the delivery of the annual financial statements provided for in subpart (a) above, a copy of each letter or memorandum commenting on internal accounting controls and/or accounting or financial reporting policies followed by the Borrower and/or any of its Subsidiaries, which is submitted to the Borrower by its independent accountants in connection with any annual audit made by such independent accountants.

(k) Information Relating to Collateral. At the time of the delivery of the annual financial statements provided for in subpart (a) above, a certificate of an Authorized Officer of the Borrower (i) setting forth any changes to the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the most recently delivered or updated Perfection Certificate and (ii) certifying that, except in connection with asset sales that have been permitted pursuant to this Agreement, neither the Borrower nor any of its Subsidiaries has taken any actions (and that the Borrower and each of its Subsidiaries are not aware of any actions so taken) to terminate any UCC financing statements or other filings, recordings or registrations (including all refilings, rerecordings and reregistrations, containing a description of the Collateral) that have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above, to the extent such filings, recordings and reregistrations are necessary to perfect the security interests and Liens under the Security Documents for a period of not less than 18 months after the date of such certificate.

(l) Other Notices. Promptly and in any event within 5 days after the transmission or receipt thereof, as applicable, copies of all notices received or sent by the Borrower or any Subsidiary to or from the holders of any Material Indebtedness or any trustee with respect thereto.

(m) Other Information. Within 15 days after a request therefor, such other information or documents (financial or otherwise) relating to the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender (through the Agent) may reasonably request from time to time.

Section 6.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower or such Subsidiary, as the case may be, in accordance with GAAP (except as to Foreign Subsidiaries, until they are required to do so); and (ii) permit, upon at least two Business Days’ notice to the Borrower, officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of the Borrower and its Subsidiaries in whomsoever’s possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another Person), to examine the books of account of the Borrower and any of its Subsidiaries, and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of the Borrower and of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders may request; provided that unless an Event of Default has occurred and is continuing, the Lenders and their designated representatives shall be limited to one such inspection during each fiscal year.

Section 6.03 Insurance.

(a) The Borrower will, and will cause each of its Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower and its Subsidiaries as of the Closing Date, and (ii) forthwith upon the Administrative Agent’s written request, furnish to the Administrative Agent such information about such insurance as the Administrative Agent may from time to time reasonably request, which information shall be prepared in form and detail reasonably satisfactory to the Administrative Agent and certified by an Authorized Officer of the Borrower.

(b) To the extent required pursuant to Section 6.03(a) above, the Borrower will, and will cause each other Credit Party to, at all times keep their respective property that is subject to the Lien of any Security Document insured in favor of the Administrative Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower or any such Credit Party) (i) shall be endorsed to the Administrative Agent’s satisfaction for the benefit of the Administrative Agent (including, without limitation, by naming the Administrative Agent as loss payee (with respect to Collateral) or, to the extent permitted by applicable law with respect to liability insurance, as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days’ prior written notice thereof (or 10 days’ prior written notice in the case of cancellation for the non-payment of premiums) by the respective insurer to the Administrative Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Administrative Agent and the Lenders, and (iv) shall in the case of any such certificates or endorsements in favor of the Administrative Agent, be delivered to or deposited with the Administrative Agent.

(c) If the Borrower or any other Credit Party shall fail to maintain any insurance in accordance with this Section, or if the Borrower or any such Credit Party shall fail to so endorse and deliver or deposit all endorsements or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation), to procure such insurance and the Borrower agrees to reimburse the Administrative Agent on demand, for all costs and expenses of procuring such insurance.

Section 6.04 Payment of Taxes and Claims. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP. Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Domestic Subsidiaries to, pay in full all of its wage obligations to its employees in accordance with the Fair Labor Standards Act (29 U.S.C. Sections 206-207) and any comparable provisions of applicable law, except to the extent that the failure to do so would not have a Material Adverse Effect.

Section 6.05 Corporate Franchises. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section shall be deemed to prohibit any transaction permitted by Section 7.02.

Section 6.06 Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used in its business in whomsoever’s possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses.

Section 6.07 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, other than those that the noncompliance with which would not reasonably be expected to have a Material Adverse Effect.

Section 6.08 Compliance with Environmental Laws. Without limitation of the covenants contained in Section 6.07:

(a) The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, except to the extent that such compliance with Environmental Laws is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, and an adverse outcome in such proceedings could not reasonably be expected to have a Material Adverse Effect.

(b) Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries or transport or permit the transportation of Hazardous Materials to or from any such Real Property other than in material compliance with applicable Environmental Laws and in the ordinary course of business.

(c) To the extent required to do so under any applicable order of any Governmental Authority, the Borrower will undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all Governmental Authorities, except to the extent that the Borrower or such Subsidiary is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP.

Section 6.09 Certain Subsidiaries to Join in Subsidiary Guaranty. In the event that at any time after the Closing Date, the Borrower acquires, creates or has any Domestic Subsidiary that is not already a party to the Subsidiary Guaranty, the Borrower will promptly, but in any event with 10 Business Days (or such longer period to which the Administrative Agent may agree in its sole discretion), cause such Subsidiary to deliver to the Administrative Agent, in sufficient quantities for the Lenders, (a) a Guaranty Supplement (as defined in the Subsidiary Guaranty), duly executed by such Subsidiary, pursuant to which such Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (b) resolutions of the Board of Directors or equivalent governing body of such Subsidiary, certified by the Secretary or an Assistant Secretary of such Domestic Subsidiary, as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplement and the other Loan Documents to which such Subsidiary is, or will be a party, together with such other corporate documentation and an opinion of counsel as the Administrative Agent shall reasonably request, in each case, in form and substance satisfactory to the Administrative Agent; provided, however, that, notwithstanding the foregoing, (i) a Domestic Subsidiary shall not be required to become a party to the Subsidiary Guaranty so long as (A) such Domestic Subsidiary is a Non-Material Subsidiary, and (B) the aggregate of the total assets of all such Domestic Subsidiaries that are Non-Material Subsidiaries and that are not Credit Parties shall not exceed $30,000,000, and (ii) Cooper Captive, Inc. shall not be required to become a party to the Subsidiary Guaranty.

Section 6.10 Additional Security; Real Estate Matters; Further Assurances.

(a) Additional Security. Subject to subpart (b) below, in the event the Borrower or any Subsidiary Guarantor acquires, owns or holds, an interest in any personal property that is not at the time included in the Collateral, the Borrower will promptly notify the Administrative Agent in writing of such event, identifying the property or interests in question, and the Borrower will, or will cause such Subsidiary to, within 10 Business Days (or such longer period to which the Administrative Agent may agree in its sole discretion) following request by the Administrative Agent, grant to the Administrative Agent for the benefit of the Secured Creditors (as defined in the Security Agreement) a Lien on such personal property pursuant to the terms of such security agreements, assignments or other documents as the Administrative Agent deems appropriate (collectively, the “Additional Security Document”) or a joinder in any existing Security Document. Furthermore, the Borrower shall cause to be delivered to the Administrative Agent such opinions of local counsel, corporate resolutions, a Perfection Certificate and other related documents as may be reasonably requested by the Administrative Agent in connection with the execution, delivery and recording of any such Additional Security Document or joinder, all of which documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

(b) Foreign and Non-Material Subsidiaries. Notwithstanding anything in subpart (a) above or elsewhere in this Agreement to the contrary, (i) Cooper Captive, Inc. shall not be required to become a party to any of the Security Documents, (ii) a Subsidiary shall not be required to become a party to any of the Security Documents so long as (A) such Subsidiary is Non-Material Subsidiary, and (B) the aggregate of the total assets of all such Non-Material Subsidiaries that are not Credit Parties shall not exceed $30,000,000, and (iii) no Credit Party shall be required to pledge (or cause to be pledged) (A) more than 65% of the voting Equity Interests of any first tier Foreign Subsidiary, or any of the Equity Interests of any other Foreign Subsidiary, or to cause a Foreign Subsidiary to join in the Subsidiary Guaranty or to become a party to the Security Agreement or any other Security Document, or (B) any Equity Interests of any Foreign Subsidiary that is a Non-Material Subsidiary.

(c) Landlord/Mortgagee Waivers. The Borrower will promptly upon request of the Administrative Agent obtain, and will maintain in effect, Landlord’s Agreements on any leased Real Property on which any material items of Collateral are located, in form and substance reasonably acceptable to the Administrative Agent.

(d) Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Administrative Agent may reasonably require, in each case in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents, or to correct any errors.

(e) Non-Perfection in Certain Items of Collateral. Notwithstanding anything in this Section or elsewhere in this Agreement or any other Loan Document to the contrary, to the extent that the Administrative Agent, in its sole discretion, determines that the expense associated with perfecting, recording or filing the security interests or Liens granted or to be granted pursuant to any Security

Document in any item of Collateral exceeds the benefits to the Administrative Agent, the Lenders and the other parties, if any, secured thereby, attained or to be attained by such perfection, recording or filing, the Administrative Agent may waive the requirement of perfecting, recording or filing such security interest or Lien in such Collateral.

Section 6.11 Senior Indebtedness. The Obligations shall, and the Borrower shall take all necessary action to ensure that the Obligations shall, at all times rank at least pari passu in right of payment (to the fullest extent permitted by law) with all other senior Indebtedness of the Borrower and each Subsidiary Guarantor.

ARTICLE VII.

NEGATIVE COVENANTS

The Borrower hereby covenants and agrees that on the Closing Date and thereafter for so long as this Agreement is in effect and until such time as the Commitments have been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Loan Documents, have been paid in full:

Section 7.01 Changes in Business. Neither the Borrower nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the Closing Date.

Section 7.02 Consolidation, Merger, Acquisitions, Asset Sales, etc. The Borrower will not, and will not permit any Subsidiary to, (i) wind up, liquidate or dissolve its affairs, (ii) enter into any transaction of merger or consolidation, (iii) make or otherwise effect any Acquisition, (iv) make or otherwise effect any Asset Sale, or (v) agree in writing to do any of the foregoing at any future time, except that, if no Default or Event of Default shall have occurred and be continuing or would result therefrom each of the following shall be permitted:

(a) the merger, consolidation or amalgamation of (i) any Subsidiary of the Borrower with or into the Borrower, provided the Borrower is the surviving or continuing or resulting corporation; (ii) any Subsidiary of the Borrower with or into any Subsidiary Guarantor, provided that the surviving or continuing or resulting corporation is a Subsidiary Guarantor; or (iii) any Foreign Subsidiary of the Borrower with or into any other Foreign Subsidiary of the Borrower;

(b) the merger of any Domestic Subsidiary that is not required to be a Subsidiary Guarantor hereunder into another Domestic Subsidiary that is not required to be a Subsidiary Guarantor;

(c) the voluntary dissolution or liquidation of any Subsidiary that is an inactive or dormant Non-Material Subsidiary;

(d) any Asset Sale by (i) the Borrower to any other Credit Party, (ii) any Subsidiary of the Borrower to any Credit Party; (iii) any Domestic Subsidiary that is not required to be a Subsidiary Guarantor to another Domestic Subsidiary that is not required to be a Subsidiary Guarantor, or (iv) any Foreign Subsidiary of the Borrower to any other Foreign Subsidiary of the Borrower;

(e) the Borrower or any Subsidiary may make any Permitted Acquisition, provided that all of the conditions contained in such definition are satisfied; and

(f) in addition to any Asset Sale permitted above, the Borrower or any of its Subsidiaries may consummate any Asset Sale, provided that (i) the consideration for each such Asset Sale represents fair value and at least 90% of such consideration consists of cash; (ii) in the case of any Asset Sale involving consideration in excess of $5,000,000, at least five Business Days prior to the date of completion of such Asset Sale, the Borrower shall have delivered to the Administrative Agent an officer’s certificate of an Authorized Officer, which certificate shall contain (A) a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated sale price or other consideration for such transaction, and (B) a certification that no Default or Event of Default has occurred and is continuing, or would result from the consummation of such transaction; and (iii) the aggregate amount of all Asset Sales made pursuant to this subpart during any fiscal year of the Borrower shall not exceed $40,000,000.

Section 7.03 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind of the Borrower or any such Subsidiary whether now owned or hereafter acquired, except that the foregoing shall not apply to:

(a) any Standard Permitted Lien;

(b) Liens in existence on the Closing Date that are listed in Schedule 7.03 hereto and extensions or renewals of such Liens, so long as such Liens being extended or renewed do not extend to any other property or assets other than proceeds and replacements and the aggregate principal amount of Indebtedness secured by such Liens is not increased;

(c) Liens (i) that are placed upon fixed or capital assets, acquired, constructed or improved by the Borrower or any Subsidiary, provided that (A) such Liens only secure Indebtedness permitted by Section 7.04(c), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets; and (D) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary; or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets other than proceeds and replacements;

(d) Liens (i) on fixed or capital assets and other assets that are not current assets in connection with Indebtedness assumed pursuant to Section 7.04(d); or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that, in the case of both (i) and (ii) above, the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets of the Borrower or any of its Subsidiaries other than proceeds and replacements;

(e) Liens securing Indebtedness permitted pursuant to Section 7.04(e), provided that (i) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary, and (ii) in the case of the Borrower or any Domestic Subsidiary, such Liens are only placed on fixed or capital assets or other assets that are not current assets;

(f) vendor Liens granted in the ordinary course of business in connection with the customary terms for purchase of materials, supplies and equipment in European countries;

(g) Liens on the assets of Cooper Vision International Holding Company, L.P. securing the Indebtedness owing to Cooper Vision, Inc. pursuant to (a) the promissory note dated January 12, 2005 in the principal amount of $75,000,000 and (b) the promissory note dated January 12, 2005 in the principal amount of $325,000,000 (each as amended, collectively, the “CVIHC Note”), in each case, made by Cooper Vision International Holding Company, L.P. in favor of CooperVision, Inc.

(h) in addition to any Lien permitted pursuant to any of the foregoing subparts, Liens securing obligations not in excess of the aggregate amount of $1,000,000, not incurred in connection with the borrowing of money; and

(i) any Lien granted to the Administrative Agent securing any of the Obligations or any other Indebtedness of the Credit Parties under the Loan Documents or any Indebtedness under any Designated Hedge Agreement.

Section 7.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Borrower or any of its Subsidiaries, except:

(a) Indebtedness incurred under this Agreement and the other Loan Documents;

(b) the Indebtedness set forth on Schedule 7.04 hereto, and any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof;

(c) (i) Indebtedness consisting of Capitalized Lease Obligations of the Borrower and its Subsidiaries, (ii) Indebtedness secured by a Lien referred to in Section 7.03(c), and (iii) any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof, provided the aggregate outstanding principal amount (using Capitalized Lease Obligations in lieu of principal amount, in the case of any Capital Lease) of Indebtedness permitted by this subpart (c) shall not exceed $10,000,000 at any time;

(d) Indebtedness assumed in connection with a Permitted Acquisition, provided that (i) such Indebtedness was not incurred in contemplation of such Permitted Acquisition, (ii) no Default or Event of Default shall then exist or immediately after incurring any of such Indebtedness will exist, (iii) the Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 7.07 both immediately before and after giving pro forma effect to the incurrence of such Indebtedness, and (iv) the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed $30,000,000;

(e) Indebtedness issued by the Borrower or any Subsidiary to the seller or sellers of an entity being acquired in connection with a Permitted Acquisition, provided that (i) no Default or Event of Default shall then exist or immediately after incurring any of such Indebtedness will exist, (ii) the Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 7.07 both immediately before and after giving pro forma effect to the incurrence of such Indebtedness, and (iii) the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed $15,000,000;

(f) Indebtedness constituting Permitted Foreign Subsidiary Loans and Investments;

(g) any intercompany loans and Capital Leases (i) made by the Borrower or any Subsidiary to any Credit Party; or (ii) made by any Foreign Subsidiary to any other Foreign Subsidiary;

(h) Indebtedness of the Borrower and its Subsidiaries under Hedge Agreements, provided such Hedge Agreements have been entered into in the ordinary course of business and not for speculative purposes;

(i) Indebtedness constituting Guaranty Obligations permitted by Section 7.05;

(j) Indebtedness issued pursuant to the Senior Convertible Debentures incurred in accordance with the terms and conditions of the Senior Convertible Debenture Documents and any refinancing thereof; provided that: (i) the aggregate principal amount of all such Indebtedness does not exceed $115,000,000 at any time; and (ii) with respect to any such refinancing, (x) the maturity of such refinanced Indebtedness is no earlier than six months after the latest of the Revolving Facility Termination Date and the Term Loan Maturity Date, as each of them is in effect at the time of determination, and (y) in the aggregate, the other material terms of any such refinanced Indebtedness (including, without limitation, the conversion provisions) are no less favorable to the Borrower than the other material terms contained in the Senior Convertible Debenture Documents;

(k) other Indebtedness of the Borrower to the extent not permitted by any of the foregoing clauses, provided that (i) no Default or Event of Default shall then exist or immediately after incurring any of such Indebtedness will exist, (ii) the Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 7.07 both immediately before and after giving pro forma effect to the incurrence of such Indebtedness, and (iii) the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed $30,000,000; and

(l) other Indebtedness of the Borrower to the extent not permitted by any of the foregoing clauses, provided that (i) no Default or Event of Default shall then exist or immediately after incurring any of such Indebtedness will exist, (ii) such Indebtedness shall constitute Subordinated Indebtedness, (iii) the Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 7.07 both immediately before and after giving pro forma effect to the incurrence of such Indebtedness, and (iv) the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed $150,000,000.

Section 7.05 Investments and Guaranty Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, (i) make or commit to make any Investment or (ii) be or become obligated under any Guaranty Obligations, except:

(a) Investments by the Borrower or any of its Subsidiaries in cash and Cash Equivalents;

(b) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

(c) the creation and holding by the Borrower and its Subsidiaries of receivables and similar items owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(d) any Permitted Creditor Investment;

(e) loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business, provided the aggregate outstanding amount of all such loans and advances shall not exceed $1,500,000 at any time;

(f) to the extent not permitted by any of the other subparts in this Section, Investments existing as of the Closing Date and described on Schedule 7.05 hereto;

(g) any Guaranty Obligations of the Borrower or any Subsidiary in favor of the Administrative Agent, each LC Issuer and the Lenders and any other Benefited Creditor in respect of any Designated Hedge Agreement pursuant to the Loan Documents;

(h) Investments of the Borrower and its Subsidiaries in Hedge Agreements permitted to be to entered into pursuant to this Agreement;

(i) Investments (i) of the Borrower or any of its Subsidiaries in any Subsidiary existing as of the Closing Date, (ii) of the Borrower in any Credit Party made after the Closing Date, (ii) of any Credit Party in any other Credit Party (other than the Borrower) made after the Closing Date, or (iii) constituting Permitted Foreign Subsidiary Loans and Investments;

(j) Investments of any Foreign Subsidiary in any other Subsidiary of the Borrower;

(k) intercompany loans and advances permitted by Section 7.04(f);

(l) the Acquisitions permitted by Section 7.02;

(m) any Guaranty Obligation incurred by any Credit Party with respect to Indebtedness of another Credit Party which Indebtedness is permitted by Section 7.04; and

(n) other Investments by the Borrower or any Subsidiary of the Borrower in any other Person (other than the Borrower or any of its then existing Subsidiaries (other than Cooper Captive, Inc.)) made after the Closing Date and not permitted pursuant to the foregoing subparts, provided that (i) at the time of making any such Investment no Default or Event of Default shall have occurred and be continuing, or would result therefrom, and (ii) the maximum cumulative amount of all such Investments that are so made pursuant to this subpart and outstanding at any time shall not exceed an aggregate of $25,000,000, taking into account the repayment of any loans or advances comprising such Investments.

Section 7.06 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) the Borrower or any of its Subsidiaries may declare and pay or make Capital Distributions that are payable solely in additional shares of its common stock (or warrants, options or other rights to acquire additional shares of its common stock);

(b) (i) any Subsidiary of the Borrower may declare and pay or make Capital Distributions to any Credit Party, (ii) any Foreign Subsidiary of the Borrower may declare and pay or make Capital Distributions to any other Foreign Subsidiary or to any Credit Party;

(c) the Borrower may make:

(i) regularly scheduled payments of interest with respect to the Indebtedness outstanding under the Senior Convertible Debenture Documents; and

(ii) prepayment in whole or in part of any Indebtedness incurred pursuant to the Senior Convertible Debenture Documents (or other redemption, repurchase, retirement, direct or indirect of such Indebtedness, or the exercise of any right of legal defeasance, covenant defeasance or similar right with respect thereto); provided that (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (y) after giving effect thereto, the Total Leverage Ratio would be less than 2.75 to 1.00, and in connection therewith, proceeds of Loans may be used to make such prepayment, so long as, at the time of such prepayment, and after giving effect to such Loans, the sum of the Unused Total Revolving Commitment and Unrestricted Domestic Cash of the Borrower less the aggregate principal amount of Swing Loans outstanding at such time is not less than $50,000,000;

(d) the Borrower may make regularly scheduled payments of interest with respect to any Subordinated Indebtedness incurred pursuant to Section 7.04(1); and

(e) the Borrower may declare and pay or make Capital Distributions, provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Borrower will be in compliance with the financial covenants set forth in Section 7.07 after giving pro forma effect to each such Capital Distribution, and (iii) the aggregate amount of all Capital Distributions made by the Borrower during any fiscal year shall not exceed $10,000,000; provided, however, that if the Total Leverage Ratio at the time of any Capital Distribution made or to be made during such fiscal year shall be less than 2.75 to 1.00, additional Capital Distributions may be made up to a maximum aggregate amount, when added to all Capital Distributions made in the prior twelve months, of $50,000,000.

Section 7.07 Financial Covenants.

(a) Capitalization Ratio. The Borrower will not at any time permit the Capitalization Ratio to exceed 0.50 to 1.00.

(b) Total Leverage Ratio. The Borrower will not permit at any time the Total Leverage Ratio to be greater than the maximum ratio specified below during the period opposite such maximum ratio:

Period	Maximum Ratio
Closing Date through October 30, 2006	3.75 to 1.00
From October 31, 2006 through October 30, 2007	3.00 to 1.00
From October 31, 2007 through October 30, 2009	2.50 to 1.00
On October 31, 2009 and thereafter	2.00 to 1.00

(c) Fixed Charge Coverage Ratio. The Borrower will not permit at any time the Fixed Charge Coverage Ratio to be less than the minimum ratio specified below during the period opposite such maximum amount:

Period	Minimum Ratio
Closing Date through October 30, 2009	1.10 to 1.00
On October 31, 2009 and thereafter	1.20 to 1.00

Section 7.08 Limitation on Certain Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any “negative pledge” covenant or other agreement, restriction or arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or suffer to exist any Lien upon any of its property or assets as security for Indebtedness, or

(b) the ability of any such Subsidiary to make Capital Distributions or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, or to make loans or advances to the Borrower or any of the Borrower’s other Subsidiaries, or transfer any of its property or assets to the Borrower or any of the Borrower’s other Subsidiaries, except for such restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Loan Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) customary provisions restricting assignment of any licensing agreement entered into in the ordinary course of business, (v) customary provisions restricting the transfer or further encumbering of assets subject to Liens permitted under Sections 7.03(b), (c), (d) and (e), (vi) customary restrictions affecting only a Subsidiary of the Borrower under any agreement or instrument governing any of the Indebtedness of a Subsidiary permitted pursuant to Section 7.04, (vii) restrictions affecting any Foreign Subsidiary of the Borrower under any agreement or instrument governing any Indebtedness of such Foreign Subsidiary permitted pursuant to Section 7.04, and customary restrictions contained in “comfort” letters and guarantees of any such Indebtedness, (viii) any document relating to Indebtedness secured by a Lien permitted by Section 7.03, insofar as the provisions thereof limit grants of junior liens on the assets securing such Indebtedness, and (ix) any Operating Lease or Capital Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other Person.

Section 7.09 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Borrower, any Subsidiary, and in the case of a Subsidiary, the Borrower or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate, except (i) sales of goods to an Affiliate for use or distribution outside the United States that in the good faith judgment of the Borrower comply with any applicable legal requirements of the Code, or (ii) agreements and transactions with and payments to officers, directors and shareholders that are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of the Borrower, and not prohibited by any of the provisions of this Agreement or in violation of any law, rule or regulation.

Section 7.10 Plan Terminations, Minimum Funding, etc. The Borrower will not, and will not permit any Subsidiary of the Borrower or ERISA Affiliate to, (i) terminate any Plan or Plans so as to result in liability of the Borrower or any ERISA Affiliate to the PBGC in excess of, in the aggregate, the amount that is equal to 5% of the Borrower’s Consolidated Net Worth as of the date of the then most recent financial statements furnished to the Lenders pursuant to the provisions of this Agreement, (ii) permit to exist one or more events or conditions that present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Borrower or any Subsidiary of the Borrower or ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of such amount in the aggregate, (iii) fail to materially comply with the minimum funding standards of ERISA and the Code with respect to any Plan, or (iv) fail to satisfy all material contribution obligations in respect of any Multiemployer Plan or Multiple Employer Plan.

Section 7.11 Anti-Terrorism Laws. Neither the Borrower nor any of its Subsidiaries shall be in violation of any law or regulation, or identified in any list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act), that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits any Lender or

LC Issuer from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Borrower.

Section 7.12 Modifications to Certain Agreements. The Borrower shall not, and shall not permit any Subsidiary to, amend, restate, supplement or otherwise modify, in any material respect, or enter into any material consent or waiver with respect to, the Senior Convertible Debenture Documents without the prior written consent of the Administrative Agent and the Required Lenders, which consent shall not be unreasonably withheld or delayed.

ARTICLE VIII.

EVENTS OF DEFAULT

Section 8.01 Events of Default. Any of the following specified events shall constitute an Event of Default (each an “Event of Default”):

(a) Payments: the Borrower shall (i) default in the payment when due (whether at maturity, on a date fixed for a scheduled repayment, on a date on which a required prepayment is to be made, upon acceleration or otherwise) of any principal of the Loans or any reimbursement obligation in respect of any Unpaid Drawing; or (ii) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans, or any Fees or any other Obligations; or

(b) Representations, etc.: any representation, warranty or statement made by the Borrower or any other Credit Party herein or in any other Loan Document or in any statement, agreement, instrument or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

(c) Certain Covenants: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in Sections 6.01, 6.09, 6.10, 6.11 or Article VII of this Agreement; or

(d) Other Covenants: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Loan Document, other than those referred to in Section 8.01(a) or (b) or (c) above, and such default is not remedied within 30 days after the earlier of (i) an Authorized Officer of any Credit Party obtaining knowledge of such default or (ii) the Borrower receiving written notice of such default from the Administrative Agent (which notice the Administrative Agent shall give upon the direction of the Required Lenders); or

(e) Cross Default Under Other Agreements: the Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Material Indebtedness (other than the Obligations), and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Material Indebtedness to become due prior to its stated maturity; or any such Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof or by a mandatory prepayment required as a result of the issuance of additional debt or equity); or (iii) without limitation of the foregoing clauses, default in any payment obligation under a Designated Hedge Agreement, and such default shall continue after the applicable grace period, if any, specified in such Designated Hedge Agreement or any other agreement or instrument relating thereto; or

(f) Invalidity of Loan Documents; Liens: (i) any material provision, in the opinion of the Required Lenders, of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or under such Loan Document or satisfaction in full of all the Obligations, ceases to be in full force and effect; (ii) any Credit Party contests in any manner the validity or enforceability of any provision of any Loan Document to which it is a party and which has not been terminated in accordance with its terms; (iii) any Credit Party denies that it has any or further liability or obligation under any Loan Document to which it is a party and which has not been terminated in accordance with its terms, or purports to revoke, terminate or (other than in accordance with its terms) rescind any Loan Document; or (iv) the Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Document, in each case for any reason other than an affirmative act by the Administrative Agent or the failure of the Administrative Agent to take any action within its control; or

(g) Judgments: one or more judgments, orders or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not effectively reserved its rights) of $15,000,000 or more in the aggregate for all such unvacated, undischarged, unstayed or unbonded (as set forth below) judgments, orders and decrees for the Borrower and its Subsidiaries, and any such judgments or orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or

(h) Insolvency Event: any Insolvency Event shall occur with respect to the Borrower or any Subsidiary of the Borrower having assets of more than $15,000,000; or

(i) ERISA: (i) any of the events described in clauses (i) through (x) of Section 6.01(f) shall have occurred; and (ii) there shall result from any such event or events the imposition of a Lien or a liability or a material risk of incurring a liability that, in the case of any such liability or material risk of incurring a liability, the Required Lenders reasonably determine could reasonably be expected to have a Material Adverse Effect; or

(j) Change of Control: there occurs a Change of Control.

Section 8.02 Remedies. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions:

(a) declare the Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;

(b) declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all other Obligations (other than any Obligations under any Designated Hedge Agreements) owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; or

(c) exercise any other right or remedy available under any of the Loan Documents or applicable law;

provided that, if an Event of Default specified in Section 8.01(h) shall occur, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a) and/or (b) above shall occur automatically without the giving of any such notice.

Section 8.03 Application of Certain Payments and Proceeds. All payments and other amounts received by the Administrative Agent or any Lender through the exercise of remedies hereunder or under the other Loan Documents shall, unless otherwise required by the terms of the other Loan Documents or by applicable law, be applied as follows:

(i) first, to the payment of that portion of the Obligations constituting fees, indemnities and expenses and other amounts (including attorneys’ fees and amounts due under Article III) payable to the Administrative Agent in its capacity as such;

(ii) second, to the payment of that portion of the Obligations constituting fees, indemnities and expenses (including attorneys’ fees and amounts due under Article III) payable to each Lender or each LC Issuer, ratably among them in proportion to the aggregate of all such amounts;

(iii) third, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Unpaid Drawings with respect to Letters of Credit, ratably among the Lenders in proportion to the aggregate of all such amounts;

(iv) fourth, pro rata to the payment of (A) that portion of the Obligations constituting unpaid principal of the Loans and Unpaid Drawings, ratably among the Lenders and each LC Issuer in proportion to the aggregate of all such amounts, and (B) the amounts due to Designated Hedge Creditors under Designated Hedge Agreements subject to confirmation by the Administrative Agent that any calculations of termination or other payment obligations are being made in accordance with normal industry practice;

(v) fifth, to the Administrative Agent for the benefit of each LC Issuer to cash collateralize the Stated Amount of outstanding Letters of Credit;

(vi) sixth, to the payment of all other Obligations of the Credit Parties owing under or in respect of the Loan Documents that are then due and payable to the Administrative Agent, each LC Issuer, the Swing Line Lender, the Lenders and the Designated Hedge Creditors, ratably based upon the respective aggregate amounts of all such Obligations owing to them on such date; and

(vii) finally, any remaining surplus after all of the Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.

ARTICLE IX.

THE ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01 Appointment. Each Lender hereby irrevocably designates and appoints KeyBank to act as specified herein and in the other Loan Documents, and each such Lender hereby irrevocably authorizes KeyBank as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to, the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Article. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor any fiduciary relationship with any Lender or LC Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. Except for Section 9.11, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

Section 9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, sub-agents or attorneys-in-fact, and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

Section 9.03 Exculpatory Provisions. Neither the Administrative Agent nor any of its Related Parties shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Related Parties’ own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any of their respective officers contained in this Agreement, any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for any failure of the Borrower or any Subsidiary of the Borrower or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Subsidiary of the Borrower. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

Section 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, e-mail or other electronic transmission, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper Person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or all of the Lenders, as applicable, as to any matter that, pursuant to Section 11.12, can only be effectuated with the consent of all Lenders, or all Lenders, as the case may be), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

Section 9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 9.06 Non-Reliance. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its Related Parties have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including, without limitation, any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any of its Subsidiaries that may come into the possession of the Administrative Agent or any of its Related Parties other than as specifically required by this Agreement.

Section 9.07 No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”).

Section 9.08 USA Patriot Act. Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (i) within 10 days after the Closing Date, and (ii) at such other times as are required under the USA Patriot Act.

Section 9.09 Indemnification. The Lenders agree to indemnify the Administrative Agent and its Related Parties, ratably according to their pro rata share of the Aggregate Credit Facility Exposure (excluding Swing Loans) (determined at the time such indemnification is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent (in its capacity as Administrative Agent) or such Related Parties in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent or such Related Parties under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower; provided, however, that no Lender shall be liable to the Administrative Agent or any of its Related Parties for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent’s or such Related Parties’ gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent or any such Related Parties for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of all Obligations.

Section 9.10 The Administrative Agent in its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries and their Affiliates as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

Section 9.11 Successor Administrative Agent. The Administrative Agent may resign at any time upon not less than 30 days notice to the Lenders, each LC Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least $500,000,000. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and each LC Issuer, appoint a successor Administrative Agent meeting the requirements set forth in the preceding sentence; provided, however, that if the Administrative Agent shall notify the Borrower and the Lenders that no such successor is willing to accept such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the

Lenders or any LC Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and LC Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.02 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 9.12 Other Agents. Except as expressly set forth elsewhere in this Agreement, any Lender identified herein as a Syndication Agent, Documentation Agent, or Lead Arranger or any other corresponding title, other than “Administrative Agent,” shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

ARTICLE X.

GUARANTY

Section 10.01 Guaranty by the Borrower. The Borrower hereby unconditionally guarantees, for the benefit of the Benefited Creditors, all of the following (collectively, the “Borrower Guaranteed Obligations”): (a) all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued for the benefit of any LC Obligor (other than the Borrower) under this Agreement, and (b) all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing owing by any Subsidiary of the Borrower under any Designated Hedge Agreement or any other document or agreement executed and delivered in connection therewith to any Designated Hedge Creditor, in all cases under subparts (a) or (b) above, whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code). Upon failure by any Credit Party to pay punctually any of the Borrower Guaranteed Obligations, the Borrower shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any other applicable agreement or instrument.

Section 10.02 Additional Undertaking. As a separate, additional and continuing obligation, the Borrower unconditionally and irrevocably undertakes and agrees, for the benefit of the Benefited Creditors that, should any Borrower Guaranteed Obligations not be recoverable from the Borrower under Section 10.01 for any reason whatsoever (including, without limitation, by reason of any provision of any Loan Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other person, at any time, the Borrower, as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Benefited Creditors, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Loan Documents or any other applicable agreement or instrument.

Section 10.03 Guaranty Unconditional. The obligations of the Borrower under this Article shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

(a) any extension, renewal, settlement, compromise, waiver or release in respect to the Borrower Guaranteed Obligations under any agreement or instrument, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Agreement, any Note, any other Loan Document, or any agreement or instrument evidencing or relating to the Borrower Guaranteed Obligations;

(c) any release, non-perfection or invalidity of any direct or indirect security for the Borrower Guaranteed Obligations under any agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations;

(d) any change in the corporate existence, structure or ownership of any Credit Party or other Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Credit Party or other Subsidiary or its assets or any resulting release or discharge of any obligation of any Credit Party or other Subsidiary contained in any agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations;

(e) the existence of any claim, set-off or other rights which the Borrower may have at any time against any other Credit Party, the Administrative Agent, any Lender, any Affiliate of any Lender or any other person, whether in connection herewith or any unrelated transactions;

(f) any invalidity or unenforceability relating to or against any other Credit Party for any reason of any agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by any Credit Party of any of the Borrower Guaranteed Obligations; or

(g) any other act or omission of any kind by any other Credit Party, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Article, constitute a legal or equitable discharge of the Borrower’s obligations under this Section, all of which the Borrower hereby unconditionally waives to the fullest extent permitted by law, other than the irrevocable payment in full of all Borrower Guaranteed Obligations.

Section 10.04 Waivers. The Borrower unconditionally waives, to the maximum extent permitted under any applicable law now or hereafter in effect, insofar as its obligations under this Article are concerned, (a) notice of any of the matters referred to in Section 10.03, (b) all notices required by statute, rule of law or otherwise to preserve any rights against the Borrower hereunder, including, without limitation, any demand, presentment, proof or notice of dishonor or non-payment of any of the Borrower Guaranteed Obligations, notice of acceptance of the provisions of this Article X, notice of the incurrence of any of the Borrower Guaranteed Obligations, notice of any failure on the part of any Credit Party, any of their Subsidiaries or Affiliates, or any other Person, to perform or comply with any term or provision of the Credit Agreement, any other Loan Document or any other agreement or instrument to which the such Credit Party or any other Person is a party, or notice of the commencement of any proceeding against any other Person or its any of its property or assets, (c) any right to the enforcement, assertion or exercise against any Credit Party or against any other Person or any collateral of any right, power or remedy under or in respect of the Credit Agreement, any other Loan Document or any other agreement or instrument, and (d) any requirement that any such Credit Party be joined as a party to any proceedings against the Borrower or any other Person for the enforcement of any term or provision of the Credit Agreement, the other Loan Documents, the provisions of this Article X or any other agreement or instrument.

Section 10.05 Borrower Obligations to Remain in Effect; Restoration. The Borrower’s obligations under this Article shall remain in full force and effect until the Commitments shall have terminated, and the principal of and interest on the Notes and other Borrower Guaranteed Obligations, and all other amounts payable by the Borrower, any other Credit Party or other Subsidiary, under the Loan Documents or any other agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations, shall have been indefeasably paid in full. If at any time any payment of any of the Borrower Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Credit Party, the Borrower’s obligations under this Article with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

Section 10.06 Waiver of Acceptance, etc. The Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any other Credit Party or any other Person, or against any collateral or guaranty of any other Person.

Section 10.07 Subrogation. Until the indefeasible payment in full of all of the Obligations and the termination of the Commitments hereunder, the Borrower shall have no rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against any other Credit Party with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any such Credit Party in respect thereof.

Section 10.08 Effect of Stay. In the event that acceleration of the time for payment of any amount payable by any Credit Party under any of the Borrower Guaranteed Obligations is stayed upon insolvency, bankruptcy or reorganization of such Credit Party, all such amounts otherwise subject to acceleration under the terms of any applicable agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations shall nonetheless be payable by the Borrower under this Article forthwith on demand by the Administrative Agent.

ARTICLE XI.

MISCELLANEOUS

Section 11.01 Payment of Expenses, etc. The Borrower agrees to pay all of the following: (i) whether or not the transactions contemplated hereby are consummated, all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the Lead Arranger in connection with the negotiation, preparation, syndication, administration and execution and delivery of the Loan Documents and the documents and instruments referred to therein and the syndication of the Commitments; (ii) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with any amendment, waiver or consent relating to any of the Loan Documents; (iii) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lead Arranger and the

Lenders and any of their Affiliates that are owed any Obligations in connection with the enforcement of any of the Loan Documents, including, without limitation, the reasonable fees and disbursements of any individual counsel to the Administrative Agent, the Lead Arranger and a single counsel for the Lenders (including, without limitation, allocated costs of internal counsel); (iv) any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such indemnified Person) to pay such taxes.

Section 11.02 Indemnification. The Borrower agrees to indemnify the Administrative Agent, each Lender and the Lead Arranger and their respective Related Parties (collectively, the “Indemnitees”) from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (i) any investigation, litigation or other proceeding (whether or not any such Indemnitee is a party thereto) related to the entering into and/or performance of any Loan Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Loan Document, or (ii) (A) the presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries, (B) the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, if the Borrower or any such Subsidiary could have or is alleged to have any responsibility in respect thereof pursuant to Environmental Laws, (C) the non-compliance by the Borrower or any of its Subsidiaries with Environmental Laws (including applicable permits thereunder) applicable thereto, or (D) any Environmental Claim asserted against the Borrower or any of its Subsidiaries, in respect of any such owned, leased or operated Real Property, including, in the case of each of (i) and (ii) above, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or of any other Indemnitee who is such Person or an Affiliate of such Person). To the extent that the undertaking to indemnify, pay or hold harmless any Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities that is permissible under applicable law.

Section 11.03 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender and each LC Issuer is hereby authorized, except to the extent prohibited by law, at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender or such LC Issuer (including, without limitation, by branches, agencies and Affiliates of such Lender or LC Issuer wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Lender or LC Issuer under this Agreement or under any of the other Loan Documents, irrespective of whether or not such Lender or LC Issuer shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Lender and LC Issuer agrees to promptly notify the Borrower after any such set off and application, provided, however, that the failure to give such notice shall not affect the validity of such set off and application.

Section 11.04 Equalization.

(a) Equalization. If at any time any Lender receives any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) that is applicable to the payment of the principal of, or interest on, the Loans (other than Swing Loans), LC Participations, Swing Loan Participations or Fees (other than Fees that are intended to be paid solely to the Administrative Agent or an LC Issuer and amounts payable to a Lender under Article III), of a sum that with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount.

(b) Recovery of Amounts. If any amount paid to any Lender pursuant to subpart (a) above is recovered in whole or in part from such Lender, such original purchase shall be rescinded, and the purchase price restored ratably to the extent of the recovery.

(c) Consent of Borrower. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 11.05 Notices.

(a) Generally. Except in the case of notices and other communications expressly permitted hereunder to be given by telephone (and except as provided in subpart (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i) if to the Borrower, to it at 6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588, Attention: Carol R. Kaufman, Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer (Telecopier No. (925) 460-3662);

(ii) if to any other Credit Party, to it c/o the Borrower, 6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588, Attention: Carol R. Kaufman, Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer (Telecopier No. (925) 460-3662);

(iii) if to the Administrative Agent, to it at the Notice Office; and

(iv) if to a Lender, to it at its address (or telecopier number) set forth next to its name on the signature pages hereto or, in the case of any Lender that becomes a party to this Agreement by way of assignment under Section 11.06 of this Agreement, to it at the address set forth in the Assignment Agreement to which it is a party;

(b) Receipt of Notices. Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent and receipt has been confirmed by telephone. Notices delivered through electronic communications to the extent provided in subpart (c) below, shall be effective as provided in such subpart (c).

(c) Electronic Communications.

(i) Notices and other communications to the Administrative Agent, an LC Issuer or any Lender hereunder and required to be delivered pursuant to Sections 6.01(a), (b), (c), (d), (h), (i), (j) or (k) may be delivered or furnished by electronic communication (including e-mail and Internet or intranet web sites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent, any LC Issuer or the Borrower may, in their discretion, agree in a separate writing to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet web site shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the web site address therefor.

(ii) The Borrower agrees that the Administrative may make any information delivered by the Borrower to the Administrative Agent pursuant to Section 6.01 available to the Lenders by posting such notices on a secured website (such as Intralinks) or another secured electronic medium acceptable to the Borrower. The Borrower acknowledges that (A) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (B) such secured website and other electronic medium are provided “as is” and “as available” and (C) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of any such secured website or other electronic medium and each expressly disclaims liability for errors or omissions in any material or other information distributed via any such secured website or other electronic medium. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with any such secured website or other electronic medium.

(iii) Each Lender agrees that notice to such Lender (as provided in the next sentence) specifying that any information provided by the Borrower to the Administrative Agent pursuant to Section 6.01 has been posted on any secured website or other electronic medium in accordance with Section 11.05(c)(ii) above shall constitute effective delivery of such information to such Lender for purposes of this Agreement; provided that if requested by any Lender the Administrative Agent shall deliver a copy of such information to such Lender by email or telecopier. Each Lender agrees (A) to notify the Administrative Agent in writing of such Lender’s e-mail address to which such notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (B) that any notice may be sent to such e-mail address.

(d) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to each of the other parties hereto in accordance with Section 11.05(a).

Section 11.06 Successors and Assigns.

(a) Successors and Assigns Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders, provided, further, that any assignment or participation by a Lender of any of its rights and obligations hereunder shall be effected in accordance with this Section 11.06.

(b) Participations. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to an Eligible Assignee, provided that in the case of any such participation,

(i) the participant shall not have any rights under this Agreement or any of the other Loan Documents, including rights of consent, approval or waiver (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto),

(ii) such Lender’s obligations under this Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged,

(iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

(iv) such Lender shall remain the holder of the Obligations owing to it and of any Note issued to it for all purposes of this Agreement, and

(v) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender’s rights and obligations under this Agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except only that the participant shall be entitled to the benefits of Article III, and only to the extent that such Lender would be entitled to such benefits in the same amount and to the same degree if the participation had not been entered into or sold, and, provided further, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity or the date of any Scheduled Repayment of any of the Loans in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant’s participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any such Commitment), (y) release all or any substantial portion of the Collateral, or release any guarantor from its guaranty of any of the Obligations, except strictly in accordance with the terms of the Loan Documents, or (z) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

(c) Assignments by Lenders.

(i) Any Lender may assign all, or if less than all, any portion of its Loans, LC Participations, Swing Loan Participations and/or Commitments and its rights and obligations hereunder to one or more Eligible Assignees, each of which shall become a party to this Agreement as a Lender by execution of an Assignment Agreement; provided, however, that

(A) except in the case (x) of an assignment of the entire remaining amount of the assigning Lender’s Loans and/or Commitments or (y) an assignment to another Lender, an Affiliate of such Lender or an Approved Fund of any Lender, the aggregate amount of the Commitment so assigned (which for this purpose includes the Loans outstanding thereunder) shall not be less than (1) $5,000,000, in the case of any assignment relating to a Revolving Commitment, or (2) $1,000,000, in the case of any assignment relating to a Term Commitment;

(B) in the case of any assignment to an Eligible Assignee at the effective time of any such assignment, as determined by the Administrative Agent in accordance with subsection (iv) below, the Lender Register shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders;

(C) upon surrender of the old Notes, if any, upon request of the new Lender, new Notes will be issued, at the Borrower’s expense, to such new Lender and to the assigning Lender, to the extent needed to reflect the revised Commitments; and

(D) unless waived by the Administrative Agent, the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 (treating multiple contemporaneous assignments to or from Approved Funds of a single Lender as one assignment for purposes of such requirement).

(ii) To the extent of any assignment pursuant to this subpart (c), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments.

(iii) At the time of each assignment pursuant to this subpart (c) to a Person that is not already a Lender hereunder, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the applicable Internal Revenue Service Forms (and any necessary additional documentation) described in Section 3.03(b).

(iv) With respect to any Lender, the transfer of any Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to this subpart (c).

(v) Nothing in this Section shall prevent or prohibit (A) any Lender that is a bank, trust company or other financial institution from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (B) any Lender that is a trust, limited liability company, partnership, fund or other investment company from pledging its Notes or Loans to a trustee or agent for the benefit of holders of certificates or debt securities issued by it. No such pledge, or any assignment pursuant to or in lieu of an enforcement of such a pledge, shall relieve the transferor Lender from its obligations hereunder.

(d) No SEC Registration or Blue Sky Compliance. Notwithstanding any other provisions of this Section, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any State.

(e) Representations of Lenders. Each Lender initially party to this Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by this Section will, upon its becoming party to this Agreement, represents that it is a commercial lender, other financial institution or other “accredited” investor (as defined in SEC Regulation D) that makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business; provided, however, that subject to the preceding Sections 11.06(b) and (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

Section 11.07 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of a Loan or any LC Issuance shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any LC Issuer may have had notice or knowledge of such Default or Event of Default at the time. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that the Administrative Agent or any Lender would otherwise have.

Section 11.08 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the Supreme Court of the State of New York sitting in New York County or in the United States District Court of the Southern District of New York, and, by

execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices pursuant to Section 11.05, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

(b) The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in Section 11.08(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

Section 11.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

Section 11.10 Integration. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof; provided, however, that, notwithstanding the foregoing, any term or provision set forth in that certain Mandate Letter, dated as of October 26, 2005, between the Borrower and KeyBank and that certain Arrangement Fee Letter, dated as of October 26, 2005, between the Borrower and KeyBank that, pursuant to the express terms of either such letter, survives beyond the Closing Date, shall continue to remain in effect in accordance with the terms of such letters.

Section 11.11 Headings Descriptive. The headings of the several Sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 11.12 Amendment or Waiver.

(a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, changed, waived or otherwise modified unless such amendment, change, waiver or other modification is in writing and signed by the Borrower, the Administrative Agent and the Required Lenders or by the Administrative Agent acting at the written direction of the Required Lenders; provided, however, that

(i) no change, waiver or other modification shall

(A) increase the amount of any Commitment of any Lender hereunder (other than as provided in Section 2.02(b)), without the written consent of such Lender;

(B) extend or postpone the Revolving Facility Termination Date, a Term Loan Maturity Date or the maturity date provided for herein that is applicable to any Loan of any Lender, extend or postpone the expiration date of any Letter of Credit in which such Lender has an LC Participation beyond the latest expiration date for a Letter of Credit provided for herein, or extend or postpone any scheduled expiration or termination date provided for herein that is applicable to a Commitment of any Lender, without the written consent of such Lender;

(C) reduce the principal amount of any Loan made by any Lender, or reduce the rate or extend the time of payment of, or excuse the payment of, interest thereon (other than as a result of (x) waiving the applicability of any post-default increase in interest rates or (y) any amendment to defined terms used in financial covenants), without the written consent of such Lender (it being understood that a modification to or waiver of Section 2.13(c)(iv), (v) or (vi) or to the definitions Cash Proceeds or Net Cash Proceeds shall only require the consent of the Required Revolving Lenders and the Required Term Lenders);

(D) reduce the amount of any Unpaid Drawing, or reduce the rate or extend the time of payment of, or excuse the payment of, interest thereon (other than as a result of waiving the applicability of any post-default increase in interest rates), without the written consent of each Revolving Lender;

(E) reduce the rate or extend the time of payment of, or excuse the payment of, any Fees to which any Lender is entitled hereunder, without the written consent of such Lender; or

(F) amend, modify or waive (which shall include the waiver of any existing Default or Event of Default) any condition precedent to any extension of credit under the Revolving Facility set forth in Section 4.2 without the written consent of the Required Revolving Lenders;

(ii) no change in, or waiver or other modification otherwise affecting, the amount or time of payment of (A) the Scheduled Repayments provided for in Section 2.13(b) to which a Term Lender shall be entitled shall be made without the written consent of each Term Lender and the Required Revolving Lenders, and (B) any scheduled or mandatory reduction in the Total Revolving Commitment provided for in Section 2.12 to which a Revolving Lender shall be entitled shall be made without the written consent of each Revolving Lender and the Required Term Lenders;

(iii) unless another subpart of this Section 11.12 is specifically applicable, no change, waiver or other modification directly affecting the rights and benefits of the Revolving Lenders or the Term Lenders, as applicable, and not all Lenders in a like or similar manner, shall be made without the written consent of the Required Revolving Lenders or the Required Term Lenders, as the case may be, which are directly affected thereby;

(iv) no change, waiver or other modification or termination shall, without the written consent of each Lender directly affected thereby,

(A) release the Borrower from any of its obligations hereunder or any Loan Document;

(B) release the Borrower from its guaranty obligations under Article X or release any Credit Party from the Subsidiary Guaranty, except, in the case of a Subsidiary Guarantor, in accordance with a transaction permitted under this Agreement;

(C) release all or substantially all of the Collateral, except in accordance with a transaction permitted under this Agreement;

(D) amend, modify or waive any provision of this Section 11.12, Section 2.14(c) or (e), Section 8.03, or any other provision of any of the Loan Documents pursuant to which the consent or approval of all Lenders, or a number or specified percentage or other required grouping of Lenders or Lenders having Commitments, is by the terms of such provision explicitly required;

(E) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders, Required Revolving Lenders or Required Term Lenders; or

(F) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

(v) the Administrative Agent, without the direction or separate authorization of the Required Lenders, may approve any change, waiver or other modification that is of a routine, administrative, ministerial or non-controversial nature, as reasonably determined by the Administrative Agent, and any such change, waiver or modification approved by the Administrative Agent shall be binding on the Lenders.

Any waiver or consent with respect to this Agreement given or made in accordance with this Section shall be effective only in the specific instance and for the specific purpose for which it was given or made.

(b) No provision of Section 2.05 or any other provision in this Agreement specifically relating to Letters of Credit may be amended without the consent of any LC Issuer adversely affected thereby.

(c) No provision of Article IX may be amended without the consent of the Administrative Agent and no provision of Section 2.04 may be amended without the consent of the Swing Line Lender.

(d) To the extent the Required Lenders (or all of the Lenders as shall be required by this Section) waive the provisions of Section 7.02 with respect to the sale, transfer or other disposition of any Collateral, or any Collateral is sold, transferred or disposed of as permitted by Section 7.02, (i) such

Collateral shall be sold, transferred or disposed of free and clear of the Liens created by the respective Security Documents; (ii) if such Collateral includes all of the capital stock of a Subsidiary that is a party to the Subsidiary Guaranty or whose stock is pledged pursuant to the Security Agreement, such capital stock shall be released from the Security Agreement and such Subsidiary shall be released from the Subsidiary Guaranty; and (iii) the Administrative Agent shall be authorized to take actions deemed appropriate by it in order to effectuate the foregoing.

Section 11.13 Survival of Indemnities. All indemnities set forth herein including, without limitation, in Article III (subject to the limitations set forth Section 3.01(c)), Section 9.09 or Section 11.02 shall survive the execution and delivery of this Agreement and the making and repayment of the Obligations and any assignment made pursuant to Section 11.06(c).

Section 11.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender; provided, however, that the Borrower shall not be responsible for costs arising under Section 3.01 resulting from any such transfer (other than a transfer pursuant to Section 3.05) to the extent not otherwise applicable to such Lender with respect to its Loans prior to such transfer.

Section 11.15 Confidentiality.

(a) Each of the Administrative Agent, each LC Issuer and the Lenders agrees to maintain the confidentiality of all Confidential Information, except that Confidential Information may be disclosed (i) to its and its Affiliates’ directors, officers, trustees, employees and agents, including accountants, legal counsel and other advisors in connection with the performance of their duties relating to the Credit Parties and the Loan Documents (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (ii) to any direct contractual counterparty in any Hedge Agreement (or to any such contractual counterparty’s professional advisor, so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 11.15, (iii) to the extent requested by any regulatory authority, (iv) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (v) to any other party to this Agreement, (vi) in connection with the exercise of any remedies hereunder or under any of the other Loan Documents, or any suit, action or proceeding relating to this Agreement or any of the other Loan Documents or the enforcement of rights hereunder or thereunder, (vii) subject to an agreement containing provisions substantially the same as those of this Section 11.15, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, or (viii) with the consent of the Borrower.

(b) As used in this Section, “Confidential Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any LC Issuer or any Lender on a non-confidential basis prior to disclosure by the Borrower.

(c) Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as would be exercised by a prudent person, acting reasonably and responsibly. The Borrower hereby agrees that the failure of the Administrative Agent, any LC Issuer or any Lender to comply with the provisions of this Section shall not relieve the Borrower, or any other Credit Party, of any of their obligations under this Agreement or any of the other Loan Documents.

Section 11.16 Limitations on Liability of the LC Issuers. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither any LC Issuer nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by an LC Issuer against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the LC Obligor shall have a claim against an LC Issuer, and an LC Issuer shall be liable to such LC Obligor, to the extent of any direct, but not consequential, damages suffered by such LC Obligor that such LC Obligor proves were caused by (i) such LC Issuer’s willful misconduct or gross negligence or failure to follow the standards of care specified in the UCC or (ii) such LC Issuer’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, an LC Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 11.17 General Limitation of Liability. No claim may be made by any Credit Party, any Lender, the Administrative Agent, any LC Issuer or any other Person against the Administrative Agent, any LC Issuer, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 11.18 Lenders and Agent Not Fiduciary to Borrower, etc. The relationship among the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent, each LC Issuer and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent, each LC Issuer and the Lenders have no fiduciary or other special relationship with the Borrower and its Subsidiaries, and no term or provision of any Loan Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

Section 11.19 Survival of Representations and Warranties. All representations and warranties herein shall survive the making of Loans and all LC Issuances hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf.

Section 11.20 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 11.21 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action, event, condition or circumstance is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations or restrictions of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or event, condition or circumstance exists.

Section 11.22 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Base Rate to the date of repayment, shall have been received by such Lender.

Section 11.23 Judgment Currency. If the Administrative Agent, on behalf of the Lenders, obtains a judgment or judgments against the Borrower in a Designated Foreign Currency, any Dollar denominated obligations of the Borrower in respect of any sum adjudged to be due to the Administrative Agent or the Lenders hereunder or under the Notes (the “Judgment Amount”) shall be discharged only to the extent that, on the Business Day following receipt by the Administrative Agent of the Judgment Amount in the Designated Foreign Currency, the Administrative Agent, in accordance with normal banking procedures, may purchase Dollars with the Judgment Amount in such Designated Foreign Currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount which has accrued as a result of the failure of the Borrower to pay the sum originally due hereunder or under the Notes when it was originally due hereunder or under the Notes) was originally due and owing (the “Original Due Date”) to the Administrative Agent or the Lenders hereunder or under the Notes (the “Loss”), the Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, the Administrative Agent or such Lender agrees to remit such excess to the Borrower.

Section 11.24 USA Patriot Act. Each Lender subject to the USA Patriot Act hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA Patriot Act.

Section 11.25 Amendment and Restatement. The parties hereto agree that this Agreement amends and restates in its entirety the Existing Credit Agreement and that references to the “Credit Agreement” in the other Loan Documents shall be considered references to this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

THE COOPER COMPANIES, INC.

		By:	/s/ Carol R. Kaufman
			Name:	Carol R. Kaufman
			Title:	Senior Vice President of Legal
Affairs, Secretary & Chief
Administrative Officer

Address:	127 Public Square Cleveland, OH 44114 Attention: Melissa Pelham Fax: (216) 689-5962	KEYBANK NATIONAL ASSOCIATION, as the Administrative Agent, Lead Arranger, the Swing Line Lender, a Lender and an LC Issuer
		By:	/s/ Marianne T. Meil
			Name:	Marianne T. Meil
			Title:	Vice President

[Signature pages of other Lenders follow.]

Signature Page to the

Credit Agreement

dated as of December 12, 2005

among

The Cooper Companies, Inc., as the Borrower,

KeyBank National Association, as the Administrative Agent,

Lead Arranger, Sole Bookrunner, the Swing Line Lender, a Lender and an LC Issuer,

JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents,

Harris N.A. and Union Bank of California, N.A., as Co-Documentation Agents,

and

The Royal Bank of Scotland plc and BNP Paribas, as Co-Managing Agents

Address:	1999 Avenue of the Stars, Ste. 2700 Los Angeles, CA 90067 Attention: Jana Chiat	JPMORGAN CHASE BANK, N.A.
		By:	/s/ Clara Sohan
			Name:	Clara Sohan
			Title:	Vice President

Signature Page to the

Credit Agreement

dated as of December 12, 2005

among

The Cooper Companies, Inc., as the Borrower,

KeyBank National Association, as the Administrative Agent,

Lead Arranger, Sole Bookrunner, the Swing Line Lender, a Lender and an LC Issuer,

JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents,

Harris N.A. and Union Bank of California, N.A., as Co-Documentation Agents,

and

The Royal Bank of Scotland plc and BNP Paribas, as Co-Managing Agents

Address:	200 Pringle Avenue, Suite 500 Walnut Creek, CA 94596 Attention: Buddy Montgomery	UNION BANK OF CALIFORNIA, N.A.
		By:	/s/ Henry G. Montgomery
			Name:	Henry G. Montgomery
			Title:	Vice President

Signature Page to the

Credit Agreement

dated as of December 12, 2005

among

The Cooper Companies, Inc., as the Borrower,

KeyBank National Association, as the Administrative Agent,

Lead Arranger, Sole Bookrunner, the Swing Line Lender, a Lender and an LC Issuer,

JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents,

Harris N.A. and Union Bank of California, N.A., as Co-Documentation Agents,

and

The Royal Bank of Scotland plc and BNP Paribas, as Co-Managing Agents

Address:	Harris Nesbitt 111 W Monroe	HARRIS N.A.
	Chicago, IL 60603	By:	/s/ Mark W. Piekos
	Attention: Todd Kostelnik		Name:	Mark W. Piekos
			Title:	Director

Signature Page to the

Credit Agreement

dated as of December 12, 2005

among

The Cooper Companies, Inc., as the Borrower,

KeyBank National Association, as the Administrative Agent,

Lead Arranger, Sole Bookrunner, the Swing Line Lender, a Lender and an LC Issuer,

JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents,

Harris N.A. and Union Bank of California, N.A., as Co-Documentation Agents,

and

The Royal Bank of Scotland plc and BNP Paribas, as Co-Managing Agents

Address:	Sears Tower 233 S. Wacker Dr., 86th Floor Chicago, IL 60606 Attention: Carrie Stead	CITICORP NORTH AMERICA, INC.

		By:	/s/ Caroline Stead
			Name:	Caroline Stead
			Title:	Vice President

Signature Page to the

Credit Agreement

dated as of December 12, 2005

among

The Cooper Companies, Inc., as the Borrower,

KeyBank National Association, as the Administrative Agent,

Lead Arranger, Sole Bookrunner, the Swing Line Lender, a Lender and an LC Issuer,

JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents,

Harris N.A. and Union Bank of California, N.A., as Co-Documentation Agents,

and

The Royal Bank of Scotland plc and BNP Paribas, as Co-Managing Agents

Address:	2nd Floor, Turnpike House 123 High Street Crawley	THE ROYAL BANK OF SCOTLAND PLC
	West Sussex	By:	/s/ Alan Swetman
	RH10 1DQ		Name:	Alan Swetman
	England		Title:	Head of Large Corporates
Attention: Andy Killingback

Signature Page to the

Credit Agreement

dated as of December 12, 2005

among

The Cooper Companies, Inc., as the Borrower,

KeyBank National Association, as the Administrative Agent,

Lead Arranger, Sole Bookrunner, the Swing Line Lender, a Lender and an LC Issuer,

JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents,

Harris N.A. and Union Bank of California, N.A., as Co-Documentation Agents,

and

The Royal Bank of Scotland plc and BNP Paribas, as Co-Managing Agents

Address:	One Front Street, 23rd Floor San Francisco, CA 94111 Attention: Katherine Wolfe	BNP PARIBAS
		By:	/s/ Katherine Wolfe
			Name:	Katherine Wolfe
			Title:	Director

		By:	/s/ Sandy Bertram
			Name:	Sandy Bertram
			Title:	Vice President

Signature Page to the

Credit Agreement

dated as of December 12, 2005

among

The Cooper Companies, Inc., as the Borrower,

KeyBank National Association, as the Administrative Agent,

Lead Arranger, Sole Bookrunner, the Swing Line Lender, a Lender and an LC Issuer,

JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents,

Harris N.A. and Union Bank of California, N.A., as Co-Documentation Agents,

and

The Royal Bank of Scotland plc and BNP Paribas, as Co-Managing Agents

Address:	c/o Calyon Los Angeles Branch 515 South Flower Street Suite 2200	CALYON NEW YORK BRANCH
	Los Angeles, CA 90071	By:	/s/ Dianne M. Scott
	Attention: Denise Nakamura		Name:	Dianne M. Scott
			Title:	Managing Director

		By:	/s/ Ronald G. Moore
			Name:	Ronald G. Moore
			Title:	Director

Signature Page to the

Credit Agreement

dated as of December 12, 2005

among

The Cooper Companies, Inc., as the Borrower,

KeyBank National Association, as the Administrative Agent,

Lead Arranger, Sole Bookrunner, the Swing Line Lender, a Lender and an LC Issuer,

JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents,

Harris N.A. and Union Bank of California, N.A., as Co-Documentation Agents,

and

The Royal Bank of Scotland plc and BNP Paribas, as Co-Managing Agents

Address:	Bank of America 530 Lytton Ave., Suite 101 Palo Alto, CA 94301	BANK OF AMERICA
	Attention: John C. Plecque	By:	/s/ John C. Plecque
			Name:	John C. Plecque
			Title:	Senior Vice President

Signature Page to the

Credit Agreement

dated as of December 12, 2005

among

The Cooper Companies, Inc., as the Borrower,

KeyBank National Association, as the Administrative Agent,

Lead Arranger, Sole Bookrunner, the Swing Line Lender, a Lender and an LC Issuer,

JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents,

Harris N.A. and Union Bank of California, N.A., as Co-Documentation Agents,

and

The Royal Bank of Scotland plc and BNP Paribas, as Co-Managing Agents

Address:	One Front Street 21st Floor San Francisco, CA 94111	WELLS FARGO HSBC TRADE BANK, N.A.
	Attention: Missy Dolski	By:	/s/ Missy Dolski
			Name:	Missy Dolski
			Title:	Relationship Manager

Signature Page to the

Credit Agreement

dated as of December 12, 2005

among

The Cooper Companies, Inc., as the Borrower,

KeyBank National Association, as the Administrative Agent,

Lead Arranger, Sole Bookrunner, the Swing Line Lender, a Lender and an LC Issuer,

JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents,

Harris N.A. and Union Bank of California, N.A., as Co-Documentation Agents,

and

The Royal Bank of Scotland plc and BNP Paribas, as Co-Managing Agents

Address:	601 Montgomery Street	HSBC BANK USA, NATIONAL ASSOCIATION
10th Floor
San Francisco, CA 94111
	Attention: Robert P. Reynolds	By:	/s/ Robert P. Reynolds
			Name:	Robert P. Reynolds
			Title:	Vice President

Signature Page to the

Credit Agreement

dated as of December 12, 2005

among

The Cooper Companies, Inc., as the Borrower,

KeyBank National Association, as the Administrative Agent,

Lead Arranger, Sole Bookrunner, the Swing Line Lender, a Lender and an LC Issuer,

JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents,

Harris N.A. and Union Bank of California, N.A., as Co-Documentation Agents,

and

The Royal Bank of Scotland plc and BNP Paribas, as Co-Managing Agents

Address:	201 Fourth Avenue North,	SUNTRUST BANK
3rd Floor
Nashville, TN 37219
	Attention: Bill Priester	By:	/s/ William D. Priester
			Name:	William D. Priester
			Title:	Director

Signature Page to the

Credit Agreement

dated as of December 12, 2005

among

The Cooper Companies, Inc., as the Borrower,

KeyBank National Association, as the Administrative Agent,

Lead Arranger, Sole Bookrunner, the Swing Line Lender, a Lender and an LC Issuer,

JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents,

Harris N.A. and Union Bank of California, N.A., as Co-Documentation Agents,

and

The Royal Bank of Scotland plc and BNP Paribas, as Co-Managing Agents

Address:	2 Bethesda Metro Center	GENERAL ELECTRIC CAPITAL CORPORATION
Bethesda, MD 02814
Attention: Peter B. Zone
		By:	/s/ Parminder Atwal
			Name:	Parminder Atwal
			Title:	Its Duly Authorized Signatory

Signature Page to the

Credit Agreement

dated as of December 12, 2005

among

The Cooper Companies, Inc., as the Borrower,

KeyBank National Association, as the Administrative Agent,

Lead Arranger, Sole Bookrunner, the Swing Line Lender, a Lender and an LC Issuer,

JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents,

Harris N.A. and Union Bank of California, N.A., as Co-Documentation Agents,

and

The Royal Bank of Scotland plc and BNP Paribas, as Co-Managing Agents

Address:	Allied Irish Banks, p.l.c.	ALLIED IRISH BANKS, P.L.C.
405 Park Avenue
4th Floor
	New York, NY 10022	By:	/s/ Joseph Augustini
	Attention: Joseph Augustini		Name:	Joseph Augustini
			Title:	Vice President

		By:	/s/ Roisin O’Connell
			Name:	Roisin O’Connell
			Title:	Vice President

Signature Page to the

Credit Agreement

dated as of December 12, 2005

among

The Cooper Companies, Inc., as the Borrower,

KeyBank National Association, as the Administrative Agent,

Lead Arranger, Sole Bookrunner, the Swing Line Lender, a Lender and an LC Issuer,

JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents,

Harris N.A. and Union Bank of California, N.A., as Co-Documentation Agents,

and

The Royal Bank of Scotland plc and BNP Paribas, as Co-Managing Agents

Address:	The Bank of Nova Scotia	THE BANK OF NOVA SCOTIA
Suite 2700
600 Peachtree Street N.E.
	Atlanta, GA 30308	By:	/s/ Carolyn Calloway
	Attention: Dana Maloney		Name:	Carolyn Calloway
	Phone: 404-877-1524		Title:	Managing Director

Signature Page to the

Credit Agreement

dated as of December 12, 2005

among

The Cooper Companies, Inc., as the Borrower,

KeyBank National Association, as the Administrative Agent,

Lead Arranger, Sole Bookrunner, the Swing Line Lender, a Lender and an LC Issuer,

JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents,

Harris N.A. and Union Bank of California, N.A., as Co-Documentation Agents,

and

The Royal Bank of Scotland plc and BNP Paribas, as Co-Managing Agents

Address:	225 East Avenue	MANUFACTURERS AND TRADERS TRUST COMPANY
Rochester, NY 14604
Attention: Jon M. Fogle
		By:	/s/ Jon M. Fogle
			Name:	Jon M. Fogle
			Title:	Vice President

Signature Page to the

Credit Agreement

dated as of December 12, 2005

among

The Cooper Companies, Inc., as the Borrower,

KeyBank National Association, as the Administrative Agent,

Lead Arranger, Sole Bookrunner, the Swing Line Lender, a Lender and an LC Issuer,

JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents,

Harris N.A. and Union Bank of California, N.A., as Co-Documentation Agents,

and

The Royal Bank of Scotland plc and BNP Paribas, as Co-Managing Agents

Address:	Comerica	COMERICA
611 Anton Blvd., 4th Floor
Costa Mesa, CA 92626
	Attention: Don R. Carruth	By:	/s/ Don R. Carruth
			Name:	Don R. Carruth
			Title:	Corporate Banking Officer

Signature Page to the

Credit Agreement

dated as of December 12, 2005

among

The Cooper Companies, Inc., as the Borrower,

KeyBank National Association, as the Administrative Agent,

Lead Arranger, Sole Bookrunner, the Swing Line Lender, a Lender and an LC Issuer,

JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents,

Harris N.A. and Union Bank of California, N.A., as Co-Documentation Agents,

and

The Royal Bank of Scotland plc and BNP Paribas, as Co-Managing Agents

Address:	1900 East Ninth St.	NATIONAL CITY BANK
Locator 01-2077
Cleveland, OH 44114
	Attention: Frank Byrne	By:	/s/ Frank Byrne
			Name:	Frank Byrne
			Title:	Assistant Vice President

Signature Page to the

Credit Agreement

dated as of December 12, 2005

among

The Cooper Companies, Inc., as the Borrower,

KeyBank National Association, as the Administrative Agent,

Lead Arranger, Sole Bookrunner, the Swing Line Lender, a Lender and an LC Issuer,

JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents,

Harris N.A. and Union Bank of California, N.A., as Co-Documentation Agents,

and

The Royal Bank of Scotland plc and BNP Paribas, as Co-Managing Agents

Address:	La Touche House,	THE GOVERNOR & COMPANY OF THE BANK OF IRELAND
I.F.S.C.,
Custom House Docks,
	Dublin 1,	By:	/s/ Gráinne Fenton
	Ireland		Name:	Gráinne Fenton
	Attention: Gráinne Fenton		Title:	Deputy Manager

		By:	/s/ Deirdre Reddan
			Name:	Deirdre Reddan
			Title:	Senior Manager

Signature Page to the

Credit Agreement

dated as of December 12, 2005

among

The Cooper Companies, Inc., as the Borrower,

KeyBank National Association, as the Administrative Agent,

Lead Arranger, Sole Bookrunner, the Swing Line Lender, a Lender and an LC Issuer,

JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents,

Harris N.A. and Union Bank of California, N.A., as Co-Documentation Agents,

and

The Royal Bank of Scotland plc and BNP Paribas, as Co-Managing Agents

Address:	10990 Wilshire Boulevard	THE BANK OF NEW YORK
Suite 1125
Los Angeles, CA 90024
	Attention: Robert Besser	By:	/s/ Robert Besser
			Name:	Robert Besser
			Title:	Vice President

Schedule 1

Lenders and Commitments

Lender	Revolving Commitment	Revolving Facility Percentage	Term Commitment
KeyBank National Association	$38,333,333.00	7.670%	$19,166,667.00
JPMorgan Chase Bank	$36,000,000.00	7.200%	$18,000,000.00
Union Bank of California, N.A.	$36,000,000.00	7.200%	$18,000,000.00
Harris N.A.	$36,000,000.00	7.200%	$18,000,000.00
Citicorp North America, Inc.	$36,000,000.00	7.200%	$18,000,000.00
The Royal Bank of Scotland plc	$33,333,333.00	6.670%	$16,666,667.00
BNP Paribas	$30,000,000.00	6.000%	$15,000,000.00
Calyon New York Branch	$26,666,667.00	5.333%	$13,333,333.00
Bank of America, N.A.	$26,666,667.00	5.333%	$13,333,333.00
Wells Fargo HSBC Trade Bank, N.A.	$25,000,000.00	5.000%	$12,500,000.00
HSBC Bank USA, National Association	$23,333,333.00	4.670%	$11,666,667.00
SunTrust Bank	$23,333,333.00	4.670%	$11,666,667.00
General Electric Capital Corporation	$20,000,000.00	4.000%	$10,000,000.00
Allied Irish Banks, p.l.c.	$20,000,000.00	4.000%	$10,000,000.00
The Bank of Nova Scotia	$16,666,667.00	3.330%	$8,333,333.00
Manufacturers and Traders Trust Company	$16,666,667.00	3.330%	$8,333,333.00
Comerica Bank	$16,666,667.00	3.330%	$8,333,333.00
National City Bank	$16,666,667.00	3.330%	$8,333,333.00
The Governor and Company of the Bank of Ireland	$12,666,666.00	2.534%	$6,333,334.00
The Bank of New York	$10,000,000.00	2.000%	$5,000,000.00

Total:	$500,000,000.00	100%	$250,000,000.00

Schedule 3

Existing Letters of Credit

Letter of Credit #	Issue Date	Expiry Date	Amount	Beneficiary
S30127300	January 6, 2005	March 30, 2006	$3,544,600.00	National Westminster Bank
S30606000	January 6, 2005	January 31, 2006	$121,290.00	Credit Lyonnais